                                                                     EXHIBIT 4.5


================================================================================


                                CREDIT AGREEMENT

                            DATED AS OF JUNE 8, 2001

                                      AMONG

                                IDEX CORPORATION

                             BANK OF AMERICA, N.A.,
                            AS AGENT AND ISSUING BANK

                                       AND

                  THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO

                         BANC OF AMERICA SECURITIES LLC,

                   AS SOLE LEAD ARRANGER AND SOLE BOOK MANAGER


================================================================================

                                TABLE OF CONTENTS

                                                                                                                Page
                                                                                                                ----

ARTICLE I - DEFINITIONS...........................................................................................1
   1.01     Certain Defined Terms.  ..............................................................................1
   1.02     Other Interpretive Provisions........................................................................29
   1.03     Accounting Principles................................................................................30
   1.04     Currency Equivalents Generally.......................................................................30
   1.05     Rounding.............................................................................................30
   1.06     References to Agreements and Laws....................................................................30

ARTICLE II - THE CREDITS.........................................................................................31
   2.01     Amounts and Terms of Commitments.....................................................................31
   2.02     Loan Accounts, Evidence of Debt......................................................................31
   2.03     Procedure for Committed Borrowing....................................................................32
   2.04     Conversion and Continuation Elections for Committed Loans............................................33
   2.05     Utilization of Revolving Commitments in Offshore Currencies..........................................35
   2.06     Bid Borrowings.......................................................................................37
            (a)     General......................................................................................37
            (b)     Procedure for Bid Borrowings.................................................................37
            (c)     Submitting Competitive Bids..................................................................38
            (d)     Notice to Company of Competitive Bids........................................................39
            (e)     Acceptance of Competitive Bids...............................................................40
            (f)     Procedures for Identical Bids................................................................40
            (g)     Notice to Banks of Acceptance or Rejection of Bids...........................................40
   2.07     Voluntary Termination or Reduction of Commitments....................................................41
   2.08     Optional Prepayments.................................................................................41
   2.09     Currency Exchange Fluctuations.......................................................................42
   2.10     Mandatory Prepayments and Repayment..................................................................42
            (a)     Mandatory Prepayments of Loans...............................................................42
            (b)     Repayment....................................................................................42
            (c)     Mandatory Prepayment of Excess Receivables Sale Proceeds
                    or Subsidiary Debt...........................................................................43
   2.11     Interest.............................................................................................43
   2.12     Fees.................................................................................................44
            (a)     Arrangement, Agency Fees.....................................................................44
            (b)     Facility Fees................................................................................44
            (c)     Utilization Fees.............................................................................44
   2.13     Computation of Fees and Interest.....................................................................45
   2.14     Payments by the Company..............................................................................45
   2.15     Payments by the Banks to the Agent...................................................................46
   2.17     Increase in Commitments..............................................................................47
   2.18     Termination of Existing Credit Agreement.............................................................49

                                             Credit Agreement - Idex Corporation

ARTICLE III - THE LETTERS OF CREDIT..............................................................................49
   3.01     The Letter of Credit Subfacility.....................................................................49
   3.02     Issuance, Amendment and Renewal of Letters of Credit.................................................50
   3.03     Risk Participations, Drawings and Reimbursements.....................................................52
   3.04     Repayment of Participations..........................................................................54
   3.05     Role of the Issuing Bank.............................................................................54
   3.06     Obligations Absolute.................................................................................55
   3.07     Letter of Credit Fees................................................................................56
   3.08     Applicability of ISP98 and UCP.......................................................................57
   3.09     Outstanding Letters of Credit........................................................................57

ARTICLE IV - TAXES, YIELD PROTECTION AND ILLEGALITY..............................................................58
   4.01     Taxes................................................................................................58
   4.02     Illegality...........................................................................................59
   4.03     Increased Costs and Reduction of Return..............................................................60
   4.04     Funding Losses.......................................................................................61
   4.05     Inability to Determine Rates.........................................................................61
   4.06     Reserves on Offshore Rate Loans......................................................................62
   4.07     Certificates of Banks................................................................................62
   4.08     Substitution of Banks................................................................................63
   4.09     Survival.............................................................................................63

ARTICLE V - CONDITIONS PRECEDENT.................................................................................63
   5.01     Conditions of Initial Loans..........................................................................63
            (a)     Loan Documents...............................................................................63
            (b)     Resolutions; Incumbency......................................................................63
            (c)     Organization Documents; Good Standing........................................................64
            (d)     Legal Opinions...............................................................................64
            (e)     Payment of Fees..............................................................................64
            (f)     Certificate..................................................................................64
            (g)     Cancellation of the German Facility..........................................................64
            (h)     Other Documents..............................................................................64
   5.02     Conditions to All Credit Extensions..................................................................64
            (a)     Notice of Borrowing or Issuance..............................................................65
            (b)     Continuation of Representations and Warranties...............................................65
            (c)     No Existing Default..........................................................................65

ARTICLE VI - REPRESENTATIONS AND WARRANTIES......................................................................65
   6.01     Corporate Existence and Power........................................................................65
   6.02     Corporate Authorization; No Contravention............................................................66
   6.03     Governmental Authorization...........................................................................66
   6.04     Binding Effect.......................................................................................66
   6.05     Litigation...........................................................................................66
   6.06     No Default...........................................................................................67
   6.07     ERISA Compliance.....................................................................................67

                                       ii
                                             Credit Agreement - Idex Corporation

   6.08     Use of Proceeds; Margin Regulations..................................................................68
   6.09     Title to Properties..................................................................................68
   6.10     Taxes................................................................................................68
   6.11     Financial Condition..................................................................................68
   6.12     Environmental Matters................................................................................69
   6.13     Regulated Entities...................................................................................69
   6.14     Subsidiaries.........................................................................................69
   6.15     Insurance............................................................................................69
   6.16     Swap Obligations.....................................................................................69
   6.17     Full Disclosure......................................................................................69

ARTICLE VII - AFFIRMATIVE COVENANTS..............................................................................70
   7.01     Financial Statements.................................................................................70
   7.02     Certificates; Other Information......................................................................71
   7.03     Notices..............................................................................................72
   7.04     Preservation of Corporate Existence, Etc.  ..........................................................72
   7.05     Maintenance of Property..............................................................................73
   7.06     Insurance............................................................................................73
   7.07     Payment of Tax Obligations...........................................................................73
   7.08     Compliance with Laws.................................................................................73
   7.09     Compliance with ERISA................................................................................74
   7.10     Inspection of Property and Books and Records.........................................................74
   7.11     Environmental Laws...................................................................................74
   7.12     Use of Proceeds......................................................................................74

ARTICLE VIII - NEGATIVE AND FINANCIAL COVENANTS..................................................................74
   8.01     Limitation on Liens..................................................................................75
   8.02     Disposition of Assets................................................................................77
   8.03     Consolidations and Mergers...........................................................................78
   8.04     Loans and Investments................................................................................78
   8.05     Limitation on Indebtedness...........................................................................80
   8.06     Transactions with Affiliates.........................................................................81
   8.07     Contingent Obligations...............................................................................81
   8.08     Restricted Payments..................................................................................82
   8.09     ERISA................................................................................................82
   8.10     Change in Business...................................................................................83
   8.11     Accounting Changes...................................................................................83
   8.12     Modifications, etc. of Subordinated Debt and Related Documents.......................................83
   8.13     Sale-Leasebacks......................................................................................83
   8.14     No Negative Pledges; Subsidiary Payments.............................................................83
   8.15     Foreign Operations...................................................................................83
   8.16     Financial Covenants..................................................................................84
            (a)     Consolidated Net Worth.......................................................................84
            (b)     Interest Coverage Ratio......................................................................84
            (c)     Leverage Ratio...............................................................................84

                                       iii
                                             Credit Agreement - Idex Corporation

ARTICLE IX - EVENTS OF DEFAULT...................................................................................84
   9.01     Event of Default.....................................................................................84
            (a)     Non-Payment..................................................................................84
            (b)     Representation or Warranty...................................................................84
            (c)     Specific Defaults............................................................................84
            (d)     Other Defaults...............................................................................84
            (e)     Cross-Default................................................................................85
            (f)     Insolvency; Voluntary Proceedings............................................................85
            (g)     Involuntary Proceedings......................................................................85
            (h)     ERISA........................................................................................86
            (i)     Monetary Judgments...........................................................................86
            (j)     Change of Control............................................................................86
            (k)     Invalidity of Subordination Provisions.......................................................86
   9.02     Remedies.............................................................................................86
   9.03     Rights Not Exclusive.................................................................................87

ARTICLE X - THE AGENT............................................................................................87
   10.01    Appointment and Authorization; "Agent"...............................................................87
   10.02    Delegation of Duties.................................................................................88
   10.03    Liability of Agent...................................................................................88
   10.04    Reliance by Agent....................................................................................88
   10.05    Notice of Default....................................................................................89
   10.06    Credit Decision......................................................................................89
   10.07    Indemnification of Agent.............................................................................90
   10.08    Agent in Individual Capacity.........................................................................90
   10.09    Successor Agent......................................................................................91

ARTICLE XI - MISCELLANEOUS.......................................................................................91
   11.01    Amendments and Waivers...............................................................................91
   11.02    Notices..............................................................................................92
   11.03    No Waiver; Cumulative Remedies.......................................................................93
   11.04    Costs and Expenses...................................................................................93
   11.05    Company Indemnification..............................................................................94
   11.06    Payments Set Aside...................................................................................94
   11.07    Successors and Assigns...............................................................................94
   11.08    Assignments, Participations, etc.....................................................................95
   11.09    Designated Bidders...................................................................................97
   11.10    Confidentiality......................................................................................97
   11.11    Set-off..............................................................................................98
   11.12    Automatic Debits of Fees.............................................................................98
   11.13    Notification of Addresses, Lending Offices, Etc.  ...................................................98
   11.14    Counterparts.........................................................................................99
   11.15    Severability.........................................................................................99
   11.16    Foreign Lenders......................................................................................99

                                       iv
                                             Credit Agreement - Idex Corporation

   11.17    No Third Parties Benefited..........................................................................100
   11.18    Governing Law and Jurisdiction......................................................................100
   11.19    Waiver of Jury Trial................................................................................100
   11.20    Judgment............................................................................................101
   11.21    Entire Agreement....................................................................................101


                                       v
                                             Credit Agreement - Idex Corporation

    SCHEDULES

    Schedule 2.01        Commitments
    Schedule 3.09        Outstanding Letters of Credit
    Schedule 6.05        Litigation
    Schedule 6.07        ERISA
    Schedule 6.11        Permitted Liabilities
    Schedule 6.12        Environmental Matters
    Schedule 6.14        Subsidiaries and Minority Interests
    Schedule 6.15        Insurance Matters
    Schedule 8.01        Permitted Liens
    Schedule 8.04        Permitted Investments
    Schedule 8.05        Permitted Indebtedness
    Schedule 8.07        Contingent Obligations
    Schedule 11.02       Lending Offices; Addresses for Notices


    EXHIBITS

    Exhibit 2.02         Form of Promissory Note
    Exhibit 2.03(a)      Form of Notice of Borrowing
    Exhibit 2.04         Form of Notice of Conversion/Continuation
    Exhibit 2.06(b)(i)   Form of Competitive Bid Request
    Exhibit 2.06(b)(ii)  Form of Invitation for Competitive Bids
    Exhibit 2.06(c)      Form of Competitive Bid
    Exhibit 5.01(d)      Form of Legal Opinion of Company's Counsel
    Exhibit 7.02(b)      Form of Compliance Certificate
    Exhibit 11.08        Form of Assignment and Assumption Agreement
    Exhibit 11.09        Form of Designation Agreement


                                       vi
                                             Credit Agreement - Idex Corporation

                                CREDIT AGREEMENT

         CREDIT AGREEMENT is entered into as of June 8, 2001, among IDEX Corporation, a Delaware corporation (the "Company"), the several financial institutions from time to time party to this Agreement (collectively, the "Banks"; individually, a "Bank"), and Bank of America, N.A., as agent for the Banks.

         The Company has requested that the Banks provide a revolving credit facility and the Banks are willing to do so on the terms and conditions set forth herein.

         Accordingly, in consideration of the mutual agreements contained herein, and subject to the terms and conditions hereof, the parties hereto agree, as follows:

                                    ARTICLE I
                                   DEFINITIONS

         1.01 Certain Defined Terms. The following terms have the following meanings:

                  "Absolute Rate" has the meaning specified in subsection 2.06(c)(iii)(D).

                  "Absolute Rate Auction" means a solicitation of Competitive Bids setting forth Absolute Rates pursuant to Section 2.06.

                  "Absolute Rate Bid Loan" means a Bid Loan that bears interest at a rate determined with reference to the Absolute Rate.

                  "Accounts Receivable" means presently existing and hereafter arising or acquired accounts receivable, general intangibles, choses in action and other forms of obligations and receivables relating in any way to Inventory or arising from the sale of Inventory or the rendering of services or howsoever otherwise arising, and, with respect to any of the foregoing receivables or obligations, (a) all of the interest of the Company or any of its Subsidiaries in the goods (including returned goods) the sale of which gave rise to such receivable or obligation after the passage of title thereto to any obligor, (b) all other Liens and property subject thereto from time to time purporting to secure payment of such receivables or obligations, (c) all guarantees, insurance, letters of credit and other agreements or arrangements of whatever character from time to time supporting or securing payment of any such receivables or obligations, (d) all interests of the Receivables Subsidiary under the documents evidencing a Permitted Receivables Purchase Facility and any permitted performance guaranty given in connection therewith, and (e) all records relating to any of the foregoing and all proceeds and products of any of the foregoing.

                                             Credit Agreement - Idex Corporation

                  "Acquisition" means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary) provided that the Company or the Subsidiary is the surviving entity.

                  "Affected Bank" has the meaning specified in Section 4.08.

                  "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, membership interests, by contract, or otherwise.

                  "Agent" means BofA in its capacity as agent for the Banks and the Designated Bidders hereunder, and any successor agent arising under
         Section 10.09.

                  "Agent-Related Persons" means at any time, the Agent at such time, together with its Affiliates (including, in the case of BofA, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

                  "Agent's Payment Office" means (i) in respect of payments in Dollars, the address for payments set forth on Schedule 11.02 or such other address as the Agent may from time to time specify in accordance with Section 11.02, and (ii) in the case of payments in any Offshore Currency, such address as the Agent may from time to time specify in accordance with Section 11.02.

                  "Aggregate Commitments" has the meaning set forth in the definition of "Commitment".

                  "Agreed Alternative Currency" has the meaning specified in subsection 2.05(e).

                  "Agreement" means this Credit Agreement as the same may be amended, supplemented, amended and restated or otherwise modified from time to time.

                  "Agreement Currency" has the meaning specified in Section
         11.20.

                  "Applicable Currency" means, as to any particular payment or Loan, Dollars or the Offshore Currency in which it is denominated or is payable.


                                       2
                                             Credit Agreement - Idex Corporation

                  "Applicable Rate" means, from time to time, the following percentages per annum, based upon the Debt Rating as set forth below:

                                      APPLICABLE RATE

                                                             OFFSHORE
                                                               RATE
                                                            ----------
                   DEBT RATINGS                             LETTERS OF
PRICING LEVEL      S&P/MOODY'S           FACILITY FEE         CREDIT           BASE RATE
-------------    ----------------        ------------       ----------         ---------
      1               A-/A3                  12.5               25.0               0
      2             BBB+/Baa1                15.0               35.0               0
      3              BBB/Baa2                17.5               57.5               0
      4             BBB-/Baa3                20.0               80.0               0
      5          BB+/Ba1 or worse            25.0              100.0               0

         "Debt Rating" means, as of any date of determination, the rating as determined by either S&P or Moody's (collectively, the "Debt Ratings") of the Company's non-credit-enhanced, senior unsecured long-term debt; provided that if a Debt Rating is issued by each of the foregoing rating agencies, then the higher of such Debt Ratings shall apply (with Pricing Level 1 being the highest and Pricing Level 5 being the lowest), unless there is a split in Debt Ratings of more than one level, in which case the level that is one level higher than the lower Debt Rating shall apply.

Initially, the Applicable Rate shall be determined based upon the Debt Rating specified in the certificate delivered pursuant to subsection 5.01(f). Thereafter, each change in the Applicable Rate resulting from a publicly announced change in the Debt Rating shall be effective during the period commencing on the date of the public announcement thereof and ending on the date immediately preceding the effective date of the next such change.

                  "Arranger" means Banc of America Securities LLC.

                  "Assignee" has the meaning specified in subsection 11.08(a).

                  "Assignment and Assumption Agreement" has the meaning specified in subsection 11.08(a).

                  "Attorney Costs" means and includes all reasonable out-of-pocket fees and disbursements of any law firm or other external counsel, the allocated cost of internal legal services and all disbursements of internal counsel.


                                       3
                                             Credit Agreement - Idex Corporation

                  "Attributable Indebtedness" means, without duplication, on any date, (a) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, (b) in respect of any Off Balance Sheet Obligation which is a lease, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease, (c) in respect of any Permitted Receivables Purchase Facility, the amount of Receivables Facility Attributed Indebtedness and (d) in respect of any other Off Balance Sheet Obligation, the amount of such Obligations which would reasonably be expected to be characterized as indebtedness upon the insolvency or bankruptcy of such Person.

                  "Bank" has the meaning specified in the introductory clause hereto.

                  "Banking Day" means any Business Day and (i) with respect to disbursements and payments in Dollars with respect to any Loan bearing interest based upon a LIBO Rate or the Offshore Rate, a day on which dealings are carried on in the applicable offshore Dollar interbank market, (ii) with respect to disbursements and payments in the euro or NCU, a TARGET Business Day, and (iii) with respect to any disbursements and payments in and calculations pertaining to any other Offshore Currency Loan, a day on which commercial banks are open for foreign exchange business in London, England, and on which dealings in the relevant Offshore Currency are carried on in the applicable offshore foreign exchange interbank market in which disbursement of or payment in such Offshore Currency will be made or received hereunder.

                  "Bankruptcy Code" means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. Section 101, et seq.).

                  "Base Rate" means, for any day, a fluctuating rate per annum equal to the higher of: (a) 0.50% per annum above the latest Federal Funds Rate; and (b) the rate of interest in effect for such day as publicly announced from time to time by BofA in Charlotte, North Carolina, as its "prime rate." Such rate is a rate set by BofA based upon various factors including BofA's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by BofA shall take effect at the opening of business on the day specified in the public announcement of such change.

                  "Base Rate Committed Loan" means a Committed Loan that bears interest based on the Base Rate.

                  "Base Rate Loan" means a Loan that bears interest based on the Base Rate.


                                       4
                                             Credit Agreement - Idex Corporation

                  "Bid Borrowing" means a Borrowing hereunder consisting of one or more Bid Loans made to the Company on the same day by one or more Banks or Designated Bidders.

                  "Bid Loan" means a Loan by a Bank or a Designated Bidder to the Company under Section 2.06, which may be a LIBOR Bid Loan or an Absolute Rate Bid Loan.

                  "Bid Loan Lender" means, in respect of any Bid Loan, the Bank or Designated Bidder making such Bid Loan to the Company.

                  "Bid Loan Notes" has the meaning specified in Section 2.02.

                  "BofA" means Bank of America, N.A.

                  "Borrowing" means a borrowing hereunder consisting of Loans of the same Type, in the same Applicable Currency and, other than in the case of Base Rate Committed Loans, having the same Interest Period, made to the Company on the same day by the Banks or (in the case of Bid Borrowings) Designated Bidders under Article II, and may be a Committed Borrowing or a Bid Borrowing.

                  "Borrowing Date" means any date on which a Borrowing occurs under Section 2.03.

                  "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in Chicago or San Francisco are authorized or required by law to close and, if the applicable Business Day relates to any Offshore Rate Loan, means a Banking Day.

                  "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

                  "Capital Lease" has the meaning specified in the definition of "Capital Lease Obligations."

                  "Capital Lease Obligations" means the principal component of all monetary obligations of the Company or any of its Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, is classified as a capital lease ("Capital Lease").

                  "Cash Collateralize" means to pledge and deposit with or deliver to the Agent, for the benefit of the Agent, the Issuing Bank and the Banks, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and


                                       5
                                             Credit Agreement - Idex Corporation
         substance reasonably satisfactory to the Agent and the Issuing Bank (which documents are hereby consented to by the Banks). Derivatives of such term shall have corresponding meanings. The Company hereby grants the Agent, for the benefit of the Agent, the Issuing Bank and the Banks, a security interest in all such cash and deposit account balances. Cash collateral shall be maintained in blocked, non-interest bearing deposit accounts at BofA.

                  "Change of Control" means any of the following: (i) any person or group of persons (within the meaning of the Exchange Act) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the SEC under the Exchange Act) of 30% or more of the issued and outstanding shares of the Company's capital stock having the right to vote for the election of directors of the Company under ordinary circumstances; or (ii) during any period of twelve consecutive calendar months, individuals who at the beginning of such period constituted the Company's board of directors (together with any new directors whose election by the Company's board of directors or whose nomination for election by the Company's stockholders was approved by a vote of a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office.

                  "Closing Date" means the date on which all conditions precedent set forth in Section 5.01 are satisfied or waived by all Banks (or, in the case of subsection 5.01(e), waived by the Person entitled to receive such payment).

                  "Code" means the Internal Revenue Code of 1986, and all rules and regulations promulgated thereunder.

                  "Commitment" means, as to each Bank, its obligation to (a) make Committed Loans to the Company pursuant to Section 2.01, and (b) purchase participations in L/C Obligations, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Bank's name on Schedule 2.01, as such amount may be reduced or adjusted from time to time in accordance with this Agreement (collectively, the "Aggregate Commitments").

                  "Committed Borrowing" means a Borrowing hereunder consisting of simultaneous Committed Loans of the same type and having the same Interest Period made by each of the Banks pursuant to Section 2.01.

                  "Committed Loan" means a Loan by a Bank to the Company under
         Section 2.01, and may be an Offshore Rate Committed Loan or a Base Rate Committed Loan (each, a "Type" of Committed Loan).

                  "Committed Loan Notes" has the meaning specified in Section 2.02.

                   "Competitive Bid" means an offer by a Bank or a Designated Bidder to make a Bid Loan in accordance with subsection 2.06(b).

                  "Competitive Bid Request" has the meaning specified in subsection 2.06(b).

                  "Compliance Certificate" means a certificate substantially in the form of Exhibit 7.02(b).

                  "Computation Date" has the meaning specified in subsection 2.05(a).

                  "Consolidated Debt" means, as of any date of determination, for the Company and its Subsidiaries, without duplication, the sum of
         (a) all Indebtedness of the Company determined on a consolidated basis in accordance with GAAP, (b) Attributable Indebtedness in respect of capital leases, Off Balance Sheet Obligations and a Permitted Receivables Purchase Facility, and (c) all Guaranty Obligations with respect to debt of the types specified in subsections (a), (b) and (c) above of Persons other than the Company or any Subsidiary.

                  "Consolidated Interest Expense" means, for any period, the sum of total interest expense (including that attributable to Capital Leases in accordance with GAAP) of the Company and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of the Company and its Subsidiaries, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, but excluding, however, any amortization of deferred financing costs, all as determined on a consolidated basis for the Company and its consolidated Subsidiaries in accordance with GAAP plus the interest component of Off Balance Sheet Obligations. Any calculation of pro forma Consolidated Interest Expense with respect to an Acquisition shall be done on the basis that (A) any Indebtedness incurred or assumed in connection with such Acquisition was incurred or assumed at the beginning of the pro forma period, (B) such Indebtedness was repaid from operating cash flow over the pro forma period at the intervals and in the amounts reasonably projected to be paid in respect of such Indebtedness over the 12-month period immediately following the Acquisition and (C) if such Indebtedness bears a floating interest rate, such interest shall be paid over the pro forma period at the rate in effect on the date of such Acquisition.

                  "Consolidated Net Income" and "Consolidated Net Loss" mean, respectively, with respect to any period for any Person, the aggregate of the net income (loss) of such Person for such period, determined in accordance with GAAP on a consolidated basis, provided that (i) the net income (loss) of any other Person which is not a Subsidiary shall be included in the Consolidated Net Income of such Person only to the extent of the


                                       7
                                             Credit Agreement - Idex Corporation
         amount of cash dividends or distributions paid to such Person or to a consolidated Subsidiary of such Person and (ii) the net income (loss) of any other Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded from the Consolidated Net Income of such Person. There shall be excluded from Consolidated Net Income (a) with respect to the Company for the first quarter of 2001, the Restructuring Charge, (b) non-cash extraordinary losses as long as no reserve is required to be established in accordance with GAAP, and (c) the excess (but not the deficit), if any, of (i) any gain which must be treated as an extraordinary item under GAAP or any gain realized upon the sale or other disposition of any real property or equipment that is not sold in the ordinary course of business or of any capital stock of a Subsidiary of such Person over (ii) any loss which is not excluded pursuant to clause (b) above.

                  "Consolidated Net Worth" means, as of any date of determination, for the Company and its Subsidiaries on a consolidated basis, Shareholders' Equity of the Company and its Subsidiaries on that date.

                  "Contingent Obligation" means, as to any Person, any direct or indirect liability of that Person, whether or not contingent, with or without recourse, (a) with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of that Person (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof (each, a "Guaranty Obligation"); (b) with respect to any Surety Instrument issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments;
         (c) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered, or (d) in respect of any Swap Contract. The amount of any Contingent Obligation shall (a) in the case of Guaranty Obligations, be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof provided, that if any Guaranty Obligation (i) is limited to an amount less than the obligations


                                       8
                                             Credit Agreement - Idex Corporation
         guaranteed or supported the amount of the corresponding Contingent Obligation shall be equal to the lesser of the amount determined pursuant to the initial clause of this sentence and the amount to which such guaranty is so limited or (ii) is limited to recourse against a particular asset or assets of such Person the amount of the corresponding Contingent Obligation shall be equal to the lesser of the amount determined pursuant to the initial clause of this sentence and the fair market value of such asset or assets at the date for determination of the amount of the Contingent Obligation, (b) in the case of other Contingent Obligations other than in respect of Swap Contracts, be equal to the maximum reasonably anticipated liability in respect thereof, and (c) in the case of Contingent Obligations in respect of Swap Contracts, be equal to the Swap Termination Value.

                  "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

                  "Conversion/Continuation Date" means any date on which, under
         Section 2.04, the Company (a) converts Committed Loans of one Type to another Type, or (b) continues as Committed Loans of the same Type, but with a new Interest Period, Committed Loans having Interest Periods expiring on such date.

                  "Credit Extension" means and includes (a) the making of any Loans hereunder and (b) the Issuance of any Letters of Credit hereunder.

                  "Debt Rating" has the meaning set forth in the definition of "Applicable Rate."

                  "Default" means any event or circumstance which, with the giving of notice pursuant to this Agreement, the lapse of any cure period specified herein, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

                  "Designated Bidder" means an Affiliate of a Bank that is an entity described in clause (a) or (b) of the definition of "Eligible Assignee" and that has become a party hereto pursuant to Section 11.09.

                  "Designation Agreement" means a designation agreement entered into by a Bank and a Designated Bidder and accepted by the Agent, in substantially the form of Exhibit 11.09.

                  "Disposition" has the meaning specified in Section 8.02.

                  "Dollar Equivalent" means, at any time, (a) as to any amount denominated in Dollars, the amount thereof at such time, (b) as to any amount denominated in an


                                       9
                                             Credit Agreement - Idex Corporation

         Offshore Currency, the equivalent amount in Dollars as determined by the Agent at such time on the basis of the Spot Rate for the purchase of Dollars with such Offshore Currency on the most recent Computation Date provided for in subsection 2.05(a) and (c) as to any amount denominated in an Offshore L/C Currency, the equivalent amount in Dollars as determined by the Issuing Bank at such time on the basis of the Spot Rate for the purchase of Dollars with such Offshore L/C Currency.

                  "Dollars", "dollars" and "$" each mean lawful money of the United States.

                  "Domestic EBITDA" means EBITDA less Foreign EBITDA.

                  "Domestic Subsidiary" means any Subsidiary of the Company that is not a Foreign Subsidiary.

                  "EBIT" means, for any period, for the Company and its Subsidiaries on a consolidated basis, determined in accordance with GAAP, the sum of (a) Consolidated Net Income for such period plus (b) all amounts treated as expenses for interest plus (c) all accrued taxes plus (d) the interest component with respect to Off Balance Sheet Obligations, in each case to the extent included in the determination of such Consolidated Net Income.

                  "EBITDA" means, for any period, for the Company and its Subsidiaries on a consolidated basis, determined in accordance with GAAP, the sum of (a) EBIT plus (b) all amounts treated as expenses for depreciation or the amortization of intangibles of any kind to the extent included in the determination of Consolidated Net Income, provided that in the event of the occurrence of any Acquisition or Disposition during such period, EBITDA shall be calculated on a pro forma basis as if such Acquisition or Disposition occurred on the first day of the relevant period such that, in the case of an Acquisition, all income and expense associated with the assets or entity acquired in connection with such Acquisition for the most recently ended four fiscal quarter period for which such income and expense amounts are available shall be treated as earned or incurred by the Company over the applicable period and, in the case of a Disposition, all income and expense associated with the assets or entity sold or transferred during such period shall be eliminated over the applicable period.

                  "Effective Amount" means (a) with respect to any Loans on any date, the aggregate outstanding principal Dollar Equivalent amount thereof after giving effect to any Borrowings and prepayments or repayments of Loans occurring on such date; and (b) with respect to any outstanding L/C Obligations on any date, the Dollar Equivalent amount of such L/C Obligations on such date after giving effect to any Issuances of Letters of Credit occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the


                                       10
                                             Credit Agreement - Idex Corporation
         maximum amount available for drawing under Letters of Credit taking effect on such date.

                  "Eligible Assignee" means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $200,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus of at least $200,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; and
         (c) a Person that is primarily engaged in the business of commercial banking and that is (i) a Subsidiary of a Bank, (ii) a Subsidiary of a Person of which a Bank is a Subsidiary, or (iii) a Person of which a Bank is a Subsidiary.

                  "EMU Legislation" means (a) the Treaty on European Union (the Treaty of Rome of March 25, 1957, as amended by the Single European Act 1986 and the Maastricht Treaty (which was signed at Maastricht on February 1, 1992 and came into force on November 1, 1993)), and (b) legislative measures of the European Council (including without limitation European Council regulations) for the introduction of, changeover to or operation of the euro, in each case as amended or supplemented from time to time.

                  "Environmental Claims" means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment.

                  "Environmental Laws" means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, and all rules and regulations promulgated thereunder.

                  "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Company within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the
         Code).

                  "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as


                                       11
                                             Credit Agreement - Idex Corporation
         such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or
         (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate.

                  "euro" means the single currency of Participating Member
         States.

                  "Euro Transition Cutoff Date" means December 31, 2001, or such other date as may be established by EMU Legislation.

                  "Eurodollar Reserve Percentage" has the meaning specified in the definition of "Offshore Rate".

                  "Event of Default" means any of the events or circumstances specified in Section 9.01.

                  "Exchange Act" means the Securities Exchange Act of 1934, and regulations promulgated thereunder, in each case, as amended from time to time.

                  "Existing Credit Agreement" means that certain Third Amended and Restated Credit Agreement among the Company, BofA, as Agent, and the other financial institutions party thereto, dated July 17, 1996 (as the same have been amended and modified from time to time).

                  "Existing Obligations" has the meaning specified in Section 2.18.

                  "FDIC" means the Federal Deposit Insurance Corporation, and any Governmental Authority succeeding to any of its principal functions.

                  "Federal Funds Rate" means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City


                                       12
                                             Credit Agreement - Idex Corporation

         time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Agent.

                  "Fee Letter" has the meaning specified in subsection 2.12(a).

                  "Foreign EBITDA" means, for any period, for the Foreign Subsidiaries and their Subsidiaries on a consolidated basis (as if one corporation), determined in accordance with GAAP, the sum of (a) Consolidated Net Income of such Persons for such period plus (b) all amounts treated as expenses for interest to the extent included in the determination of such Consolidated Net Income plus (c) all accrued taxes to the extent included in the determination of such Consolidated Net Income plus (d) all amounts treated as expenses for depreciation or the amortization of intangibles of any kind to the extent included in the determination of Consolidated Net Income.

                  "Foreign Lender" has the meaning specified in Section 11.16.

                  "Foreign Subsidiary" means any Subsidiary of the Company that
         (A) is incorporated under the laws of a jurisdiction other than any State of the U.S., the District of Columbia or any territory, commonwealth or possession of the U.S. and (B) maintains the major portion of its assets outside the U.S.

                  "FRB" means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

                   "FX Trading Office" means the Foreign Exchange Trading Center #5193, San Francisco, California, of BofA, or such other of BofA's offices as BofA may designate from time to time.

                  "Further Taxes" means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges (including, without limitation, net income taxes and franchise taxes), and all liabilities with respect thereto, imposed by any jurisdiction on account of amounts payable or paid pursuant to
         Section 4.01.

                  "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of (a) in the case of any computation pursuant to Section 8.16, the date of this Agreement and (b) in all other cases, the applicable date.


                                       13
                                             Credit Agreement - Idex Corporation

                  "German Facility" means that certain loan agreement dated September 29, 1995 between Hale Products Beteilgungsgescekkscgaft nbH (formerly DUNJA Verwaltungsgesellschaft mgH), LUKAS Hydraulik GmbH und Co. KG and BofA, as amended on April 22, 1997 and December 9, 1998.

                  "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Guaranty Obligation" has the meaning specified in the definition of "Contingent Obligation."

                  "Honor Date" has the meaning specified in subsection 3.03(b).

                  "IBOR" has the meaning specified in the definition of "Offshore Rate".

                  "Increase Effective Date" has the meaning specified in subsection 2.17(b).

                  "Indebtedness" of any Person means, without duplication, (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business on ordinary terms); (c) all non-contingent reimbursement or payment obligations with respect to Surety Instruments; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all Capital Lease Obligations and Off Balance Sheet Obligations including all Receivables Facility Attributed Indebtedness; (g) all indebtedness referred to in clauses (a) through (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (h) all Guaranty Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (g) above. In the event any of the foregoing Indebtedness is limited to recourse against a particular asset or assets of such Person, the amount of the corresponding Indebtedness shall be equal to the lesser of the amount of such Indebtedness and the fair market value of such asset or assets at the date for determination of the amount of such Indebtedness. In addition, the amount of any


                                       14
                                             Credit Agreement - Idex Corporation

         Indebtedness which is also a Contingent Obligation shall be determined as provided in the definition of "Contingent Obligation."

         For all purposes of this Agreement, the Indebtedness of any Person shall include all Indebtedness of any partnership or Joint Venture or limited liability company in which such Person is a general partner or a joint venturer or a member, but in any such case, only to the extent any such Indebtedness is recourse to such Person. The amount of any Capital Lease or Off Balance Sheet Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

                  "Indemnified Liabilities" has the meaning specified in Section 11.05.

                  "Indemnified Person" has the meaning specified in Section
         11.05.

                  "Independent Auditor" has the meaning specified in subsection 7.01(a).

                  "Insolvency Proceeding" means, with respect to any Person, (a) any case, action or proceeding with respect to such Person before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

                  "Intercompany Indebtedness" means Indebtedness of the Company or any of its Subsidiaries which, in the case of the Company, is owing to any Subsidiary of the Company and which, in the case of any Subsidiary, is owing to the Company or any of the Company's other Subsidiaries.

                  "Interest Coverage Ratio" means, as of any date of determination, the ratio of EBITDA for the period of the four prior fiscal quarters ending on such date to Consolidated Interest Expense for such period.

                   "Interest Payment Date" means, as to any Loan other than a Base Rate Committed Loan, the last day of each Interest Period applicable to such Loan and, as to any Base Rate Committed Loan, the last Business Day of each calendar quarter, provided, however, that (a) if any Interest Period for an Offshore Rate Loan exceeds three months, the date that falls three months after the beginning of such Interest Period and after each Interest Payment Date thereafter is also an Interest Payment Date, and (b) as to any Absolute Rate Bid Loan, such intervening dates prior to the maturity thereof as may be specified by the Company and agreed to by the applicable Bid Loan Lender in the applicable Competitive Bid shall also be Interest Payment Dates.


                                       15
                                             Credit Agreement - Idex Corporation

                  "Interest Period" means, (a) as to any Offshore Rate Loan, the period commencing on the Borrowing Date of such Loan or (in the case of any Offshore Rate Committed Loan) on the Conversion/Continuation Date on which the Loan is converted into or continued as an Offshore Rate Committed Loan, and ending on the date one, two, three, six or, if available to each Bank, 12 months thereafter (or in the case of any Offshore Rate Committed Loan, any other period that is 12 months or less and is consented to by each of the Banks in the given instance) as selected by the Company in its Notice of Borrowing or Notice of Conversion/Continuation or Competitive Bid Request, as the case may be; and (b) as to any Absolute Rate Bid Loan, a period of not less than 7 days and not more than 183 days as selected by the Company in the applicable Competitive Bid Request;

         provided that:

                           (i) if any Interest Period would otherwise end on a
                  day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless, in the case of an Offshore Rate Loan, the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

                           (ii) any Interest Period pertaining to an Offshore
                  Rate Loan that begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                           (iii) no Interest Period for any Loan shall extend
                  beyond the Revolving Termination Date;

                  "Inventory" means, inclusively, all inventory as defined in the Uniform Commercial Code in effect in the State of Illinois from time to time and all goods, merchandise and other personal property wherever located, now owned or hereafter acquired by the Company or any of its Subsidiaries of every kind or description which are held for sale or lease or are furnished or to be furnished under a contract of service or are raw materials, work-in-process or materials used or consumed or to be used or consumed in the Company's or any of its Subsidiaries' business.

                  "Investments" has the meaning specified in Section 8.04.

                  "Invitation for Competitive Bids" means a solicitation for Competitive Bids, substantially in the form of Exhibit 2.06(b)(ii).

                  "IRS" means the Internal Revenue Service, and any Governmental Authority succeeding to any of its principal functions under the Code.


                                       16
                                             Credit Agreement - Idex Corporation

                  "Issuance Date" has the meaning specified in subsection
         3.01(a).

                  "Issue" means, with respect to any Letter of Credit, to issue or to extend the expiry of, or to renew or increase the amount of, such Letter of Credit; and the terms "Issued," "Issuing" and "Issuance" have corresponding meanings.

                  "Issuing Bank" means, with respect to any Letter of Credit, BofA or any Bank which at the request of the Company (and with the consent of the Agent, which will not be unreasonably withheld) agrees, in such Bank's sole discretion, to become an Issuing Bank for purposes of Issuing Letters of Credit pursuant to Article III.

                  "Joint Venture" means a single-purpose corporation, partnership, limited liability company, joint venture or other similar legal arrangement (whether created by contract or conducted through a separate legal entity) now or hereafter formed by the Company or any of its Subsidiaries with another Person in order to conduct a common venture or enterprise with such Person.

                  "Judgment Currency" has the meaning specified in Section
         11.20.

                  "KKR" shall mean Kohlberg Kravis Roberts & Co., a Delaware limited partnership.

                  "Laws" means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

                  "L/C Advance" means each Bank's participation in any L/C Borrowing in accordance with its Pro Rata Share.

                  "L/C Amendment Application" means an application form for amendment of outstanding standby or commercial documentary letters of credit as shall at any time be in use at the Issuing Bank, as the Issuing Bank shall request.

                  "L/C Application" means an application form for issuances of standby or commercial documentary letters of credit as shall at any time be in use at the Issuing Bank, as the Issuing Bank shall request.


                                       17
                                             Credit Agreement - Idex Corporation

                  "L/C Borrowing" means an extension of credit resulting from a drawing under any Letter of Credit which shall not have been reimbursed on the date when made nor converted into a Borrowing of Loans under subsection 3.03(b).

                  "L/C Commitment" means the commitment of the Issuing Bank to Issue, and the commitment of the Banks severally to participate in, Letters of Credit from time to time Issued or outstanding under Article III; provided that the L/C Commitment is a part of the combined Commitments, rather than a separate, independent commitment.

                  "L/C Credit Extension" means, with respect to any Letter of Credit, the Issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

                  "L/C Obligations" means at any time the sum of (a) the aggregate undrawn amount of all Letters of Credit then outstanding, plus (b) the amount of all unreimbursed drawings under all Letters of Credit, including all outstanding L/C Borrowings.

                  "L/C-Related Documents" means the Letters of Credit, the L/C Applications, the L/C Amendment Applications and any other document relating to any Letter of Credit, including any of the Issuing Bank's standard form documents for letter of credit issuances.

                  "Lending Office" means, as to any Bank, the office or offices of such Bank specified as its "Lending Office" or "Domestic Lending Office" or "Offshore Lending Office", as the case may be, on Schedule 11.02, or such other office or offices as such Bank may from time to time notify the Company and the Agent.

                  "Letters of Credit" means any letters of credit (whether standby letters of credit or commercial documentary letters of credit) Issued by the Issuing Bank pursuant to Article III.

                  "Leverage Ratio" means, as of any date of determination, for the Company and its Subsidiaries, the ratio of (a) Consolidated Debt as of such date to (b) EBITDA for the period of the four fiscal quarters ending on such date.

                  "LIBO Rate" means, for any Interest Period with respect to a LIBOR Bid Loan the rate of interest per annum determined by the Agent to be (rounded upward to the nearest 1/100th of 1%) the rate of interest at which dollar deposits in the approximate amount of the LIBOR Bid Loans to be borrowed in such Bid Loan Borrowing, and having a maturity comparable to such Interest Period, would be offered to major banks in the London interbank market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.


                                       18
                                             Credit Agreement - Idex Corporation

                  "LIBOR Auction" means a solicitation of Competitive Bids setting forth a LIBOR Bid Margin pursuant to Section 2.06.

                  "LIBOR Bid Loan" means any Bid Loan that bears interest at a rate based upon the LIBO Rate.

                  "LIBOR Bid Margin" has the meaning specified in subsection 2.06(c)(iii)(C).

                  "Lien" means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other), any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement (other than in connection with a proposed refinancing of this Agreement) naming the owner of the asset to which such lien relates as debtor, under the Uniform Commercial Code or any comparable law and any contingent or other agreement to provide any of the foregoing, but, in any such case, not including the interest of a lessor under an operating lease which does not constitute Off Balance Sheet Obligations or the interest of a purchaser of Accounts Receivable under any Permitted Receivables Purchase Facility.

                  "Loan" means an extension of credit by a Bank or a Designated Bidder to the Company under Article II, and may be a Committed Loan or a Bid Loan.

                  "Loan Documents" means this Agreement, any Notes, the Fee Letters, the L/C-Related Documents and all other documents delivered to the Agent or any Bank or Designated Bidder in connection herewith or therewith.

                  "Majority Banks" means at any time Banks then holding in excess of 50% of the Aggregate Commitments, or, if the Commitments have been terminated, Banks holding in excess of 50% of the outstanding Loans plus participations in L/C Obligations.

                  "Margin Stock" means "margin stock" as such term is defined in Regulation T, U or X of the FRB.

                  "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, or financial condition of the Company and its Subsidiaries taken as a whole; (b) a material impairment of the ability of the Company and its Subsidiaries to perform under any material Loan Document; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Company or any Subsidiary of any material Loan Document.

                  "Material Subsidiary" means, at any time, any Subsidiary having at such time total assets, as of the last day of the preceding fiscal quarter, having a net book value in


                                       19
                                             Credit Agreement - Idex Corporation
         excess of 10% of the consolidated total assets of the Company, based upon the Company's most recent annual or quarterly financial statements delivered to the Agent under Section 7.01.

                  "Minimum Tranche" means, in respect of Loans comprising part of the same Borrowing, or to be converted or continued under Section 2.04, (a) in the case of Base Rate Committed Loans, $1,000,000 or any multiple of $500,000 in excess thereof, and (b) in the case of Offshore Rate Loans, the Dollar Equivalent amount of $3,000,000 or any multiple of 1,000,000 units of the Applicable Currency in excess thereof.

                  "Moody's" means Moody's Investors Service, Inc. and any successor thereto.

                  "Multiemployer Plan" means a "multiemployer plan", within the meaning of Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate makes, is making, or is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions.

                  "NCU" means the national currency unit (other than the euro) of a Participating Member State. From and after the Euro Transition Cutoff Date, all references to NCU shall mean instead the euro.

                  "Notes" means the Committed Loan Notes and the Bid Loan Notes.

                  "Notice of Borrowing" means a notice in substantially the form of Exhibit 2.03(a).

                  "Notice of Conversion/Continuation" means a notice in substantially the form of Exhibit 2.04.

                  "Obligations" means all advances, debts, liabilities, obligations, covenants and duties arising under any Loan Document owing by the Company to any Bank, Designated Bidder, the Agent, or any Indemnified Person, whether direct or indirect (including those acquired by assignment pursuant to subsection 11.08(a) hereof), absolute or contingent, due or to become due, now existing or hereafter arising.

                  "Off Balance Sheet Obligation" means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment), or (c) Attributable Indebtedness and other obligations in respect of a Permitted Receivables Purchase Facility. The interest component of Off Balance Sheet Obligations shall mean in the case of a lease, those monetary obligations which would, in


                                       20
                                             Credit Agreement - Idex Corporation
         accordance with GAAP, be treated as interest if such lease was a Capital Lease, and in all other cases shall be the amount which would be characterized as interest upon the insolvency or bankruptcy of such Person (assuming, for purposes of the Permitted Receivables Purchase Facility, that such sale does not constitute a true sale).

                  "Offshore Currency" means at any time euros, British pounds sterling, Canadian dollars, Swiss francs, Japanese yen and any Agreed Alternative Currency. From and after the Euro Transition Cutoff Date, Loans denominated in an NCU shall be automatically redenominated into the euro as of the close of business on such date at the applicable rate adopted and irrevocably fixed by the European Council (in accordance with Article 1091(4) of the Treaty on European Union) on December 31, 1998 as the official exchange rate between the euro and such NCU.

                  "Offshore Currency Loan" means any Offshore Rate Loan denominated in an Offshore Currency.

                  "Offshore Currency Loan Sublimit" means, as to all Offshore Currencies in the aggregate, an amount equal to 50% of the Aggregate Commitments.

                  "Offshore L/C Currency" means, with respect to any Letter of Credit, any Offshore Currency and any other currency agreed to by the Issuing Bank thereof.

                  "Offshore Rate" means, for any Interest Period, with respect to Offshore Rate Committed Loans comprising part of the same Borrowing, the rate of interest per annum (rounded upward to the next 1/100th of 1%) determined by the Agent as follows:

         Offshore Rate =                  IBOR
                         ------------------------------------
                         1.00 - Eurodollar Reserve Percentage

         Where,

                           "Eurodollar Reserve Percentage" means for any day for
                  any Interest Period the maximum reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day (whether or not applicable to any Bank) under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"); and

                           "IBOR" means the rate of interest per annum
                  determined by the Agent as the rate at which deposits in the Applicable Currency, in the approximate amount of BofA's Offshore Rate Loan for such Interest Period would be offered by BofA's Grand Cayman Branch, Grand Cayman B.W.I. (or such other office as


                                       21
                                             Credit Agreement - Idex Corporation
                  may be designated for such purpose by BofA), to major banks in the offshore currency interbank market at their request at approximately 11:00 a.m. (New York City time) two Business Days prior to the commencement of such Interest Period.

                           The Offshore Rate shall be adjusted automatically as
                  to all Offshore Rate Loans then outstanding as of the effective date of any change in the Eurodollar Reserve Percentage.

                           The determination of the Eurodollar Reserve
                  Percentage and IBOR by Agent shall be conclusive in the absence of manifest error.

                  "Offshore Rate Committed Loan" means a Committed Loan that bears interest based on the Offshore Rate.

                  "Offshore Rate Loan" means any LIBOR Bid Loan or any Offshore Rate Committed Loan.

                  "Organization Documents" means, for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation.

                  "Originator" has the meaning specified in subsection 11.08(d).

                  "Other Taxes" means any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

                  "Outstanding Amount" means (i) with respect to Committed Loans and Bid Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Committed Loans and Bid Loans, as the case may be, occurring on such date; and (ii) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.


                                       22
                                             Credit Agreement - Idex Corporation

                  "Outstanding Letters of Credit" has the meaning specified in
         Section 3.09.

                  "Overnight Rate" means, for any day, the rate of interest per annum at which overnight deposits in the Applicable Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by BofA's London Branch to major banks in the London or other applicable offshore interbank market.

                  "Participant" has the meaning specified in subsection
         11.08(d).

                  "Participating Member State" means each country which from time to time becomes a Participating Member State as described in EMU Legislation.

                  "Participating Subsidiary" means any Subsidiary of the Company that is a participant in a Permitted Receivables Purchase Facility.

                  "PBGC" means the Pension Benefit Guaranty Corporation, or any Governmental Authority succeeding to any of its principal functions under ERISA.

                  "Pension Plan" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Company or any ERISA Affiliate or to which the Company or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five plan years.

                   "Permitted Acquisition" means any Acquisition by the Company or a Subsidiary of the Company if all of the following conditions are met:

                           (a) no Default or Event of Default has occurred and is continuing or would result therefrom;

                           (b) after giving effect to such Acquisition at least $10,000,000 of the Aggregate Commitment shall be unused on the date such Acquisition is consummated;

                           (c) if the Person to be acquired would be a Material Subsidiary of the Company upon completion of the Acquisition or if the assets to be acquired have a net book value in excess of 10% of the consolidated total assets of the Company, based upon the Company's most recent annual or quarterly financial statements delivered to the Agent under Section 7.01, then not less than 10 days prior to the consummation of such Acquisition, the Company shall provide to the Agent annual financial statements (audited, if available) and unaudited interim financial statements for such Person, pro


                                       23
                                             Credit Agreement - Idex Corporation
         forma financial statements and projections for such Person and for the Company on a consolidated basis giving effect to such Acquisition, all in such detail as shall be reasonably satisfactory to the Agent;

                           (d) the prior, effective written consent or approval of such Acquisition by the board of directors or equivalent governing body of the acquiree is obtained;

                           (e) if the Person to be acquired would be a Material Subsidiary of the Company upon completion of the Acquisition or if the assets to be acquired have a net book value in excess of 10% of the consolidated total assets of the Company, based upon the Company's most recent annual or quarterly financial statements delivered to the Agent under Section 7.01, after giving effect thereto on a pro forma basis (without giving effect to any cost-savings) for the period of four fiscal quarters ending with the fiscal quarter for which financial statements have most recently been delivered (or were required to be delivered) under Section 7.01, no Default or Event of Default would exist hereunder; and

                           (f) Promptly following the consummation of any Acquisition where the Person to be acquired is a Material Subsidiary of the Company upon completion of the Acquisition or the assets to be acquired have a net book value in excess of 10% of the consolidated total assets of the Company, based upon the Company's most recent annual or quarterly financial statements delivered to the Agent under
         Section 7.01, the Company shall provide to the Agent a copy of the agreement or agreements setting forth the terms and conditions of such Acquisition in its then current form, including all material exhibits and other material agreements executed and delivered, or required to be executed and delivered in connection therewith, certified by a Responsible Officer to be true, correct and complete.

                  "Permitted Liens" has the meaning specified in Section 8.01.

                  "Permitted Receivables Purchase Facility" means any receivables financing program providing for the sale or contribution of Accounts Receivable by the Company and its Participating Subsidiaries directly or indirectly to the Receivables Subsidiary in transactions purporting to be sales (and treated as sales for GAAP purposes), which Receivables Subsidiary shall finance the purchase of such Accounts Receivable by the sale, transfer, conveyance, lien or pledge of such Accounts Receivable to one or more limited purpose financing companies, special purpose entities and/or other financial institutions, in each case, on a basis that does not provide, directly or indirectly, for recourse against the seller of such Accounts Receivable (or against any of such seller's Affiliates other than the Receivables Subsidiary) by way of a guaranty or any other support arrangement, with respect to the amount of such Accounts Receivable (based on the financial condition or circumstances of the obligor thereunder), other than such


                                       24
                                             Credit Agreement - Idex Corporation
         limited recourse as is reasonable given market standards for transactions of a similar type, taking into account such factors as historical bad debt loss experience and obligor concentration levels; provided that any such transaction described in the foregoing clause shall be consummated pursuant to documentation in form and substance reasonably satisfactory to Agent, as evidenced by its written approval thereof.

                  "Permitted Swap Obligations" means all obligations (contingent or otherwise) of the Company or any Subsidiary existing or arising under Swap Contracts, provided that each of the following criteria is satisfied: (a) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments or assets held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person in conjunction with a securities repurchase program not otherwise prohibited hereunder, and not for purposes of speculation or taking a "market view;" and (b) such Swap Contracts do not contain any provision ("walk-away" provision) exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party.

                  "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

                  "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which the Company or an ERISA Affiliate sponsors or maintains or to which the Company or an ERISA Affiliate makes, is making, or is obligated to make contributions and includes any Pension Plan.

                  "Pro Rata Share" means, as to any Bank at any time, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of such Bank's Commitment divided by the Aggregate Commitments of all Banks.

                   "Receivables Facility Attributed Indebtedness" at any time shall mean the aggregate net outstanding amount theretofore paid to the Receivables Subsidiary in respect of the Accounts Receivable sold or transferred by it in connection with a Permitted Receivables Purchase Facility (it being the intent of the parties that the amount of Receivables Facility Attributed Indebtedness at any time outstanding approximate as closely as possible the principal amount of Indebtedness which would be outstanding at such time under the Permitted Receivables Purchase Facility if the same were structured as a secured lending agreement rather than a purchase agreement).

                  "Receivables Subsidiary" means a special purpose, bankruptcy remote Wholly-Owned Subsidiary of the Company which may be formed for the sole and exclusive purpose of engaging in activities in connection with the purchase, sale and financing of


                                       25
                                             Credit Agreement - Idex Corporation

         Accounts Receivable in connection with and pursuant to a Permitted Receivables Purchase Facility.

                  "Refinancing Indebtedness" means Indebtedness incurred to refinance other Indebtedness as long as such refinancing does not (i) result in an increase in the total principal amount thereof or (ii) create Indebtedness with a weighted average life to maturity that is less than the weighted average life to maturity of the Indebtedness being refinanced or shorten the final maturity of the Indebtedness being refinanced, provided that if such Indebtedness being refinanced is Indebtedness of the Company, then such Refinancing Indebtedness shall be Indebtedness solely of the Company.

                  "Replacement Bank" has the meaning specified in Section 4.08.

                  "Reportable Event" means, any of the events set forth in
         Section 4043(c) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

                  "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

                  "Responsible Officer" means the chief executive officer, the chief operating officer, the president, the chief financial officer, the controller or the treasurer of the Company, or any other officer having substantially the same authority and responsibility.

                  "Restricted Payment" has the meaning specified in Section
         8.08.

                  "Restructuring Charge" means the $5,661,000 pre-tax charge of the Company for the first fiscal quarter of 2001 relating to the elimination of workforce and consolidation of operations in southwest Michigan.

                  "Revolving Loan" has the meaning specified in Section 2.01.

                  "Revolving Termination Date" means the earlier to occur of:

                           (a) June 8, 2006; and

                           (b) the date on which the Commitments terminate in
                  accordance with the provisions of this Agreement.

                  "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.


                                       26
                                             Credit Agreement - Idex Corporation

                  "Sale and Leaseback Transaction" means any arrangement, directly or indirectly, whereby a seller or transferor shall sell or otherwise transfer any real or personal property and then or thereafter lease, or repurchase under an extended purchase contract, conditional sales or other title retention agreement, the same or similar property.

                  "Same Day Funds" means (i) with respect to disbursements and payments in Dollars, immediately available funds, and (ii) with respect to disbursements and payments in an Offshore Currency, same day or other funds as may be determined by the Agent to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Offshore Currency.

                  "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

                  "Shareholders' Equity" means, as of any date of determination for the Company and its Subsidiaries on a consolidated basis, shareholders' equity as of that date determined in accordance with GAAP.

                  "Spot Rate" for a currency means the rate quoted by BofA as the spot rate for the purchase by BofA of such currency with another currency through its FX Trading Office at approximately 10:00 a.m. (Chicago time) on the date two Banking Days prior to the date as of which the foreign exchange computation is made.

                  "Sterling" means the lawful currency of the United Kingdom.

                  "Subordinated Debt" shall mean all unsecured Indebtedness of the Company for money borrowed which is subordinated in form and substance to the Obligations, and which has terms of payment, covenants and remedies, all satisfactory to the Majority Banks as evidenced by their written approval thereof.

                   "Subsequent Participant" means each country that adopts the euro as its lawful currency after January 1, 1999.

                  "Subsidiary" of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than 50% of the securities, membership interests or other equity interests having ordinary voting power for the election of directors or other governing body are at the time beneficially owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Company.


                                       27
                                             Credit Agreement - Idex Corporation

                  "Surety Instruments" means all letters of credit (including standby and commercial), banker's acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

                  "Swap Contract" means any agreement, whether or not in writing, relating to any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swaption, currency option or any other, similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, and, unless the context otherwise clearly requires, any master agreement relating to or governing any or all of the foregoing.

                  "Swap Termination Value" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined by the Company based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include any Bank).

                  "TARGET Business Day" is a day when TARGET (Trans-European Automated Real-time Gross settlement Express Transfer system), or any successor thereto, is scheduled to be open for business.

                  "Taxes" means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of each Bank and the Agent, respectively, taxes imposed on or measured by its net income by the jurisdiction (or any political subdivision thereof) under the laws of which such Bank or the Agent, as the case may be, is organized or maintains a lending office.

                  "Type" has the meaning specified in the definition of "Committed Loan."

                  "Unfunded Pension Liability" means the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

                  "United States" and "U.S." each means the United States of America.


                                       28
                                             Credit Agreement - Idex Corporation

                  "Wholly-Owned Subsidiary" means any corporation in which (other than directors' qualifying shares required by law) 100% of the capital stock of each class having ordinary voting power, and 100% of the capital stock of every other class, in each case, at the time as of which any determination is being made, is owned, beneficially and of record, by the Company, or by one or more of the other Wholly-Owned Subsidiaries, or both.

         1.02 Other Interpretive Provisions.

                  (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

                  (b) The words "hereof", "herein", "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                  (c) (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

                      (ii) The term "including" is not limiting and means "including without limitation."

                      (iii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."

                  (d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

                  (e) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

                  (f) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.


                                       29
                                             Credit Agreement - Idex Corporation

                  (g) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agent, the Company and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Banks or the Agent merely because of the Agent's or Banks' involvement in their preparation.

         1.03 Accounting Principles.

                  (a) Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied.

                  (b) References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of the Company.

                  (c) If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Company or the Majority Banks shall so request, the Agent, the Banks and the Company shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Majority Banks); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) in the event of any request to negotiate to amend pursuant to this Section 1.03(c), the Company shall provide to the Agent and the Banks financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

         1.04 Currency Equivalents Generally. For all purposes of this Agreement (but not for purposes of the preparation of any financial statements delivered pursuant hereto or calculating financial covenants hereunder), the equivalent in any Offshore Currency or other currency of an amount in Dollars, and the equivalent in Dollars of an amount in any Offshore Currency or other currency, shall be determined at the Spot Rate.

         1.05 Rounding. Any financial ratios required to be maintained by the Banks pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

         1.06 References to Agreements and Laws. Unless otherwise expressly provided herein, (a) references to agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments,


                                       30
                                             Credit Agreement - Idex Corporation
restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

                                   ARTICLE II
                                   THE CREDITS

         2.01 Amounts and Terms of Commitments. Each Bank severally agrees, on the terms and conditions set forth herein, to make loans to the Company (each such loan, a "Revolving Loan") from time to time on any Business Day during the period from the Closing Date to the Revolving Termination Date, in an aggregate principal Dollar Equivalent amount not to exceed at any time outstanding the amount set forth opposite the Bank's name in Schedule 2.01 under the heading "Commitment" (as the same may be reduced pursuant to Section 2.07 or as a result of one or more assignments pursuant to Section 11.08 or increased pursuant to
Section 2.17); provided, however, that, after giving effect to any Borrowing of Revolving Loans, the aggregate principal Dollar Equivalent amount of all outstanding Loans and L/C Obligations shall not exceed the combined Commitments; and provided further that, after giving effect to any Borrowing of Offshore Currency Loans, the aggregate principal Dollar Equivalent amount of all outstanding Offshore Currency Loans and L/C Obligations denominated in an Offshore L/C Currency shall not exceed the Offshore Currency Loan Sublimit. Within the limits of each Bank's Commitment, and subject to the other terms and conditions hereof, the Company may borrow under this Section 2.01, prepay pursuant to Section 2.08 and reborrow pursuant to this Section 2.01.

         2.02 Loan Accounts, Evidence of Debt.

                  (a) The Loans made by each Bank or Designated Bidder shall be evidenced by one or more loan accounts or records maintained by such Bank or Designated Bidder in the ordinary course of business. The loan accounts or records maintained by the Agent and each Bank or Designated Bidder shall be rebuttably presumptive evidence of the amount of the Loans made by the Banks and Designated Bidders to the Company and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Company hereunder to pay any amount owing with respect to the Loans.

                  (b) Upon the request of any Bank or Designated Bidder made through the Agent, the Committed Loans made by such Bank may be evidenced by one or more notes in substantially the form of Exhibit 2.02 ("Committed Loan Notes") and the Bid Loans made by such Bank or Designated Bidder may be evidenced by one or more notes ("Bid Loan Notes"), instead of or in addition to loan accounts. Each such Bank or Designated Bidder shall endorse on the schedules annexed to its Note(s) the date, amount and maturity of each Loan made by it and the amount of each payment of principal made by the Company with respect thereto. Each


                                       31
                                             Credit Agreement - Idex Corporation
such Bank and Designated Bidder is irrevocably authorized by the Company to endorse its Note(s) and each Bank's or Designated Bidder's record shall be rebuttably presumptive evidence of the matters set forth therein absent manifest error; provided, however, that the failure of a Bank or Designated Bidder to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of the Company hereunder or under any such Note to such Bank or Designated Bidder.

         2.03 Procedure for Committed Borrowing.

                  (a) Each Committed Borrowing shall be made upon the Company's irrevocable written notice delivered to the Agent in the form of a Notice of Borrowing (which notice must be received by the Agent prior to 10:30 a.m. (Chicago time) (i) four Business Days prior to the requested Borrowing Date, in the case of Offshore Currency Loans; (ii) three Business Days prior to the requested Borrowing Date, in the case of Offshore Rate Loans denominated in Dollars; provided, however, that if the Company wishes to request Offshore Rate Loans having an Interest Period other than one, two, three or six months in duration as provided in the definition of "Interest Period", the applicable notice must be received by the Agent not later than 10:30 a.m. (Chicago time), four (4) Business Days prior to the requested date of Committed Borrowing, conversion or continuation; and (iii) on the requested Borrowing Date, in the case of Base Rate Loans, in any such case, specifying:

                           (A) the amount of the Committed Borrowing, which shall be in an aggregate amount not less than the Minimum Tranche;

                           (B) the requested Borrowing Date, which shall be a Business Day;

                           (C) the Type of Loans comprising the Committed Borrowing;

                           (D) the duration of the Interest Period applicable to any Offshore Rate Loan included in such notice. If the Notice of Borrowing fails to specify the duration of the Interest Period for any Committed Borrowing comprised of Offshore Rate Loans, such Interest Period shall be one month; and

                           (E) in the case of a Committed Borrowing comprised of Offshore Currency Loans, the Applicable Currency.

provided, however, that with respect to the Borrowing to be made on the Closing Date, the Notice of Borrowing shall be delivered to the Agent not later than 10:30 a.m. (Chicago time) on the Closing Date and unless the Company has provided the applicable advance notice for Offshore Rate Loans and has agreed to pay funding losses in the same manner as set forth in Section 4.04 hereof, such Borrowing will consist of Base Rate Loans only.


                                       32
                                             Credit Agreement - Idex Corporation

                  (b) The Dollar Equivalent amount of any Committed Borrowing in an Offshore Currency will be determined by the Agent for such Committed Borrowing on the Computation Date therefor in accordance with subsection 2.05(a). Upon receipt of the Notice of Borrowing, the Agent will promptly notify each Bank thereof and of the amount of such Bank's Pro Rata Share of the Committed Borrowing.

                  (c) Each Bank will make the amount of its Pro Rata Share of each Committed Borrowing available to the Agent for the account of the Company at the Agent's Payment Office on the Borrowing Date requested by the Company in Same Day Funds and in the requested currency (i) in the case of a Committed Borrowing comprised of Loans in Dollars, by 12:00 noon (Chicago time), and (ii) in the case of a Committed Borrowing comprised of Offshore Currency Loans, by such time as the Agent may reasonably specify. The proceeds of all such Committed Loans will then be made available to the Company by the Agent at such office by crediting the account of the Company on the books of BofA with the aggregate of the amounts made available to the Agent by the Banks and in by wire transfer in accordance with written instructions provided to the Agent by the Company of like funds as received by the Agent.

                  (d) After giving effect to any Borrowing, unless the Agent shall otherwise consent, there may not be more than ten different Interest Periods in effect in respect of all Committed Loans and Bid Loans together then outstanding.

         2.04 Conversion and Continuation Elections for Committed Loans.

                  (a) The Company may, upon irrevocable written notice to the Agent in accordance with subsection 2.04(b):

                           (i) elect, as of any Business Day, in the case of
Base Rate Committed Loans, or as of the last day of the applicable Interest Period, in the case of any other Type of Committed Loans denominated in Dollars, to convert any such Loans (or any part thereof in an amount not less than the Minimum Tranche) into Loans in Dollars of any other Type; or

                           (ii) elect, as of the last day of the applicable
Interest Period, to continue any Committed Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than the Minimum Tranche);

provided, that if at any time the aggregate amount of Offshore Rate Committed Loans denominated in Dollars in respect of any Committed Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than the Minimum Tranche, such Offshore Rate Committed Loans denominated in Dollars shall automatically convert into Base Rate Loans.

                  (b) The Company shall deliver a Notice of Conversion/Continuation to be received by the Agent not later than 10:30 a.m. (Chicago time) at least (i) subject to Section


                                       33
                                             Credit Agreement - Idex Corporation

2.03(a), three Business Days in advance of the Conversion/Continuation Date, if the Committed Loans are to be converted into or continued as Offshore Rate Committed Loans denominated in Dollars; (ii) four Business Days in advance of the Conversion/Continuation Date, if the Committed Loans are to be converted into or continued as Offshore Currency Loans; and (iii) on the Conversion/Continuation Date, if the Committed Loans are to be converted into Base Rate Committed Loans, specifying:

                                    (A) the proposed Conversion/Continuation
                  Date;

                                    (B) the aggregate amount of Committed Loans
                  to be converted or continued;

                                    (C) the Type of Committed Loans resulting
                  from the proposed conversion or continuation; and

                                    (D) other than in the case of conversions
                  into Base Rate Committed Loans, the duration of the requested Interest Period.

                  (c) If upon the expiration of any Interest Period applicable to Offshore Rate Committed Loans in Dollars, the Company has failed to select timely a new Interest Period to be applicable to such Offshore Rate Committed Loans or if any Default or Event of Default then exists, unless, in either case, the Company has elected to repay such Committed Loan, the Company shall be deemed to have elected to convert such Offshore Rate Committed Loans into Base Rate Loans effective as of the expiration date of such Interest Period. If the Company has failed to select a new Interest Period to be applicable to Offshore Currency Loans prior to the fourth Business Day in advance of the expiration date of the current Interest Period applicable thereto as provided in subsection 2.04(b), or if any Default or Event of Default shall then exist, subject to the provisions of subsection 2.05(d), the Company shall be deemed to have elected to continue such Offshore Currency Loans on the basis of a one month Interest Period.

                  (d) The Agent will promptly notify each Bank of its receipt of a Notice of Conversion/Continuation, or, if no timely notice is provided by the Company, the Agent will promptly notify each Bank of the details of any automatic conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Committed Loans held by each Bank with respect to which the notice was given.

                  (e) Unless the Majority Banks otherwise consent, during the existence of a Default or Event of Default, the Company may not elect to have a Committed Loan denominated in Dollars converted into or continued as an Offshore Rate Committed Loan denominated in Dollars or an Offshore Currency Loan continued on the basis of an Interest Period exceeding one month.


                                       34
                                             Credit Agreement - Idex Corporation

                  (f) After giving effect to any conversion or continuation of Committed Loans, unless the Agent shall otherwise consent, there may not be more than ten different Interest Periods in effect.

                  (g) Without prejudice and in addition to any method of conversion or rounding prescribed by any EMU Legislation and without prejudice to (i) the liabilities for indebtedness of the Company to the Banks under or pursuant to this Agreement or (ii) the Banks' Commitments, any reference in this Agreement to a minimum amount (or an integral multiple thereof) in a national currency of a Subsequent Participant to be paid to or by the Agent shall immediately, upon it becoming a Subsequent Participant, be replaced by a reference to such reasonably comparable and convenient amount (or an integral multiple thereof) in the euro unit as the Agent may specify.

                  (h) The Agent may from time to time further modify the terms of, and practices contemplated by, this Agreement with respect to the euro to the extent the Agent determines, in its reasonable discretion, that such modifications are necessary or convenient to reflect new laws, regulations, customs or practices developed in connection with the euro. The Agent may effect such modifications, and this Agreement shall be deemed so amended, without the consent of the Company or the Banks, effective upon receipt of written notice to the Company, a copy of which notice the Agent shall provide to each Bank, to the extent such modifications are not materially disadvantageous to the Company or any Bank.

         2.05 Utilization of Revolving Commitments in Offshore Currencies.

                  (a) The Agent will determine the Dollar Equivalent amount with respect to any (i) Committed Borrowing comprised of Offshore Currency Loans as of the requested Borrowing Date, (ii) outstanding Offshore Currency Loans as of the last Banking Day of each month, and (iii) outstanding Offshore Currency Loans as of any redenomination date pursuant to this Section 2.05 or Section
4.05 (each such date under clauses (i) through (iii), a "Computation Date").

                  (b) In the case of a proposed Committed Borrowing comprised of Offshore Currency Loans, the Banks shall be under no obligation to make Offshore Currency Loans in the requested Offshore Currency as part of such Committed Borrowing if the Agent has received notice from any of the Banks by 3:00 p.m. (Chicago time) four Business Days prior to the day of such Committed Borrowing that such Bank cannot provide Loans in the requested Offshore Currency, in which event the Agent will give notice to the Company no later than 10:30 a.m. (Chicago time) on the third Business Day prior to the requested date of such Borrowing that the Committed Borrowing in the requested Offshore Currency is not then available, and notice thereof also will be given promptly by the Agent to the Banks. If the Agent shall have so notified the Company that any such Committed Borrowing in a requested Offshore Currency is not then available, the Company may, by notice to the Agent not later than 4:30 p.m. (Chicago


                                       35
                                             Credit Agreement - Idex Corporation

time) three Business Days prior to the requested date of such Committed Borrowing, withdraw the Notice of Borrowing relating to such requested Committed Borrowing. If the Company does so withdraw such Notice of Borrowing, the Committed Borrowing requested therein shall not occur and the Agent will promptly so notify each Bank. If the Company does not so withdraw such Notice of Borrowing, the Agent will promptly so notify each Bank and such Notice of Borrowing shall be deemed to be a Notice of Borrowing that requests a Committed Borrowing comprised of Base Rate Committed Loans in an aggregate amount equal to the amount of the originally requested Borrowing as expressed in Dollars in the Notice of Borrowing; and in such notice by the Agent to each Bank the Agent will state such aggregate amount of such Committed Borrowing in Dollars and such Bank's Pro Rata Share thereof.

                  (c) In the case of a proposed continuation of Offshore Currency Loans for an additional Interest Period pursuant to Section 2.04, the Banks shall be under no obligation to continue such Offshore Currency Loans if the Agent has received notice from any of the Banks by 3:00 p.m. (Chicago time) four Business Days prior to the day of such continuation that such Bank cannot continue to provide Committed Loans in the relevant Offshore Currency, in which event the Agent will give notice to the Company not later than 10:30 a.m. (Chicago time) on the third Business Day prior to the requested date of such continuation that the continuation of such Offshore Currency Loans in the relevant Offshore Currency is not then available, and notice thereof also will be given promptly by the Agent to the Banks. If the Agent shall have so notified the Company that any such continuation of Offshore Currency Loans is not then available, any Notice of Continuation/Conversion with respect thereto shall be deemed withdrawn and such Offshore Currency Loans shall be redenominated into Base Rate Committed Loans in Dollars with effect from the last day of the Interest Period with respect to any such Offshore Currency Loans. The Agent will promptly notify the Company and the Banks of any such redenomination and in such notice by the Agent to each Bank the Agent will state the aggregate Dollar Equivalent amount of the redenominated Offshore Currency Loans as of the Computation Date with respect thereto and such Bank's Pro Rata Share thereof.

                  (d) Notwithstanding anything herein to the contrary, during the existence of an Event of Default, upon the request of the Majority Banks, all or any part of any outstanding Offshore Currency Loans shall be redenominated and converted into Base Rate Committed Loans in Dollars with effect from the last day of the Interest Period with respect to any such Offshore Currency Loans. The Agent will promptly notify the Company of any such redenomination and conversion request.

                  (e) The Company shall be entitled to request that Revolving Loans hereunder also be permitted to be made in any other lawful currency (other than Dollars), in addition to the eurocurrencies specified in the definition of "Offshore Currency" herein, that in the opinion of the Majority Banks is at such time freely traded in the offshore interbank foreign exchange markets and is freely transferable and freely convertible into Dollars (an "Agreed Alternative Currency"). The Company shall deliver to the Agent any request for designation of an Agreed


                                       36
                                             Credit Agreement - Idex Corporation

Alternative Currency in accordance with Section 11.02, to be received by the Agent not later than 12:00 p.m. (Chicago time) at least ten Business Days in advance of the date of any Committed Borrowing hereunder proposed to be made in such Agreed Alternative Currency. Upon receipt of any such request the Agent will promptly notify the Banks thereof, and each Bank will use its best efforts to respond to such request within two Business Days of receipt thereof. Each Bank may grant or accept such request in its sole discretion. The Agent will promptly notify the Company of the acceptance or rejection of any such request.

         2.06 Bid Borrowings.

                  (a) General. In addition to Committed Borrowings pursuant to
Section 2.03, each Bank severally agrees that the Company may, as set forth in this Section 2.06, from time to time request the Banks prior to the Revolving Termination Date to submit offers to make Bid Loans in Dollars to the Company; provided, however, that the Banks may, but shall have no obligation to, submit such offers and the Company may, but shall have no obligation to, accept any such offers, and any Bank may designate a Designated Bidder to make such offers from time to time and, if such offers are accepted by the Company, to make such Bid Loans; and provided, further, that at no time shall (a) the outstanding aggregate principal amount of all Bid Loans made by all Banks and Designated Bidders, plus the outstanding aggregate Dollar Equivalent principal amount of all Committed Loans made by all Banks exceed the combined Commitments; (b) the outstanding aggregate principal Dollar amount of all Bid Loans made by all Banks and Designated Bidders exceed the lesser of $75,000,000 or 50% of the combined Commitments; or (c) unless the Agent shall otherwise consent, the number of Interest Periods for Bid Loans then outstanding plus the number of Interest Periods for Committed Loans then outstanding exceed ten.

                  (b) Procedure for Bid Borrowings. When the Company wishes to request the Banks to submit offers to make Bid Loans hereunder, it shall transmit to the Agent by telephone call followed promptly by facsimile transmission a notice in substantially the form of Exhibit 2.06(b)(i) (a "Competitive Bid Request") so as to be received no later than 9:00 a.m. (Chicago time) (x) four Business Days prior to the date of a proposed Bid Borrowing in the case of a LIBOR Auction, or (y) two Business Days prior to the date of a proposed Bid Borrowing in the case of an Absolute Rate Auction, specifying:

                           (i) the date of such Bid Borrowing, which shall be a
Business Day;

                           (ii) the aggregate amount of such Bid Borrowing,
which shall be a minimum amount of $5,000,000 or in multiples of $1,000,000 in excess thereof;

                           (iii) whether the Competitive Bids requested are to
be for LIBOR Bid Loans or Absolute Rate Bid Loans or both; and


                                       37
                                             Credit Agreement - Idex Corporation

                           (iv) the duration of the Interest Period applicable
thereto, subject to the provisions of the definition of "Interest Period" herein.

Subject to subsection 2.06(c), the Company may not request Competitive Bids for more than three Interest Periods in a single Competitive Bid Request and may not request Competitive Bids more than once in any period of five Business Days.

                  (c) Submitting Competitive Bids.

                           (i) Upon receipt of a Competitive Bid Request, the
Agent will promptly send to the Banks and Designated Bidders by facsimile transmission an Invitation for Competitive Bids, which shall constitute an invitation by the Company to each Bank and Designated Bidder to submit Competitive Bids offering to make the Bid Loans to which such Competitive Bid Request relates in accordance with this Section 2.06.

                           (ii) Each Bank and Designated Bidder may at its
discretion submit a Competitive Bid containing an offer or offers to make Bid Loans in response to any Invitation for Competitive Bids. Each Competitive Bid must comply with the requirements of this subsection 2.06(c) and must be submitted to the Agent by facsimile transmission at the Agent's office for notices set forth on the signature pages hereto not later than (a) 8:30 a.m. (Chicago time) three Business Days prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (2) 8:30 a.m. (Chicago time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction; provided that Competitive Bids submitted by the Agent (or any Affiliate of the Agent) in the capacity of a Bank or Designated Bidder may be submitted, and may only be submitted, if the Agent or such Affiliate notifies the Company of the terms of the offer or offers contained therein not later than (A) 8:15 a.m. (Chicago time) three Business Days prior to the proposed date of Borrowing, in the case of a LIBOR Auction or
(B) 8:15 a.m. (Chicago time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction.

                           (iii) Each Competitive Bid shall be in substantially
the form of Exhibit 2.06(c), specifying therein:

                                    (A) the proposed date of Borrowing;

                                    (B) the principal amount of each Bid Loan
                  for which such Competitive Bid is being made, which principal amount (x) may be equal to, greater than or less than the Commitment of the quoting Bank, (y) must be $5,000,000 or in multiples of $1,000,000 in excess thereof, and (z) may not exceed the principal amount of Bid Loans for which Competitive Bids were requested;

                                    (C) in case the Company elects a LIBOR
                  Auction, the margin above or below LIBOR (the "LIBOR Bid Margin") offered for each such Bid


                                       38
                                             Credit Agreement - Idex Corporation

                  Loan, expressed in multiples of 1/1000th of one basis point to be added to or subtracted from the applicable LIBOR and the Interest Period applicable thereto;

                                    (D) in case the Company elects an Absolute
                  Rate Auction, the rate of interest per annum expressed in multiples of 1/1000th of one basis point (the "Absolute Rate") offered for each such Bid Loan; and

                                    (E) the identity of the quoting Bank or
                  Designated Bidder.

A Competitive Bid may contain up to three separate offers by the quoting Bank or Designated Bidder with respect to each Interest Period specified in the related Invitation for Competitive Bids.

                           (iv) Any Competitive Bid shall be disregarded if it:

                                    (A) is not substantially in conformity with
                  Exhibit 2.06(c) or does not specify all of the information required by subsection (c)(iii) of this Section;

                                    (B) contains qualifying, conditional or
                  similar language;

                                    (C) proposes terms other than or in addition
                  to those set forth in the applicable Invitation for Competitive Bids; or

                                    (D) arrives after the time set forth in
                  subsection (c)(ii).

                  (d) Notice to Company of Competitive Bids. Promptly on receipt and not later than 9:00 a.m. (Chicago time) three Business Days prior to the proposed date of Borrowing in the case of a LIBOR Auction, or 9:00 a.m. (Chicago time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction, the Agent will notify the Company of the terms (i) of any Competitive Bid submitted by a Bank or Designated Bidder that is in accordance with subsection 2.06(c), and (ii) of any Competitive Bid that amends, modifies or is otherwise inconsistent with a previous Competitive Bid submitted by such Bank or Designated Bidder with respect to the same Competitive Bid Request. Any such subsequent Competitive Bid shall be disregarded by the Agent unless such subsequent Competitive Bid is submitted solely to correct a manifest error in such former Competitive Bid and only if received within the times set forth in subsection 2.06(c). The Agent's notice to the Company shall specify (1) the aggregate principal amount of Bid Loans for which offers have been received for each Interest Period specified in the related Competitive Bid Request; and (2) the respective principal amounts and LIBOR Bid Margins or Absolute Rates, as the case may be, so offered. Subject only to the provisions of Sections 4.02, 4.05 and 5.02 hereof and the provisions of this subsection (d), any Competitive Bid shall be irrevocable except with the written consent of the Agent given on the written instructions of the Company.


                                       39
                                             Credit Agreement - Idex Corporation

                  (e) Acceptance of Competitive Bids. Not later than 9:30 a.m. (Chicago time) three Business Days prior to the proposed date of Borrowing, in the case of a LIBOR Auction, or 9:30 a.m. (Chicago time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction, the Company shall notify the Agent of its acceptance or non-acceptance of the offers so notified to it pursuant to subsection 2.06(d). The Company shall be under no obligation to accept any offer and may choose to reject all offers. In the case of acceptance, such notice shall specify the aggregate principal amount of offers for each Interest Period that is accepted. The Company may accept any Competitive Bid in whole or in part; provided that:

                           (i) the aggregate principal amount of each Bid
Borrowing may not exceed the applicable amount set forth in the related Competitive Bid Request;

                           (ii) the principal amount of each Bid Borrowing must
be $5,000,000 or in any multiple of $1,000,000 in excess thereof;

                           (iii) acceptance of offers may only be made on the
basis of ascending LIBOR Bid Margins or Absolute Rates within each Interest Period, as the case may be; and

                           (iv) the Company may not accept any offer that is
described in subsection 2.06(c)(iv) or that otherwise fails to comply with the requirements of this Agreement.

                  (f) Procedures for Identical Bids. If offers are made by two or more Banks or Designated Bidders with the same LIBOR Bid Margins or Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Bid Loans in respect of which such offers are accepted shall be allocated by the Agent among such Banks or Designated Bidders as nearly as possible (in such multiples, not less than $1,000,000, as the Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers. Determination by the Agent of the amounts of Bid Loans shall be conclusive in the absence of manifest error.

                  (g) Notice to Banks of Acceptance or Rejection of Bids.

                           (i) The Agent will promptly notify each Bank or
Designated Bidder having submitted a Competitive Bid if its offer has been accepted and, if its offer has been accepted, of the amount of the Bid Loan or Bid Loans to be made by it on the date of the Bid Borrowing.

                           (ii) Each Bank or Designated Bidder which has
received notice pursuant to subsection 2.06(g)(i) that its Competitive Bid has been accepted shall make the amounts of such Bid Loans available to the Agent for the account of the Company at the Agent's Payment Office, by 1:00 p.m. (Chicago time) in the case of Absolute Rate Bid Loans, and by


                                       40
                                             Credit Agreement - Idex Corporation

1:00 p.m. (Chicago time) in the case of LIBOR Bid Loans, on such date of Bid Borrowing, in funds immediately available to the Agent for the account of the Company at the Agent's Payment Office.

                           (iii) Promptly following each Bid Borrowing, the
Agent shall notify each Bank and Designated Bidder of the ranges of bids submitted and the highest and lowest Competitive Bids accepted for each Interest Period requested by the Company and the aggregate amount borrowed pursuant to such Bid Borrowing.

                           (iv) From time to time, the Company and the Banks and
Designated Bidders shall furnish such information to the Agent as the Agent may request relating to the making of Bid Loans, including the amounts, interest rates, dates of borrowings and maturities thereof, for purposes of the allocation of amounts received from the Company for payment of all amounts owing hereunder.

                  (h) If, on or prior to the proposed date of Borrowing, the Commitments have not been terminated and if, on such proposed date of Borrowing all applicable conditions to funding referenced in Sections 4.02, 4.05 and 5.02 hereof are satisfied, the Banks and Designated Bidders whose offers the Company has accepted will fund each Bid Loan so accepted. Nothing in this Section 2.06 shall be construed as a right of first offer in favor of the Banks or Designated Bidders or to otherwise limit the ability of the Company to request and accept credit facilities from any Person (including any of the Banks or Designated Bidders), provided that no Default or Event of Default would otherwise arise or exist as a result of the Company executing, delivering or performing under such credit facilities.

         2.07 Voluntary Termination or Reduction of Commitments. The Company may, upon not less than five Business Days' prior notice to the Agent, terminate the Commitments, or permanently reduce the Commitments by an aggregate minimum Dollar Equivalent amount of $5,000,000 or any Dollar Equivalent multiple of $1,000,000 in excess thereof; unless, after giving effect thereto and to any prepayments of Loans made on the effective date thereof, the then-outstanding principal Dollar Equivalent amount of the Loans and L/C Obligations would exceed the amount of the combined Commitments then in effect. Once reduced in accordance with this Section, the Commitments may not be increased except pursuant to Section 2.17 or 11.01. Any reduction of the Commitments shall be applied to each Bank according to its Pro Rata Share. All accrued commitment fees to, but not including the effective date of any reduction or termination of Commitments, shall be paid on the effective date of such reduction or termination.

         2.08 Optional Prepayments.

                  (a) Subject to Section 4.04, unless waived by the Agent, the Company may, at any time or from time to time, upon irrevocable notice to the Agent (which notice must be received by the Agent prior to 10:30 a.m. (Chicago time)) (i) four Business Days prior to the date


                                       41
                                             Credit Agreement - Idex Corporation
of prepayment, in the case of Offshore Currency Loans; (ii) three Business Days prior to the date of prepayment, in the case of Offshore Rate Loans denominated in Dollars, (iii) on the date of prepayment, in the case of Base Rate Loans, ratably prepay Loans in whole or in part, in minimum Dollar Equivalent amounts of $3,000,000 or any Dollar Equivalent multiple of $1,000,000 in excess thereof or such other amount necessary to repay in full any Offshore Rate Loan or, in the case of Base Rate Loans, in minimum amounts of $1,000,000 or any multiple of $500,000 in excess thereof or such other amount necessary to repay in full any Base Rate Loan. Such notice of prepayment shall specify the date and amount of such prepayment and whether such prepayment is of Base Rate Committed Loans, Offshore Rate Committed Loans, or any combination thereof, and the Applicable Currency. Such notice shall not thereafter be revocable by the Company and the Agent will promptly notify each Bank thereof and of such Bank's Pro Rata Share of such prepayment. If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with any amounts required pursuant to Section 4.04.

                  (b) Bid Loans may not be voluntarily prepaid other than with the consent of the applicable Bid Loan Lender.

         2.09 Currency Exchange Fluctuations. Subject to Section 4.04, if on any Computation Date the Agent shall have determined that the aggregate Dollar Equivalent principal amount of all Loans and L/C Obligations then outstanding exceeds the Aggregate Commitments by more than $500,000, due to a change in applicable rates of exchange between Dollars and Offshore Currencies, then the Agent shall give notice to the Company that a prepayment is required under this Section, and the Company agrees to promptly (and in any event within three Business Days of such notice) make prepayments of Loans such that, after giving effect to such prepayment the aggregate Dollar Equivalent amount of all Loans and L/C Obligations does not exceed the Aggregate Commitments.

         2.10 Mandatory Prepayments and Repayment.

                  (a) Mandatory Prepayments of Loans. Subject to Section 4.04, if on any date the Effective Amount of all Loans then outstanding plus the Effective Amount of all L/C Obligations exceeds the Aggregate Commitments (other than as a result of currency exchange fluctuations), the Company shall immediately, and without notice or demand, prepay the outstanding principal amount of the Loans in an amount equal to the lesser of such excess and the amount of the outstanding Loans and, if any excess shall still remain, shall Cash Collateralize the L/C Obligations to the extent of such remaining excess.

                  (b) Repayment. The Company shall repay to the Banks on the Revolving Termination Date the aggregate principal amount of Loans outstanding on such date. The Company shall repay each Bid Loan on the last day of the relevant Interest Period.


                                       42
                                             Credit Agreement - Idex Corporation

                  (c) Mandatory Prepayment of Excess Receivables Sale Proceeds or Subsidiary Debt. If on any date the sum of (i) Receivables Facility Attributed Indebtedness, (ii) Indebtedness of Subsidiaries of the Company which is outstanding and permitted solely by Section 8.05(g), and (iii) Indebtedness consisting of Contingent Obligations of any Subsidiary which are outstanding and permitted solely by Section 8.07(h), exceed the greater of (i) $65,000,000 or
(ii) 15% of Consolidated Net Worth, then, on the third Business Day after such date, to the extent such Indebtedness or Receivables Facility Attributed Indebtedness is not reduced to or below the greater of (i) $65,000,000 or (ii) 15% of Consolidated Net Worth, the revolving Commitments shall be permanently reduced by an amount equal to such excess, and to the extent the Effective Amount of all Loans then outstanding and the Effective Amount of all L/C Obligations exceeds the Aggregate Commitments as so reduced, the Company shall immediately, and without notice or demand, prepay the outstanding principal amount of the Loans in an amount equal to the lesser of such excess and the amount of the outstanding Loans and, if any excess shall still remain, shall Cash Collateralize the L/C Obligations to the extent of such remaining excess.

         2.11 Interest.

                  (a) Each Committed Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the Offshore Rate plus the Applicable Rate or the Base Rate, as the case may be (and subject to the Company's right to convert to other Types of Committed Loans under Section 2.04). Each Bid Loan shall bear interest on the outstanding principal amount thereof from the relevant Borrowing Date at the rate per annum equal to the LIBO Rate plus (or minus) the LIBOR Bid Margin, or at the Absolute Rate, as the case may be.

                  (b) Interest on each Loan shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any prepayment of Loans (other than prepayments of Base Rate Loans) under Section 2.08 or 2.10 for the portion of the Loans so prepaid and upon payment (including prepayment) in full thereof and, during the existence of any Event of Default, interest shall be paid on demand of the Agent at the request or with the consent of the Majority Banks.

                  (c) Notwithstanding subsection (a) of this Section, if any amount of principal of or interest on any Loan, or any other amount payable hereunder or under any other Loan Document is not paid in full when due (whether at stated maturity, by acceleration, demand or otherwise), the Company agrees to pay interest on such unpaid principal or other amount, from the date such amount becomes due until the date such amount is paid in full, and after as well as before any entry of judgment thereon to the extent permitted by law, payable on demand, at a fluctuating rate per annum equal to the Base Rate plus 2%.


                                       43
                                             Credit Agreement - Idex Corporation

                  (d) Anything herein to the contrary notwithstanding, the obligations of the Company to any Bank or Designated Bidder hereunder shall be subject to the limitation that payments of interest shall not be required for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by such Bank or Designated Bidder would be contrary to the provisions of any law applicable to such Bank or Designated Bidder limiting the highest rate of interest that may be lawfully contracted for, charged or received by such Bank, and in such event the Company shall pay such Bank or Designated Bidder interest at the highest rate permitted by applicable law.

         2.12 Fees.

                  (a) Arrangement, Agency Fees. The Company shall pay an arrangement fee to the Arranger for the Arranger's own account, and shall pay an agency fee to the Agent for the Agent's own account, as required by the letter agreement ("Fee Letter") between the Company and the Arranger and Agent dated April 11, 2001. On the date of each Competitive Bid Request, the Company shall pay to the Agent for the Agent's own account a bid auction fee of $150 per Bank per Competitive Bid Request.

                  (b) Facility Fees. The Company shall pay to the Agent for the account of each Bank a facility fee on the actual daily Commitment for such Bank, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon the daily Commitments for that quarter as calculated by the Agent, equal to the Applicable Rate. Such facility fee shall accrue from the Closing Date to the Revolving Termination Date and shall be due and payable quarterly in arrears on the last Business Day of each fiscal quarter commencing on June 30, 2001 through the Revolving Termination Date, with the final payment to be made on the Revolving Termination Date; provided that, in connection with any reduction or termination of Commitments under Section 2.07, the accrued facility fee calculated for the period ending on such date shall also be paid on the date of such reduction or termination, with the following quarterly payment being calculated on the basis of the period from such reduction or termination date to such quarterly payment date. The facility fees provided in this subsection shall accrue at all times after the above-mentioned commencement date, including at any time during which one or more conditions in Article V are not met.

                  (c) Utilization Fees. The Company shall pay to the Agent for the account of each Bank in accordance with its Pro Rata Share, a utilization fee of .125% per annum times the actual daily aggregate outstanding Dollar Equivalent amount of Loans and L/C Obligations on each day that such aggregate outstanding amount exceeds 33% of the Aggregate Commitments and, without duplication of the preceding fee, .25% per annum times the actual daily aggregate outstanding amount of Loans and L/C Obligations on each day that such aggregate outstanding amount exceeds 66% of the Aggregate Commitments. The utilization fee shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the


                                       44
                                             Credit Agreement - Idex Corporation

Revolving Termination Date. The utilization fee shall be calculated quarterly in arrears. The utilization fee shall accrue at all times, including at any time during which one or more of the conditions in Article V is not met.

         2.13 Computation of Fees and Interest.

                  (a) All computations of interest for Base Rate Committed Loans, Offshore Currency Loans denominated in Sterling and of fees shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

                  (b) Each determination of an interest rate or a Dollar Equivalent amount by the Agent shall be rebuttably presumptive evidence thereof in the absence of manifest error. The Agent will, at the request of the Company or any Bank, deliver to the Company or any Bank or Designated Bidder, as the case may be, a statement showing the quotations used by the Agent in determining any interest rate or Dollar Equivalent amount.

         2.14 Payments by the Company.

                  (a) All payments to be made by the Company shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Company shall be made to the Agent for the account of the Banks and Designated Bidders at the Agent's Payment Office, and, with respect to principal of, interest on, and any other amounts relating to, any Offshore Currency Loan, shall be made in the Offshore Currency in which such Loan is denominated or payable, and, with respect to all other amounts payable hereunder, shall be made in Dollars. Such payments shall be made in Same Day Funds, and (i) in the case of Offshore Currency payments, no later than such time on the dates specified herein as may be determined by the Agent to be necessary for such payment to be credited on such date in accordance with normal banking procedures in the place of payment, and (ii) in the case of any Dollar payments, no later than 12:00 noon (Chicago time) on the date specified herein. The Agent will promptly distribute to each Bank (or Designated Bidder) its Pro Rata Share (or other applicable share as expressly provided herein) of such principal, interest, fees or other amounts, in like funds as received. Any payment which is received by the Agent later than 12:00 noon (Chicago time), or later than the time specified by the Agent as provided in clause (i) above (in the case of Offshore Currency payments), shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

                  (b) Subject to the provisions set forth in the definition of "Interest Period" herein, whenever any payment is due on a day other than a Business Day, such payment shall be


                                       45
                                             Credit Agreement - Idex Corporation
made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

                  (c) Unless the Agent receives notice from the Company prior to the date on which any payment is due to the Banks or Designated Bidders that the Company will not make such payment in full as and when required, the Agent may assume that the Company has made such payment in full to the Agent on such date in Same Day Funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Bank or Designated Bidder on such due date an amount equal to the amount then due such Bank or Designated Bidder. If and to the extent the Company has not made such payment in full to the Agent, each Bank or Designated Bidder shall repay to the Agent on demand such amount distributed to such Bank or Designated Bidder, together with interest thereon at the Federal Funds Rate or, in the case of a payment in an Offshore Currency, the Overnight Rate, for each day from the date such amount is distributed to such Bank or Designated Bidder until the date repaid.

                  (d) If at any time insufficient funds are received by and available to the Agent to pay fully all amounts of principal, L/C Borrowings, interest and fees then due hereunder, such funds shall be applied (i) first, toward costs and expenses (including Attorney Costs and amounts payable under Article IV) incurred by the Agent and each Bank, (ii) second, toward repayment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (iii) third, toward repayment of principal and L/C Borrowings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and L/C Borrowings then due to such parties.

         2.15 Payments by the Banks to the Agent.

                  (a) Unless the Agent receives notice from a Bank on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Business Day prior to the date of such Borrowing (or in the case of same day Borrowings, on or before 11:30 a.m. (Chicago time) on such day), that such Bank will not make available as and when required hereunder to the Agent for the account of the Company the amount of that Bank's Pro Rata Share of the Committed Borrowing, the Agent may assume that each Bank has made such amount available to the Agent in Same Day Funds on the Borrowing Date and the Agent may (but shall not be so required), in reliance upon such assumption, make available to the Company on such date a corresponding amount. If and to the extent any Bank shall not have made its full amount available to the Agent in Same Day Funds and the Agent in such circumstances has made available to the Company such amount, that Bank shall on the Business Day following such Borrowing Date make such amount available to the Agent, together with interest at the Federal Funds Rate or, in the case of any Borrowing consisting of Offshore Currency Loans, the Overnight Rate, for each day during such period. A notice of the Agent submitted to any Bank with respect to amounts owing under this subsection 2.15(a) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Agent shall constitute such


                                       46
                                             Credit Agreement - Idex Corporation

Bank's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Agent on the Business Day following the Borrowing Date, the Agent will notify the Company of such failure to fund and, upon demand by the Agent, the Company shall pay such amount to the Agent for the Agent's account, together with interest thereon for each day elapsed since the date of such Committed Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Committed Loans comprising such Committed Borrowing.

                  (b) The failure of any Bank to make any Committed Loan on any Borrowing Date shall not relieve any other Bank of any obligation hereunder to make a Committed Loan on such Borrowing Date, but no Bank shall be responsible for the failure of any other Bank to make the Committed Loan to be made by such other Bank on any Borrowing Date.

         2.16 Sharing of Payments, Etc. If, other than as expressly provided elsewhere herein, any Bank shall obtain on account of the Committed Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder), such Bank shall immediately (a) notify the Agent of such fact, and (b) purchase from the other Banks such participations in the Committed Loans made by them as shall be necessary to cause such purchasing Bank to share the excess payment pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Bank, such purchase shall to that extent be rescinded and each other Bank shall repay to the purchasing Bank the purchase price paid therefor, together with an amount equal to such paying Bank's ratable share (according to the proportion of (i) the amount of such paying Bank's required repayment to
(ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Company agrees that any Bank so purchasing a participation from another Bank may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 11.11) with respect to such participation as fully as if such Bank were the direct creditor of the Company in the amount of such participation. The Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased or repaid under this Section and will in each case notify the Banks following any such purchases or repayments. Any Bank having outstanding both Committed Loans and Bid Loans at any time a right of set-off is exercised by such Bank and applying such setoff to the Loans shall apply the proceeds of such set-off first to such Bank's Committed Loans, until its Committed Loans are reduced to zero, and thereafter to its Bid Loans.

         2.17 Increase in Commitments.

                  (a) Provided there exists no Default or Event of Default, upon notice to the Agent (which shall promptly notify the Banks), the Company may from time to time, but not more than two times in any year, request an increase in the Aggregate Commitments; provided,


                                       47
                                             Credit Agreement - Idex Corporation
however, that after giving effect to any such increases, the Aggregate Commitments shall not exceed $400,000,000. At the time of sending such notice, the Company (in consultation with the Agent) shall specify the time period within which each Bank is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the Banks), provided that each Bank need not be notified with respect to any request to increase the Aggregate Commitments up to an aggregate of $350,000,000 made within the first 60 days following the Closing Date. If requested to respond, each Bank in its sole and absolute discretion shall notify the Agent within such time period whether or not it agrees to increase its Commitment and, if so, whether by an amount equal to, greater than, or less than its Pro Rata Share of such requested increase. Any Bank not responding within such time period shall be deemed to have declined to increase its Commitment. The Agent shall notify the Company and each Bank of the Banks' responses to each request made hereunder. If the Banks do not agree to the full amount of a requested increase, the Company may then invite additional Eligible Assignees to become Banks pursuant to a joinder agreement in form and substance satisfactory to the Agent and its counsel.

                  (b) If the Aggregate Commitments are increased in accordance with this Section, the Agent and the Company shall determine the effective date (the "Increase Effective Date") and the final allocation of such increase. The Agent shall promptly notify the Company and the Banks of the final allocation of such increase and the Increase Effective Date. As a condition precedent to such increase, the Company shall deliver to the Agent (i) a certificate of a Responsible Officer of the Company dated as of the Increase Effective Date (in sufficient copies for each Bank) signed by a Responsible Officer of the Company certifying and attaching the resolutions adopted approving or consenting to such increase and certifying that, before and after giving effect to such increase, the representations and warranties contained in Article VI are true and correct on and as of the Increase Effective Date (except to the extent that such representation or warranty relates to an earlier date, in which case such representation and warranty shall be true on and as of such date) and no Default or Event of Default exists, and (ii) a Compliance Certificate demonstrating pro forma compliance with Section 8.16 after giving effect to such increase. The Company shall deliver new or amended Committed Loan Notes reflecting the increased Commitment of any Bank holding or requesting a Note. The Agent shall distribute an amended Schedule 2.01 (which shall be deemed incorporated into this Agreement), to reflect any changes therein resulting from such increase. The Company shall prepay any Committed Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 4.04) to the extent necessary to keep the outstanding Committed Loans ratable with any revised Pro Rata Shares arising from any nonratable increase in the Commitments under this Section, provided, that with the consent of each affected Bank (which consent may be verbal) such amount or any portion thereof may be settled on a net basis with each Bank having a new or nonratable increase in its Commitment funding its Pro Rata Share of the principal amount of the Loans outstanding on the Increase Effective Date with such amounts applied on behalf of the Company to reduce the outstanding Revolving Loans of Banks whose Loans outstanding exceed their revised Pro Rata Share of the aggregate Loans outstanding as a result of such increased


                                       48
                                             Credit Agreement - Idex Corporation

Aggregate Commitments. The Company shall pay to each such Bank any amounts required pursuant to Section 4.04 together with interest on such amounts paid as if such Bank received such prepayment directly from the Company.

                  (c) This Section shall supersede any provisions in Section
11.01 to the contrary.

         2.18 Termination of Existing Credit Agreement. The Company, the Agent and, to the extent a party thereto, the Banks acknowledge and agree that on and as of the Closing Date the Existing Credit Agreement is, and all commitments thereunder are, hereby terminated and that any revolving loans or other monetary obligations under the Existing Credit Agreement as in effect immediately prior to the effectiveness of this Agreement shall be paid in full or refinanced on the Closing Date with Revolving Loans hereunder.

                                   ARTICLE III
                              THE LETTERS OF CREDIT

         3.01 The Letter of Credit Subfacility.

                  (a) On the terms and conditions set forth herein (i) the Issuing Bank agrees, (A) from time to time on any Business Day during the period from the Closing Date to the Revolving Termination Date to issue Letters of Credit denominated in Dollars or an Offshore L/C Currency for the account of the Company, and to amend or renew Letters of Credit previously issued by it, in accordance with subsections 3.02(c) and 3.02(d), and (B) to honor drafts under the Letters of Credit; and (ii) the Banks severally agree to participate in Letters of Credit Issued for the account of the Company; provided that the Issuing Bank shall not be obligated to Issue, and no Bank shall be obligated to participate in, any Letter of Credit if as of the date of Issuance of such Letter of Credit (the "Issuance Date"): (1) the Effective Amount of all L/C Obligations exceeds $25,000,000; (2) the Effective Amount of all L/C Obligations plus the Effective Amount of all Loans exceeds the Aggregate Commitments or (3) the participation of any Bank in the Effective Amount of all L/C Obligations plus the Effective Amount of the Committed Loans of such Bank exceeds such Bank's Commitment. Within the foregoing limits, and subject to the other terms and conditions hereof, the Company's ability to obtain Letters of Credit shall be fully revolving, and, accordingly, the Company may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit which have expired or which have been drawn upon and reimbursed.

                  (b) The Issuing Bank shall be under no obligation to Issue any Letter of Credit if:

                           (i) any order, judgment or decree of any Governmental
Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from Issuing such Letter of Credit, or any Requirement of Law applicable to the Issuing Bank or any request or


                                       49
                                             Credit Agreement - Idex Corporation
directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the Issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Issuing Bank in good faith deems material to it and for which the Issuing Bank is not compensated hereunder;

                           (ii) the Issuing Bank has received written notice
from any Bank, the Agent or the Company, on or prior to the Business Day prior to the requested date of Issuance of such Letter of Credit, that one or more of the applicable conditions contained in Article V is not then satisfied;

                           (iii) the expiry date of any requested Letter of
Credit is after the scheduled Revolving Termination Date;

                           (iv) any requested Letter of Credit is not in form
and substance acceptable to the Issuing Bank, or the Issuance of a Letter of Credit shall violate any applicable policies of the Issuing Bank; or

                           (v) any standby Letter of Credit is for the purpose
of supporting the issuance of any letter of credit by any other Person other than a guarantee issued by a foreign bank.

         3.02 Issuance, Amendment and Renewal of Letters of Credit.

                  (a) Each Letter of Credit shall be issued upon the irrevocable written request of the Company received by the Issuing Bank (with a copy sent by the Company to the Agent) at least two Business Days (or such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of issuance. Each such request for issuance of a Letter of Credit shall be by facsimile, confirmed immediately in an original writing, in the form of an L/C Application, and shall specify in form and detail reasonably satisfactory to the Issuing Bank: (i) the proposed date of issuance of the Letter of Credit (which shall be a Business Day); (ii) the face amount of the Letter of Credit; (iii) the expiry date of the Letter of Credit; (iv) the name and address of the beneficiary thereof; (v) the documents to be presented by the beneficiary of the Letter of Credit in case of any drawing thereunder;
(vi) the full text of any certificate to be presented by the beneficiary in case of any drawing thereunder; (vii) the currency (which shall be Dollars or an Offshore L/C Currency) in which the Letter of Credit is to be denominated; and
(viii) such other matters as the Issuing Bank may require. The Agent will promptly notify the Banks of the receipt by it of any L/C Application.


                                       50
                                             Credit Agreement - Idex Corporation

                  (b) If the Agent is not the Issuing Bank, by 12:00 p.m. (Chicago time) on the Business Day next preceding the requested date of issuance of a Letter of Credit, the Issuing Bank will confirm with the Agent (by telephone or in writing) that the Agent has received a copy of the L/C Application or L/C Amendment Application from the Company and, if not, the Issuing Bank will provide the Agent with a copy thereof. Unless the Issuing Bank has received notice on or before the Business Day immediately preceding the date the Issuing Bank is to issue a requested Letter of Credit from the Agent (i) directing the Issuing Bank not to issue such Letter of Credit because such issuance is not then permitted under subsection 3.01(a) as a result of the limitations set forth in clauses (1) through (3) thereof or subsection 3.01(b)(ii); or (ii) that one or more conditions specified in Article V are not then satisfied; then, subject to the terms and conditions hereof, the Issuing Bank shall, on the requested date, issue a Letter of Credit for the account of the Company in accordance with the Issuing Bank's usual and customary business practices.

                  (c) From time to time while a Letter of Credit is outstanding and prior to the Revolving Termination Date, the Issuing Bank will, upon the written request of the Company received by the Issuing Bank (with a copy sent by the Company to the Agent) at least two Business Days (or such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of amendment, amend any Letter of Credit issued by it. Each such request for amendment of a Letter of Credit shall be made by facsimile, confirmed immediately in an original writing, made in the form of an L/C Amendment Application and shall specify in form and detail satisfactory to the Issuing Bank: (i) the Letter of Credit to be amended; (ii) the proposed date of amendment of the Letter of Credit (which shall be a Business Day); (iii) the nature of the proposed amendment; and (iv) such other matters as the Issuing Bank may reasonably require. The Issuing Bank shall be under no obligation to amend any Letter of Credit if: (A) the Issuing Bank would have no obligation at such time to issue such Letter of Credit in its amended form under the terms of this Agreement; or (B) the beneficiary of any such Letter of Credit does not accept the proposed amendment to the Letter of Credit.

                  (d) The Issuing Bank and the Banks agree that, while a Letter of Credit is outstanding and prior to the Revolving Termination Date, at the option of the Company and upon the written request of the Company received by the Issuing Bank (with a copy sent by the Company to the Agent) at least two Business Days (or such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of notification of renewal, the Issuing Bank shall be entitled to authorize the automatic renewal of any Letter of Credit issued by it. Each such request for renewal of a Letter of Credit shall be made by facsimile, confirmed immediately in an original writing, in the form of an L/C Amendment Application, and shall specify in form and detail satisfactory to the Issuing Bank: (i) the Letter of Credit to be renewed; (ii) the proposed date of notification of renewal of the Letter of Credit (which shall be a Business Day); (iii) the revised expiry date of the Letter of Credit; and (iv) such other matters as the Issuing Bank may require. The Issuing Bank shall be under no obligation to renew any Letter of Credit if: (A) the Issuing Bank would have no obligation at such time to


                                       51
                                             Credit Agreement - Idex Corporation
issue or amend such Letter of Credit in its renewed form under the terms of this Agreement; or (B) the beneficiary of any such Letter of Credit does not accept the proposed renewal of the Letter of Credit. If any outstanding Letter of Credit shall provide that it shall be automatically renewed unless the beneficiary thereof receives notice from the Issuing Bank that such Letter of Credit shall not be renewed, and if at the time of renewal the Issuing Bank would be entitled to authorize the automatic renewal of such Letter of Credit in accordance with this subsection 3.02(d) upon the request of the Company but the Issuing Bank shall not have received any L/C Amendment Application from the Company with respect to such renewal or other written direction by the Company with respect thereto, the Issuing Bank shall nonetheless be permitted to allow such Letter of Credit to renew, and the Company and the Banks hereby authorize such renewal, and, accordingly, the Issuing Bank shall be deemed to have received an L/C Amendment Application from the Company requesting such renewal.

                  (e) The Issuing Bank may, at its election (or as required by the Agent at the direction of the Majority Banks), deliver any notices of termination or other communications to any Letter of Credit beneficiary or transferee, and take any other action as necessary or appropriate, at any time and from time to time, in order to cause the expiry date of such Letter of Credit to be a date not later than the Revolving Termination Date.

                  (f) This Agreement shall control in the event of any conflict with any L/C-Related Document (other than any Letter of Credit). In addition, unless the Company and the Issuing Bank shall otherwise expressly agree in writing, any purported grant of a Lien (or any requirement to do so) contained in any L/C-Related Document shall be ineffective and null and void.

                  (g) The Issuing Bank will also deliver to the Agent, concurrently or promptly following its delivery of a Letter of Credit, or amendment to or renewal of a Letter of Credit, to an advising bank or a beneficiary, a true and complete copy of each such Letter of Credit or amendment to or renewal of a Letter of Credit.

         3.03 Risk Participations, Drawings and Reimbursements.

                  (a) Immediately upon the Issuance of each Letter of Credit, each Bank shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Bank a participation in such Letter of Credit and each drawing thereunder in an amount equal to the product of (i) the Pro Rata Share of such Bank, times (ii) the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively. For purposes of Section 2.01, each Issuance of a Letter of Credit shall be deemed to utilize the Commitment of each Bank by an amount equal to the amount of such participation for so long as any related L/C Obligations shall be outstanding.


                                       52
                                             Credit Agreement - Idex Corporation

                  (b) In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the Issuing Bank will promptly notify the Company and the Agent. Provided it shall have received such notice, the Company shall reimburse the Issuing Bank prior to 12:00 p.m. (Chicago time) on each date that any amount is paid by the Issuing Bank under any Letter of Credit (each such date, an "Honor Date") in an amount equal to the amount so paid by the Issuing Bank; provided that, if such Letter of Credit is denominated in an Offshore L/C Currency, the Company shall pay to the Issuing Bank the Dollar Equivalent of the amount of such Offshore L/C Currency paid by the Issuing Bank under such Letter of Credit. In the event the Company fails to reimburse the Issuing Bank for the full amount of any drawing under any Letter of Credit by 12:00 p.m. (Chicago time) on the Honor Date, the Issuing Bank will promptly notify the Agent and the Agent will promptly notify each Bank thereof, and the Company shall be deemed to have requested that Base Rate Loans be made by the Banks to be disbursed on the Honor Date under such Letter of Credit, subject to the amount of the unutilized portion of the Commitment and subject to the conditions set forth in Section 5.02 other than any notice requirements. Any notice given by the Issuing Bank or the Agent pursuant to this subsection 3.03(b) may be oral if immediately confirmed in writing (including by facsimile); provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

                  (c) Each Bank shall upon any notice pursuant to subsection 3.03(b) make available to the Agent for the account of the relevant Issuing Bank an amount in Dollars and in immediately available funds equal to its Pro Rata Share of the amount of the Dollar Equivalent of the drawing, whereupon the participating Banks shall (subject to subsection 3.03(d)) each be deemed to have made a Loan consisting of a Base Rate Loan to the Company in that amount. If any Bank so notified fails to make available to the Agent for the account of the Issuing Bank the amount of such Bank's Pro Rata Share of such amount by no later than 2:00 p.m. (Chicago time) on the Honor Date, then interest shall accrue on such Bank's obligation to make such payment, from the Honor Date to the date such Bank makes such payment, at a rate per annum equal to the Federal Funds Rate in effect from time to time during such period. The Agent will promptly give notice of the occurrence of the Honor Date, but failure of the Agent to give any such notice on the Honor Date or in sufficient time to enable any Bank to effect such payment on such date shall not relieve such Bank from its obligations under this Section 3.03.

                  (d) With respect to any unreimbursed drawing that is not converted into Loans consisting of Base Rate Loans to the Company in whole or in part as contemplated by subsection 3.03(b), because of the Company's failure to satisfy the conditions set forth in Section 5.02 or for any other reason, the Company shall be deemed to have incurred from the Issuing Bank an L/C Borrowing in the Dollar Equivalent amount of such drawing, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at a rate per annum equal to the Base Rate, and each Bank's payment to the Issuing Bank pursuant to subsection 3.03(c) shall be deemed payment in respect of its participation in such L/C Borrowing and shall


                                       53
                                             Credit Agreement - Idex Corporation
constitute an L/C Advance from such Bank in satisfaction of its participation obligation under this Section 3.03.

                  (e) Each Bank's obligation in accordance with this Agreement to make the Loans or L/C Advances, as contemplated by this Section 3.03, as a result of a drawing under a Letter of Credit, shall be absolute and unconditional and without recourse to the Issuing Bank and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Bank may have against the Issuing Bank, the Company or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default, an Event of Default or a Material Adverse Effect; or
(iii) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided, however, that each Bank's obligation to make Loans under this Section 3.03 is subject to the conditions set forth in
Section 5.02 (other than any notice requirements).

         3.04 Repayment of Participations.

                  (a) Upon (and only upon) receipt by the Agent for the account of the Issuing Bank of immediately available funds from the Company (i) in reimbursement of any payment made by the Issuing Bank under the Letter of Credit with respect to which any Bank has paid the Agent for the account of the Issuing Bank for such Bank's participation in the Letter of Credit pursuant to Section
3.03 or (ii) in payment of interest thereon, the Agent will pay to each Bank, in the same funds as those received by the Agent for the account of the Issuing Bank, the amount of such Bank's Pro Rata Share of such funds, and the Issuing Bank shall receive the amount of the Pro Rata Share of such funds of any Bank that did not so pay the Agent for the account of the Issuing Bank.

                  (b) If the Agent or the Issuing Bank is required at any time to return to the Company, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of the payments made by the Company to the Agent for the account of the Issuing Bank pursuant to subsection 3.04(a) in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each Bank shall, on demand of the Agent, forthwith return to the Agent or the Issuing Bank the amount of its Pro Rata Share of any amounts so returned by the Agent or the Issuing Bank plus interest thereon from the date such demand is made to the date such amounts are returned by such Bank to the Agent or the Issuing Bank, at a rate per annum equal to the Federal Funds Rate in effect from time to time.

         3.05 Role of the Issuing Bank.

                  (a) Each Bank and the Company agree that, in paying any drawing under a Letter of Credit, the Issuing Bank shall not have any responsibility to obtain any document (other than any sight draft and certificates or other documents or writing expressly required by the


                                       54
                                             Credit Agreement - Idex Corporation

Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.

                  (b) No Agent-Related Person nor any of the respective correspondents, participants or assignees of the Issuing Bank shall be liable to any Bank for: (i) any action taken or omitted in connection herewith at the request or with the approval of the Banks (including the Majority Banks, as applicable); (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Majority Banks shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section; or (iii) the due execution, effectiveness, validity or enforceability of any L/C-Related Document.

                  (c) The Company hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Company's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. No Agent-Related Person, nor any of the respective correspondents, participants or assignees of the Issuing Bank, shall be liable or responsible for any of the matters described in clauses (a) through (g) of Section 3.06; provided, however, anything in such clauses to the contrary notwithstanding, that the Company may have a claim against the Issuing Bank, and the Issuing Bank may be liable to the Company, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Company which the Company proves were caused by the Issuing Bank's willful misconduct or gross negligence or the Issuing Bank's wrongful dishonor of any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing: (i) the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation; and (ii) the Issuing Bank shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

         3.06 Obligations Absolute. The obligations of the Company under this Agreement and any L/C-Related Document to reimburse the Issuing Bank for a drawing under a Letter of Credit, and to repay any L/C Borrowing and any drawing under a Letter of Credit converted into Loans, shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and each such other L/C-Related Document under all circumstances, including the following:

                  (a) any lack of validity or enforceability of this Agreement or any L/C-Related Document;


                                       55
                                             Credit Agreement - Idex Corporation

                  (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Company in respect of any Letter of Credit or any other amendment or waiver of or any consent to departure from all or any of the L/C-Related Documents;

                  (c) the existence of any claim, set-off, defense or other right that the Company may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuing Bank or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the L/C-Related Documents or any unrelated transaction;

                  (d) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit;

                  (e) any payment by the Issuing Bank under any Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of any Letter of Credit; or any payment made by the Issuing Bank under any Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of any Letter of Credit, including any arising in connection with any Insolvency Proceeding;

                  (f) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the obligations of the Company in respect of any Letter of Credit; or

                  (g) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company or a guarantor.

         3.07 Letter of Credit Fees.

                  (a) The Company shall pay to the Agent for the account of each Bank in accordance with its Pro Rata Share (i) a Letter of Credit fee for each commercial Letter of Credit equal to 50% times the Applicable Rate times the actual daily maximum amount available to drawn under each such Letter of Credit, and (ii) a Letter of Credit fee for each standby Letter of Credit equal to the Applicable Rate times the actual daily maximum amount available to be drawn under each such Letter of Credit. Such fee for each Letter of Credit shall be due and payable on the last Business Day of each March, June, September and December, commencing


                                       56
                                             Credit Agreement - Idex Corporation
with the first such date to occur after the issuance of such Letter of Credit, and on the Revolving Termination Date (or such later date upon which the outstanding Letters of Credit shall expire). If there is any change in the Applicable Rate during any quarter, the actual daily amount of each Letter of Credit shall be computed and multiplied by the Applicable Rate or 50% of such Applicable Rate, as the case may be, separately for each period during such quarter that such Applicable Rate was in effect.

                  (b) The Company shall pay directly to the Issuing Bank for its own account a fronting fee in an amount (i) with respect to each commercial Letter of Credit, equal to 1/8 of 1% of the amount of such Letter of Credit, due and payable upon the issuance thereof, and (ii) with respect to each standby Letter of Credit, equal to 1/8 of 1% per annum on the daily maximum amount available to be drawn thereunder, due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, and on the Revolving Termination Date (or such later date upon which the outstanding Letters of Credit shall expire). In addition, the Company shall pay directly to the Issuing Bank for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the Issuing Bank relating to letters of credit as from time to time in effect. Such fees and charges are due and payable on demand and are nonrefundable.

         3.08 Applicability of ISP98 and UCP. Unless otherwise expressly agreed by the Issuing Bank and the Company when a Letter of Credit is issued, (i) the rules of the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the "ICC") at the time of issuance (including the ICC decision published by the Commission on Banking Technique and Practice on April 6, 1998 regarding the European single currency (euro)) shall apply to each commercial Letter of Credit.

         3.09 Outstanding Letters of Credit. The letters of credit set forth under the caption "Letters of Credit outstanding on the Closing Date" on
Schedule 3.09 annexed hereto and made a part hereof were issued pursuant to the Existing Credit Agreement or were extended by the Agent in contemplation of the execution of this Agreement and remain outstanding as of the Closing Date (the "Outstanding Letters of Credit"). The Company, each Issuing Bank and each of the Banks hereby agree with respect to the Outstanding Letters of Credit that such Outstanding Letters of Credit, for all purposes under this Agreement shall be deemed to be Letters of Credit governed by the terms and conditions of this Agreement. Each Bank agrees to participate in each Outstanding Letter of Credit issued by any Issuing Bank in an amount equal to its Pro Rata Share of the stated amount of such Outstanding Letter of Credit.


                                       57
                                             Credit Agreement - Idex Corporation

                                   ARTICLE IV
                     TAXES, YIELD PROTECTION AND ILLEGALITY

         4.01 Taxes.

                  (a) Any and all payments by the Company to each Bank or the Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for, any Taxes. In addition, the Company shall pay all Other Taxes.

                  (b) If the Company shall be required by law to deduct or withhold any Taxes, Other Taxes or Further Taxes from or in respect of any sum payable hereunder to any Bank or the Agent, then:

                           (i) the sum payable shall be increased as necessary
so that, after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this
Section 4.01), such Bank or the Agent, as the case may be, receives and retains an amount equal to the sum it would have received and retained had no such deductions or withholdings been made;

                           (ii) the Company shall make such deductions and
withholdings;

                           (iii) the Company shall pay the full amount deducted
or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

                           (iv) the Company shall also pay to each Bank or the
Agent for the account of such Bank, at the time interest is paid, Further Taxes in the amount that the respective Bank specifies as necessary to preserve the after-tax yield the Bank would have received if such Taxes, Other Taxes or Further Taxes had not been imposed.

                  (c) The Company agrees to indemnify and hold harmless each Bank and the Agent for the full amount of (i) Taxes, (ii) Other Taxes, and (iii) Further Taxes in the amount that the respective Bank specifies as necessary to preserve the after-tax yield the Bank would have received if such Taxes, Other Taxes or Further Taxes had not been imposed, and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes, Other Taxes or Further Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date the Bank or the Agent makes written demand therefor (and provides appropriate documentation to the Company).

                  (d) Within 30 days after the date of any payment by the Company of Taxes, Other Taxes or Further Taxes, the Company shall furnish to each Bank or the Agent the original


                                       58
                                             Credit Agreement - Idex Corporation
or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to such Bank or the Agent.

                  (e) If the Company is required to pay any amount to any Bank or the Agent pursuant to subsection (b) or (c) of this Section 4.01, then such Bank shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by the Company which may thereafter accrue, if such change in the sole judgment of such Bank is not otherwise disadvantageous to such Bank.

                  (f) Notwithstanding anything to the contrary contained in this Agreement, in no event shall the Company be either (i) obligated to pay any amount to any Bank or the Agent pursuant to subsection (b) or (c) of this
Section 4.01 or (ii) prohibited from deducting or withholding for any applicable Taxes pursuant to subsection (a) of this Section 4.01, if the Bank or Agent fails to deliver forms to the Company in accordance with Section 11.16 on a timely basis, unless such failure would not have occurred but for a change in law or regulation or in the interpretation thereof by any governmental or regulatory agency or body charged with the administration or interpretation thereof, or the introduction of any law or regulation, that occurs on or after the date hereof.

         4.02 Illegality.

                  (a) If any Bank determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Bank or its applicable Lending Office or such Bank's Designated Bidders in the case of LIBOR Bid Loans, to make Offshore Rate Loans (including Offshore Rate Loans in any Applicable Currency), then, on notice thereof by the Bank to the Company through the Agent, any obligation of that Bank or Designated Bidder to make Offshore Rate Loans (including in respect of any LIBOR Bid Loan as to which the Company has accepted such Bank's or Designated Bidder's Competitive Bid, but as to which the Borrowing Date has not arrived) shall be suspended until the Bank notifies the Agent and the Company that the circumstances giving rise to such determination no longer exist.

                  (b) If a Bank determines that it is unlawful for such Bank or such Bank's Designated Bidders to maintain any Offshore Rate Loan, the Company shall, upon its receipt of notice of such fact and demand from such Bank (with a copy to the Agent), prepay in full such Offshore Rate Loans of that Bank then outstanding, together with interest accrued thereon and amounts required under
Section 4.04, either on the last day of the Interest Period thereof, if the Bank or Designated Bidder may lawfully continue to maintain such Offshore Rate Loans to such day, or immediately, if the Bank or Designated Bidder may not lawfully continue to maintain such Offshore Rate Loan. If the Company is required to so prepay any Offshore Rate Loan, then concurrently with such prepayment, the Company shall (without regard to whether the conditions


                                       59
                                             Credit Agreement - Idex Corporation
specified in Section 5.02 have been satisfied) borrow from the affected Bank, in the amount of such repayment, a Base Rate Committed Loan.

                  (c) If the obligation of any Bank to make or maintain Offshore Rate Committed Loans has been so terminated or suspended, the Company may elect, by giving notice to the Bank through the Agent that all Loans which would otherwise be made by the Bank as Offshore Rate Committed Loans shall be instead Base Rate Loans.

                  (d) Before giving any notice to the Agent under this Section, the affected Bank shall designate a different Lending Office with respect to its Offshore Rate Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of the Bank, be illegal or otherwise disadvantageous to the Bank.

         4.03 Increased Costs and Reduction of Return.

                  (a) If any Bank determines that, due to either (i) the introduction of or any change (other than any change by way of imposition of or increase in reserve requirements included in the calculation of the Offshore Rate or in respect of the assessment rate payable by any Bank to the FDIC for insuring U.S. deposits) in or in the interpretation of any law or regulation after the date of this Agreement or (ii) the compliance by that Bank with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) after the date of this Agreement, there shall be any increase in the cost to such Bank of agreeing to make or making, funding or maintaining any Offshore Rate Committed Loans or participating in Letters of Credit, or, in the case of the Issuing Bank, any increase in the cost to the Issuing Bank of agreeing to issue, issuing or maintaining any Letter of Credit or of agreeing to make or making, funding or maintaining any unpaid drawing under any Letter of Credit, then the Company shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Agent), pay to the Agent for the account of such Bank, additional amounts as are sufficient to compensate such Bank for such increased costs.

                  (b) If any Bank shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by the Bank (or its Lending Office) or any corporation controlling the Bank with any Capital Adequacy Regulation, in any such case, after the date of this Agreement, affects or would affect the amount of capital required or expected to be maintained by the Bank or any corporation controlling the Bank and (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy and such Bank's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitments, loans, credits or obligations under this Agreement, then, upon demand of such Bank to the


                                       60
                                             Credit Agreement - Idex Corporation

Company through the Agent, the Company shall pay to the Bank, from time to time as specified by the Bank, additional amounts sufficient to compensate the Bank for such increase.

         4.04 Funding Losses. The Company shall reimburse each Bank and hold each Bank harmless from any loss or expense which the Bank may sustain or incur as a consequence of:

                  (a) the failure of the Company to make on a timely basis any payment of principal of any Offshore Rate Loan;

                  (b) the failure of the Company to borrow, continue or convert a Committed Loan after the Company has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/Continuation, except as set forth in subsections 2.05(b) or (c);

                  (c) the failure of the Company to make any prepayment in accordance with any notice delivered under Section 2.08;

                  (d) the prepayment (including pursuant to Section 2.08, 2.10 or 2.14) or other payment (including after acceleration thereof) of an Offshore Rate Loan on a day that is not the last day of the relevant Interest Period; or

                  (e) the automatic conversion under Section 2.04 of any Offshore Rate Committed Loan to a Base Rate Committed Loan on a day that is not the last day of the relevant Interest Period;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Offshore Rate Committed Loans or from fees payable to terminate the deposits from which such funds were obtained or from charges relating to any Offshore Currency Loans. For purposes of calculating amounts payable by the Company to the Banks under this Section and under subsection 4.03(a), each Offshore Rate Committed Loan made by a Bank (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the IBOR used in determining the Offshore Rate for such Offshore Rate Loan by a matching deposit or other borrowing in the interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Offshore Rate Loan is in fact so funded.

         4.05 Inability to Determine Rates. If, in connection with any request for an Offshore Rate Loan, the Agent determines that (a) deposits in Dollars or the applicable Offshore Currency are not being offered to banks in the applicable offshore dollar market for the applicable amount and Interest Period of the requested Offshore Rate Loan, (b) for any reason adequate and reasonable means do not exist for determining the Offshore Rate for any requested Interest Period with respect to a proposed


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                                             Credit Agreement - Idex Corporation

Offshore Rate Loan, or (c) that the Offshore Rate applicable pursuant to subsection 2.11(a) for any requested Interest Period with respect to a proposed Offshore Rate Loan does not adequately and fairly reflect the cost to the Banks of funding such Loan, the Agent will promptly so notify the Company and each Bank. Thereafter, the obligation of the Banks to make or maintain Offshore Rate Loans, as the case may be, hereunder shall be suspended until the Agent revokes such notice in writing. Upon receipt of such notice, the Company may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If the Company does not revoke such Notice, the Banks shall make, convert or continue the Committed Loans, as proposed by the Company, in the amount specified in the applicable notice submitted by the Company, but such Loans shall be made, converted or continued as Base Rate Committed Loans instead of Offshore Rate Loans. In the case of any Offshore Currency Loans, the Borrowing or continuation shall be in an aggregate amount equal to the Dollar Equivalent amount of the originally requested Borrowing or continuation in the Offshore Currency, and to that end any outstanding Offshore Currency Loans which are the subject of any continuation shall be redenominated and converted into Base Rate Loans in Dollars with effect from the last day of the Interest Period with respect to any such Offshore Currency Loans.

         4.06 Reserves on Offshore Rate Loans. The Company shall pay to each Bank, as long as such Bank shall be required under regulations of the FRB to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as "Eurocurrency liabilities"), and, in respect of any LIBOR Bid Loan, under any applicable regulations of the central bank or other relevant Governmental Authority in the country in which the Offshore Currency of such Offshore Rate Committed Loan circulates, additional costs on the unpaid principal amount of each LIBOR Bid Loan equal to the actual costs of such reserves allocated to such Loan by the Bank (as determined by the Bank in good faith, which determination shall be conclusive), payable on each date on which interest is payable on such LIBOR Bid Loan, provided the Company shall have received at least 15 days' prior written notice (with a copy to the Agent) of such additional interest from the Bank. If a Bank fails to give notice 15 days prior to the relevant Interest Payment Date, such additional interest shall be payable 15 days from receipt of such notice.

         4.07 Certificates of Banks. Any Bank or Designated Bidder claiming reimbursement or compensation under this Article IV shall deliver to the Company (with a copy to the Agent) a certificate setting forth in reasonable detail the amount payable to the Bank or Designated Bidder hereunder and such certificate shall be conclusive and binding on the Company in the absence of manifest error. Notwithstanding anything to the contrary contained in this Agreement, no amounts shall be payable by the Company pursuant to Section 4.03, 4.04 or 4.06 with respect to any period commencing more than 90 days before the delivery of the certificate contemplated by this Section 4.07, unless such amounts are claimed as a result of the retroactive effect of any newly enacted or adopted law, rule or regulation and such certificate is delivered within 180 days after such enactment or adoption.


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                                             Credit Agreement - Idex Corporation
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         4.08 Substitution of Banks. If any Bank has (x) delivered a certificate pursuant to Section 4.07 or notified the Agent that it is unable to extend or maintain any Offshore Rate Loans (including Offshore Currency Loans) or (y) failed to fund a Loan at any time that such Bank shall have been committed to make such Loan or in the event such Bank may be replaced pursuant to the provisions of subsection 11.08(e) hereof (in any such case, an "Affected Bank"), the Company shall have the right to replace the Affected Bank in accordance with this Section 4.08. In any such event the Company may (i) request the Affected Bank to use reasonable efforts to obtain a replacement bank or financial institution reasonably satisfactory to the Company to acquire and assume all or a ratable part of all of such Affected Bank's Loans and Commitment (a "Replacement Bank"); (ii) request one more of the other Banks to acquire and assume all or part of such Affected Bank's Loans and Commitment; or (iii) designate a Replacement Bank. Any such designation of a Replacement Bank under clause (i) or (iii) shall be subject to the prior written consent of the Agent (which consent shall not be unreasonably withheld).

         4.09 Survival. The agreements and obligations of the Company in this
Article IV shall survive the payment of all other Obligations.

                                    ARTICLE V
                              CONDITIONS PRECEDENT

         5.01 Conditions of Initial Loans. The obligation of each Bank to make its initial Credit Extension hereunder, and to receive through the Agent the initial Competitive Bid Request, is subject to the condition that the Agent shall have received on or before the date of the initial Credit Extension or Competitive Bid Request all of the following, in form and substance satisfactory to the Agent and each Bank, and in sufficient copies for each Bank:

                  (a) Loan Documents. This Agreement and the Notes executed by each party thereto shall have been delivered to Agent;

                  (b) Resolutions; Incumbency.

                           (i) Copies of the resolutions of the board of
directors of the Company authorizing the transactions contemplated hereby, certified as of the Closing Date by the Secretary or an Assistant Secretary of the Company; and

                           (ii) A certificate of the Secretary or Assistant
Secretary of the Company certifying the names and true signatures of the officers of the Company authorized to execute, deliver and perform, as applicable, this Agreement, and all other Loan Documents to be delivered by it hereunder;


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                                             Credit Agreement - Idex Corporation
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                  (c) Organization Documents; Good Standing. Each of the
following documents:

                           (i) the certificate of incorporation and the bylaws
of the Company as in effect on the Closing Date, certified by the Secretary or Assistant Secretary of the Company as of the Closing Date; and

                           (ii) a good standing certificate for the Company from
the Secretary of State (or similar, applicable Governmental Authority) of its state of incorporation and the state of its principal place of business as of a recent date;

                  (d) Legal Opinions. An opinion of Latham and Watkins, special counsel to the Company and addressed to the Agent and the Banks, substantially in the form of Exhibit 5.01(d);

                  (e) Payment of Fees. Evidence of payment by the Company of all accrued and unpaid fees, to the extent then due and payable on the Closing Date, including without limitation all accrued interest and fees due and owing under the Existing Credit Agreement;

                  (f) Certificate. A certificate signed by a Responsible Officer on behalf of the Company, dated as of the Closing Date, stating:

                           (i) that the representations and warranties contained
in Article VI are true and correct on and as of such date, as though made on and as of such date;

                           (ii) that no Default or Event of Default exists or
would result from the initial Borrowing;

                           (iii) that there has occurred since December 31,
2000, no event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect; and

                           (iv) the current Debt Ratings.

                  (g) Cancellation of the German Facility. The Agent shall be satisfied that the German Facility has been or concurrently with the Closing Date is being terminated; and

                  (h) Other Documents. Such other approvals, opinions, documents or materials as the Agent or any Bank may reasonably request.

         5.02 Conditions to All Credit Extensions. The obligation of each Bank to make any Loan to be made by it (including its initial Loan), the obligations of any Bank or Designated Bidder to make any Bid Loan as to which the Company has accepted the relevant Competitive


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                                             Credit Agreement - Idex Corporation
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Bid and the obligation of the Issuing Bank to issue, and of each Bank to participate in, any Letter of Credit are subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date:

                  (a) Notice of Borrowing or Issuance. The Agent shall have received (with, in the case of the initial Loan only, a copy for each Bank) a Notice of Borrowing or in the case of any Issuance of any Letter of Credit, the Agent and the Issuing Bank shall have received an L/C Application or L/C Amendment Application, as required under Section 3.02;

                  (b) Continuation of Representations and Warranties. The representations and warranties in Article VI shall be true and correct on and as of such Borrowing Date with the same effect as if made on and as of such Borrowing Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date); and

                  (c) No Existing Default. No Default or Event of Default shall exist or shall result from such Borrowing.

Each Notice of Borrowing and L/C Application or L/C Amendment Application submitted by the Company hereunder shall constitute a representation and warranty by the Company hereunder, as of the date of each such notice and as of each Borrowing Date, that the conditions in this Section 5.02 are satisfied.

                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES

         The Company represents and warrants to the Agent and each Bank that:

         6.01 Corporate Existence and Power. The Company and each of its
Subsidiaries:

                  (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

                  (b) has the power and authority and all governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and to execute, deliver, and perform its obligations under the Loan Documents;

                  (c) is duly qualified as a foreign corporation and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license; and


                                       65
                                             Credit Agreement - Idex Corporation
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                  (d) is in compliance with all Requirements of Law;

except, in each case referred to in clause (c) or clause (d), to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

         6.02 Corporate Authorization; No Contravention. The execution, delivery and performance by the Company of this Agreement and each other Loan Document to which the Company is party, have been duly authorized by all necessary corporate action, and do not and will not:

                  (a) contravene the terms of any of the Company's Organization Documents;

                  (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any material Contractual Obligation to which the Company is a party or any order, injunction, writ or decree of any Governmental Authority to which the Company or its property is subject; or

                  (c) violate any Requirement of Law applicable to the Company.

         6.03 Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Company or any of its Subsidiaries of the Agreement or any other Loan Document other than those which have already been obtained or made.

         6.04 Binding Effect. This Agreement and each other Loan Document to which the Company or any of its Subsidiaries is a party constitute the legal, valid and binding obligations of the Company and any of its Subsidiaries to the extent it is a party thereto, enforceable against such Person in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

         6.05 Litigation. Except as specifically disclosed in Schedule 6.05, there are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of the Company, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against the Company, or its Subsidiaries or any of their respective properties which:

                  (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or thereby; or

                  (b) may reasonably be expected to have a Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any


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                                             Credit Agreement - Idex Corporation
court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

         6.06 No Default. No Default or Event of Default exists or would result from the incurring of any Obligations by the Company. As of the Closing Date, neither the Company nor any Subsidiary is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect.

         6.07 ERISA Compliance. Except as specifically disclosed in Schedule
6.07:

                  (a) Each Plan sponsored or maintained by the Company or an ERISA Affiliate is in compliance in all respects with the applicable provisions of ERISA, the Code and other federal or state law except where the failure to so comply, together with all other such failures to comply, could not reasonably be expected to result in liability to the Company in an aggregate amount in excess of $10,000,000. Each Plan sponsored or maintained by the Company or an ERISA Affiliate which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of the Company, nothing has occurred which would cause the loss of such qualification. The Company and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the Code sponsored or maintained by the Company or an ERISA Affiliate, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan sponsored or maintained by the Company or an ERISA Affiliate, except where the failure to make such required contribution, together with all such other failures to make required contributions, could not reasonably be expected to result in liability of the Company in an aggregate amount in excess of $10,000,000.

                  (b) There are no pending or, to the best knowledge of Company, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan sponsored or maintained by the Company which has resulted or could reasonably be expected to result in a liability of the Company in an aggregate amount in excess of $10,000,000. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan, other than a Multiemployer Plan or, to the knowledge of the Company and each ERISA Affiliate, with respect to any Multiemployer Plan, which has resulted or could reasonably be expected to result in a Material Adverse Effect.

                  (c) (i) No ERISA Event or Events have occurred which could reasonably be expected to result in liability of the Company in an aggregate amount in excess of $10,000,000; (ii) the aggregate amount of Unfunded Pension Liability among all Pension Plans does not exceed $10,000,000; (iii) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, liability under Title IV of ERISA with respect to all Pension Plans

(other than premiums due and not delinquent under Section 4007 of ERISA) in an aggregate amount in excess of $10,000,000; (iv) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to all Plans in an aggregate amount in excess of $10,000,000; and (v) neither the Company nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA and which could reasonably be expected to result in liability of the Company in an amount in excess of $10,000,000.

         6.08 Use of Proceeds; Margin Regulations. The proceeds of the Loans are to be used solely for the purposes set forth in and permitted by Section 7.12. Neither the Company nor any Subsidiary is generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

         6.09 Title to Properties. The Company and each Subsidiary have good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of their respective businesses, except for such defects in title as could not, individually or in the aggregate, have a Material Adverse Effect. As of the Closing Date, the property of the Company and its Subsidiaries is subject to no Liens, other than Permitted Liens.

         6.10 Taxes. The Company and its Subsidiaries have filed all Federal and other material tax returns and reports required to be filed, and have paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Company or any Subsidiary that would, if made, have a Material Adverse Effect.

         6.11 Financial Condition.

                  (a) The (i) audited consolidated financial statements of the Company and its Subsidiaries dated December 31, 2000, and the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal year ended on that date, and (ii) unaudited consolidated financial statements of the Company and its Subsidiaries dated March 31, 2001, and the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal quarter ended on that date:

                           (i) were prepared in accordance with GAAP
consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, subject to ordinary, good faith year end audit adjustments and the absence of footnotes;


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                                             Credit Agreement - Idex Corporation
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                           (ii) fairly present the financial condition of the
Company and its Subsidiaries as of the date thereof and results of operations for the period covered thereby; and

                           (iii) except as specifically disclosed in Schedule
6.11, show all material indebtedness and other liabilities, direct or contingent, of the Company and its consolidated Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Contingent Obligations.

                  (b) Since December 31, 2000, there has been no Material Adverse Effect.

         6.12 Environmental Matters. Except as specifically disclosed in
Schedule 6.12, the Company is not in violation of any Environmental Laws and there are no pending Environmental Claims against the Company which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

         6.13 Regulated Entities. None of the Company, any Person controlling the Company, or any Subsidiary, is an "Investment Company" within the meaning of the Investment Company Act of 1940. The Company is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

         6.14 Subsidiaries. As of the date of this Agreement, the Company has no Subsidiaries other than those specifically disclosed in part (a) of Schedule
6.14 hereto and has no equity investments in any other corporation or entity other than those specifically disclosed in part (b) of Schedule 6.14. Unless otherwise indicated on Schedule 6.14, as of the date of this Agreement, all of the issued and outstanding shares of capital stock of each of the Subsidiaries listed on Schedule 6.14 are owned directly or indirectly through Wholly-Owned Subsidiaries by the Company and all of such shares have been duly and validly authorized and issued and are fully paid and non-assessable and no party has a right to acquire any such capital stock and there are no outstanding subscription options, warrants, commitments, convertible securities, preemptive rights or other rights exercisable or exchangeable for or convertible into such capital stock.

         6.15 Insurance. Except as specifically disclosed in Schedule 6.15, the properties of the Company and its Subsidiaries are insured as required by
Section 7.06.

         6.16 Swap Obligations. Neither the Company nor any of its Subsidiaries has incurred any outstanding obligations under any Swap Contracts, other than Permitted Swap Obligations.

         6.17 Full Disclosure. None of the representations or warranties made by the Company or any Subsidiary in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of the Company or any Subsidiary in connection with the


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                                             Credit Agreement - Idex Corporation

Loan Documents (including the offering and disclosure materials delivered by or on behalf of the Company to the Banks prior to the Closing Date) taken as a whole, contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered. All projections and pro forma financial information contained in any materials furnished by or on behalf of the Company or any of its Subsidiaries to any Bank are based on good faith estimates and assumptions by the management of the Company or the applicable Subsidiary, it being recognized by the Banks, however, that projections as to future events are not to be viewed as fact and that actual results during the period or periods covered by any such projections may differ from the projected results and that the differences may be material.

                                   ARTICLE VII
                              AFFIRMATIVE COVENANTS

         So long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid, unless the Majority Banks waive compliance in writing:

         7.01 Financial Statements. The Company shall deliver to the Agent and each Bank:

                  (a) as soon as available, but not later than 90 days after the end of each fiscal year, a copy of the audited consolidated balance sheet of the Company and its Subsidiaries as at the end of such year and the related consolidated statements of income or operations, shareholders' equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the opinion of Deloitte & Touche or another nationally-recognized independent public accounting firm ("Independent Auditor") which opinion shall state that such consolidated financial statements present fairly the financial position for the periods indicated in conformity with GAAP applied on a consistent basis. Such opinion shall not be qualified or limited, in either case, because of a restricted or limited examination by the Independent Auditor of any material portion of the Company's or any Subsidiary's records and shall be delivered to the Agent pursuant to a reliance letter between the Agent and Banks and such Independent Auditor in form and substance satisfactory to the Agent;

                  (b) as soon as available, but not later than 45 days after the end of each of the first three fiscal quarters of each fiscal year (commencing with the fiscal quarter ended June 30, 2001), a copy of the unaudited consolidated balance sheet of the Company and its Subsidiaries as of the end of such quarter and the related consolidated statements of income for such quarter and the year to date period then ended, shareholders' equity and cash flows for the period commencing on the first day of the fiscal year and ending on the last day of such quarter, and certified by a Responsible Officer as fairly presenting, in accordance with GAAP (subject to ordinary, good faith year-end audit adjustments), the financial position and the results of operations of the Company and the Subsidiaries;


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                                             Credit Agreement - Idex Corporation

                  (c) as soon as available, but not later than 90 days after the end of each fiscal year, a copy of an unaudited consolidating statement of income of the Company and its Subsidiaries as at the end of such year and the related shareholders' equity and cash flows for such year, certified by a Responsible Officer as having been developed and used in connection with the preparation of the financial statements referred to in subsection 7.01(a);

                  (d) promptly when available and in any event within 45 days after the close of each fiscal year commencing with the fiscal year ending December 31, 2001, a business and financial plan, including projections of consolidated cash flows and statements of income, for the Company and its Subsidiaries for the then current fiscal year, setting forth such consolidated projections on a quarter-by-quarter basis and including a projected year-end consolidated balance sheet; and

                  (e) promptly upon receipt thereof, copies of all statements as to the material weaknesses of accounting controls submitted to the Company by independent public accountants in connection with each annual or interim audit made by such accountants of the financial statements of the Company or any of its Subsidiaries.

         To the extent included therein, the information required to be delivered pursuant to this Section 7.01 may be delivered by delivery of the financial statements and reports required to be delivered pursuant to subsection 7.02(c).

         7.02 Certificates; Other Information. The Company shall furnish to the Agent and each Bank:

                  (a) concurrently with the delivery of the financial statements referred to in subsection 7.01(a), a certificate of the Independent Auditor stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

                  (b) concurrently with the delivery of the financial statements referred to in subsections 7.01(a) and (b), a Compliance Certificate executed by a Responsible Officer;

                  (c) promptly, copies (which may be in electronic format) of all financial statements and reports that the Company sends to its shareholders, and copies of all financial statements and regular, periodical or special reports (including Forms 10K, 10Q and 8K but not including Forms 3, 4 or 5) that the Company or any Subsidiary may make to, or file with, the SEC; and

                  (d) promptly, such additional information regarding the business, financial or corporate affairs of the Company or any Subsidiary as the Agent, at the request of any Bank, may from time to time reasonably request.


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                                             Credit Agreement - Idex Corporation
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         7.03 Notices. The Company shall promptly notify the Agent and each
Bank:

                  (a) of the occurrence of any Default or Event of Default, upon a Responsible Officer becoming aware thereof;

                  (b) of any matter that has resulted or may (in the reasonable judgment of the Company), reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of the Company or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Company or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Company or any Subsidiary; including pursuant to any applicable Environmental Laws;

                  (c) of the occurrence of any of the following events affecting the Company or any ERISA Affiliate (but in no event more than 30 days after such event), and deliver to the Agent and each Bank a copy of any notice with respect to such event that is filed with a Governmental Authority and any notice delivered by a Governmental Authority to the Company or any ERISA Affiliate with respect to such event:

                           (i) an ERISA Event or Events which could reasonably
be expected to result in liability of the Company in an aggregate amount in excess of $10,000,000; or

                           (ii) the Unfunded Pension Liability among all Pension
Plans is reasonably expected to exceed $10,000,000.

                  (d) of any material change in accounting policies or financial reporting practices by the Company or any of its consolidated Subsidiaries; and

                  (e) of any announcement by Moody's or S&P of any change in a Debt Rating.

                  Each notice under this Section shall be accompanied by a written statement by a Responsible Officer setting forth details of the occurrence referred to therein, and stating what action the Company or any affected Subsidiary proposes to take with respect thereto and at what time (although the failure to take any such action shall not constitute a Default or Event of Default under this Agreement). Each notice under subsection 7.03(a) shall describe each Default or Event of Default which has occurred or which is expected to occur.

         7.04 Preservation of Corporate Existence, Etc. The Company shall, and shall cause each Material Subsidiary to:


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                                             Credit Agreement - Idex Corporation

                  (a) preserve and maintain in full force and effect its corporate existence and good standing under the laws of its state or jurisdiction of incorporation, except as otherwise permitted by this Agreement;

                  (b) preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business except in connection with transactions permitted by Section 8.03 and sales of assets permitted by Section 8.02 and except for any of the foregoing the expiration or termination of which could not reasonably be expected to have a Material Adverse Effect;

                  (c) use reasonable efforts, in the ordinary course of business, to preserve its business organization; and

                  (d) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

         7.05 Maintenance of Property. The Company shall maintain, and shall cause each Material Subsidiary to maintain, and preserve all its property which is used in its business in good working order and condition, ordinary wear and tear excepted except where the failure to so maintain or preserve could not reasonably be expected to have a Material Adverse Effect, except as permitted by
Section 8.02.

         7.06 Insurance. The Company shall maintain, and shall cause each Subsidiary to maintain, with financially sound and reputable independent insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons, provided that the Company and its Subsidiaries may self-insure against such risks and in such amounts as is usually self-insured by companies engaged in similar businesses and owning similar properties in the same general areas in which the Company or such Subsidiary operates.

         7.07 Payment of Tax Obligations. The Company shall, and shall cause each Subsidiary to, pay and discharge as the same shall become due and payable, all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary.

         7.08 Compliance with Laws. The Company shall comply, and shall cause each Subsidiary to comply, in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair


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Labor Standards Act), except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

         7.09 Compliance with ERISA. The Company shall, and shall cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the Code except, in the case of (a), (b) and
(c) above where such failure to maintain or contribute could not reasonably be expected to result in liability of the Company in excess of $10,000,000 in the aggregate.

         7.10 Inspection of Property and Books and Records. The Company shall maintain and shall cause each Subsidiary to maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Company and such Subsidiary. The Company shall permit, and shall cause each Subsidiary to permit, representatives and independent contractors of the Agent or representatives of any Bank to visit and inspect any of their respective properties, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and, in the presence of the Company if the Company shall so request, independent public accountants, all such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company.

         7.11 Environmental Laws. The Company shall, and shall cause each Subsidiary to, conduct its operations and keep and maintain its property in compliance with all Environmental Laws, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

         7.12 Use of Proceeds. The Company shall use the proceeds of the Loans
(i) to refinance existing debt of the Company and its Subsidiaries and (ii) for working capital and other general corporate purposes (including Acquisitions) not in contravention of any Requirement of Law (including Regulations T, U and X of the FRB) or of any Loan Document.

                                  ARTICLE VIII
                        NEGATIVE AND FINANCIAL COVENANTS

         So long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid, unless the Majority Banks waive compliance in writing:


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         8.01 Limitation on Liens. The Company shall not, and shall not suffer or permit any Subsidiary to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property, whether now owned or hereafter acquired, other than the following ("Permitted Liens"):

                  (a) any Lien existing on property of the Company or any Subsidiary on the Closing Date and set forth in Schedule 8.01 securing Indebtedness outstanding on such date;

                  (b) any Lien created under any Loan Document;

                  (c) Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted by Section 8.07, provided that no notice of lien has been filed or recorded under the Code;

                  (d) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business which are not delinquent for more than 90 days or remain payable without penalty or which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

                  (e) Liens (other than any Lien imposed by ERISA) consisting of pledges or deposits required in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation;

                  (f) Liens on the property of the Company or its Subsidiary securing (i) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, (ii) contingent obligations on surety and appeal bonds, and (iii) other non-delinquent obligations of a like nature; in each case, incurred in the ordinary course of business and treating as non-delinquent any delinquency which is being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

                  (g) Liens consisting of judgment or judicial attachment liens with respect to judgments which do not constitute an Event of Default and in the aggregate do not exceed $10,000,000;

                  (h) easements, rights-of-way, restrictions and other similar encumbrances which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the businesses of the Company and its Subsidiaries;


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                  (i) Liens on assets of corporations which become Subsidiaries after the date of this Agreement, provided, however, that such Liens existed at the time the respective corporations became Subsidiaries and were not created in anticipation thereof and such liens do not extend to any other property of the Company (except proceeds of such property, and in the case of Liens on real estate or equipment, items which become fixtures on such real estate or are accessions to such equipment pursuant to the terms of the original agreement governing such Lien);

                  (j) purchase money security interests on any property acquired or held by the Company or its Subsidiaries in the ordinary course of business, securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property; provided that (i) any such Lien attaches to such property concurrently with or within 90 days after the acquisition thereof, (ii) such Lien attaches solely to the property so acquired in such transaction and the proceeds thereof, (iii) the principal amount of the debt secured thereby does not exceed 100% of the cost of such property, and (iv) the principal amount of the Indebtedness secured by any and all such purchase money security interests, together with Indebtedness permitted under subsection 8.05(d) and Attributable Indebtedness in respect of Sale and Leaseback Transactions outstanding and permitted by Section 8.13(a), shall not at any time exceed $15,000,000;

                  (k) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the FRB, and (ii) such deposit account is not intended by the Company or any Subsidiary to provide collateral to the depository institution;

                  (l) Liens consisting of pledges of cash collateral or government securities, to secure on a mark-to-market basis Permitted Swap Obligations (including customary netting arrangements therein) only, provided that (i) the counterparty to any Swap Contract relating to such Permitted Swap Obligations is under a similar requirement to deliver similar collateral from time to time to the Company or the Subsidiary party thereto on a mark-to-market basis; and (ii) the aggregate value of such collateral so pledged by the Company and the Subsidiaries together in favor of any counterparty does not at any time exceed $5,000,000;

                  (m) Liens securing reimbursement obligations for letters of credit which encumber only goods and rights related thereto, or documents of title covering goods, which are purchased in transactions for which such letters of credit are issued;

                  (n) any extension, renewal or substitution of or for any of the foregoing Liens; provided that (i) the Indebtedness or other obligation or liability secured by the applicable Lien


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shall not exceed the Indebtedness or other obligation or liability existing immediately prior to such extension, renewal or substitution and (ii) the Lien securing such Indebtedness or other obligation or liability shall be limited to the property which, immediately prior to such extension, renewal or substitution, secured such Indebtedness or other obligation or liability; and

                  (o) other Liens securing obligations which, together with the amount of Attributable Indebtedness in respect of Sale and Leaseback Transactions outstanding and permitted by Section 8.13(b), do not exceed $5,000,000 in the aggregate at any one time outstanding.

         8.02 Disposition of Assets. The Company shall not, and shall not suffer or permit any Subsidiary to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (collectively, a "Disposition") (whether in one or a series of transactions) any property (including accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing, except:

                  (a) Dispositions of inventory, or used, worn-out, obsolete or surplus equipment or intellectual property, all in the ordinary course of business;

                  (b) Dispositions of equipment and other fixed assets to the extent that such equipment or other fixed assets is exchanged for credit against the purchase price of similar replacement equipment or other fixed assets, or the proceeds of such sale are reasonably promptly applied to the purchase price of such replacement equipment or other fixed assets;

                  (c) Dispositions of Accounts Receivable pursuant to a Permitted Receivables Purchase Facility;

                  (d) Disposition of assets received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

                  (e) Dispositions of assets between and among the Company and its Wholly-Owned Subsidiaries and the Disposition of assets from any other Subsidiary to the Company or a Wholly-Owned Subsidiary of the Company;

                  (f) sales of Accounts Receivable by Foreign Subsidiaries which do not provide directly or indirectly for recourse for credit losses against the seller of such Accounts Receivable or against any of such seller's Affiliates and which are done on customary market terms or on other terms satisfactory to the Agent; and

                  (g) Dispositions not otherwise permitted hereunder which are made for fair market value; provided, that (i) at the time of any disposition, no Event of Default shall exist or


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shall result from such disposition, (ii) the aggregate sales price from such disposition shall be paid in cash (provided, that the Company may accept promissory notes in an aggregate principal amount outstanding at any time not to exceed $5,000,000), and (iii) the aggregate value of all assets so sold by the Company and its Subsidiaries pursuant to this clause (g), together, shall not exceed in any fiscal year, 10% of the consolidated total assets of the Company as of the end of the most recent fiscal year (but excluding, for purposes of calculation of such 10% amount, the assets of any operating business sold as a whole in compliance with the proviso at the end of this subsection), provided further that the sale by the Company or any Subsidiary of one or more operating business in one year which, in the aggregate, accounts for more than 10% of EBITDA of the Company as of the most recently ended fiscal year shall require the consent of the Majority Banks and, the Company, on a pro forma basis calculated as of the last day of the most recently completed fiscal quarter, shall be in compliance with the Leverage Ratio as of the date of such disposition.

         8.03 Consolidations and Mergers. The Company shall not, and shall not suffer or permit any Subsidiary to, merge, consolidate with or into any Person, except:

                  (a) any Subsidiary may merge with the Company, provided that the Company shall be the continuing or surviving corporation, or with any one or more Subsidiaries, provided that if any transaction shall be between a Subsidiary and a Wholly-Owned Subsidiary, the Wholly-Owned Subsidiary shall be the continuing or surviving corporation; and

                  (b) any Subsidiary may sell all or substantially all of its assets (upon voluntary liquidation or otherwise), to the Company or another Wholly-Owned Subsidiary or as otherwise permitted by Section 8.02.

Any Disposition of assets which would be permitted by Section 8.02 may also be done via merger or consolidation and such merger or consolidation (which results solely in a Disposition otherwise permitted by Section 8.02) shall be permitted pursuant to this Section 8.03.

         8.04 Loans and Investments. The Company shall not purchase or acquire, or suffer or permit any Subsidiary to purchase or acquire, or make any commitment therefor, any capital stock, equity interest, or any obligations or other securities of, or any interest in, any Person, or make or commit to make (unless contingent upon a waiver or amendment of the terms hereof) any Acquisitions, or make or commit to make any advance, loan, extension of credit or capital contribution to or any other investment in, any Person including any Affiliate of the Company (together, "Investments"), except for:

                  (a) Investments held by the Company or Subsidiary in the form of cash or cash equivalents;


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                  (b) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business;

                  (c) extensions of credit by the Company or its Subsidiaries to their employees in the ordinary course of business for travel, relocation and related expenses;

                  (d) existing Investments in Subsidiaries and the other Investments identified on Schedule 8.04 (in each case, as such Investments may be adjusted due to appreciation, repayment of principal, payment of interest, return of capital and similar circumstances);

                  (e) additional Investments in any Domestic Subsidiary (other than an Investment constituting an Acquisition which shall be governed by subsection 8.04(g) below); provided that any such additional equity Investments in Domestic Subsidiaries after the Closing Date shall not exceed, in the aggregate, $10,000,000 outstanding;

                  (f) Investments by the Company or any Domestic Subsidiary in any Foreign Subsidiary after the Closing Date in an amount which will not result in a breach of Section 8.15 or, in the case of any Foreign Subsidiary, Investments in any Subsidiary of such Foreign Subsidiary or Investments consisting of a loan or advance of available cash to another Foreign Subsidiary;

                  (g) Investments constituting a Permitted Acquisition;

                  (h) Investments constituting Permitted Swap Obligations or payments or advances under Swap Contracts relating to Permitted Swap Obligations;

                  (i) Investments held by any Subsidiary of the Company in any of its customers or suppliers which are received as distributions in bankruptcy proceedings or as negotiated settlements for obligations incurred to it by such customer for the purchase of goods manufactured or services provided by it;

                  (j) Investments by way of stock or similar ownership interests of 50% or less in any Person in an aggregate amount not to exceed $25,000,000 at any one time outstanding;

                  (k) Investments by way of promissory notes received in connection with a disposition permitted by subsection 8.02(g);

                  (l) Investments in the Receivables Subsidiary prior to the occurrence and continuation of an Event of Default which in the judgment of the Company are reasonably necessary in connection with any Permitted Receivables Purchase Facility; and


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                                             Credit Agreement - Idex Corporation
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                  (m) additional investments of a nature not contemplated by the foregoing clauses (a) through (l) not to exceed $25,000,000 in the aggregate at any time outstanding, provided, however, that this clause shall not be construed to permit additional equity investments in Domestic Subsidiaries or investments in ownership interests of 50% or less in any Person which would not be permitted by subsections (e) and (j) above.

         8.05 Limitation on Indebtedness. The Company shall not, and shall not suffer or permit any Subsidiary to, create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

                  (a) Indebtedness incurred pursuant to this Agreement;

                  (b) Indebtedness consisting of Contingent Obligations permitted pursuant to Section 8.07;

                  (c) Indebtedness existing on the Closing Date and set forth in
Schedule 8.05, and any Refinancing Indebtedness with respect thereto;

                  (d) Indebtedness secured by Liens permitted by subsection 8.01(j) in an aggregate amount outstanding at any time not to exceed $15,000,000;

                  (e) Intercompany Indebtedness to the extent permitted by
Section 8.04; provided, however, that in the event of any subsequent issuance or transfer of any capital stock which results in the holder of such Indebtedness ceasing to be a Subsidiary of the Company or any subsequent transfer of such Indebtedness (other than to the Company or any of its Subsidiaries) such Indebtedness shall be required to be permitted under another clause of this
Section 8.05; provided, further, however, that in the case of Intercompany Indebtedness consisting of a loan or advance to the Company, each such loan or advance shall be subordinated to the indefeasible payment in full of all of the Company's obligations pursuant to this Agreement and the other Loan Documents;

                  (f) Subordinated Debt of the Company;

                  (g) Indebtedness of any Subsidiary and unsecured guarantees thereof by the Company provided that the aggregate amount of such Indebtedness under this clause (g), together with Indebtedness consisting of Contingent Obligations of any Subsidiary which are outstanding and permitted solely by
Section 8.07(h), does not exceed at any time outstanding, 15% of Consolidated Net Worth;

                  (h) Indebtedness of the Company, as long as the Company would remain in compliance with Section 8.16 after giving pro forma effect to the incurrence of such Indebtedness;


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                                             Credit Agreement - Idex Corporation
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                  (i) Receivables Facility Attributed Indebtedness; and

                  (j) Unsecured Indebtedness of the Company pursuant to its ten year senior unsecured notes due 2008 in an aggregate principal amount not to exceed $150,000,000.

         8.06 Transactions with Affiliates. The Company will not, and will not permit any of its Subsidiaries to, enter into, or cause, suffer or permit to exist:

                  (a) any arrangement or contract with any of its other Affiliates of a nature customarily entered into by Persons which are Affiliates of each other for tax or financial reporting purposes (including, without limitation, management or similar contracts or arrangements relating to the allocation of revenues, taxes and expenses or otherwise) unless such arrangement or contract is fair and equitable to the Company or such Subsidiary; or

                  (b) any other transaction, arrangement or contract with any of its other Affiliates which would not be entered into by a prudent Person in the position of the Company or such Subsidiary with, or which is on terms which are less favorable than are obtainable from, any Person which is not one of its Affiliates;

provided, however, that nothing in this Section shall be construed to restrict the Company from paying (i) an annual fee to KKR or its Affiliates for the rendering of management consulting and financial services to the Company and its Subsidiaries in an aggregate amount not to exceed an amount reasonably determined by taking into account the practices of KKR with respect to other companies for which it performs such management consulting and financial services and the amount of assets of the Company relative to such other companies, (ii) reasonable and customary regular fees to directors of the Company who are not employees of the Company, and (iii) normal and customary financial advisory fees to KKR or its Affiliates made in connection with the Acquisition or Disposition of any Subsidiary of the Company permitted hereunder so long as no other such fees are paid by the Company to any other financial advisor in connection with such Acquisition or Disposition.

         8.07 Contingent Obligations. The Company shall not, and shall not suffer or permit any Subsidiary to, create, incur, assume or suffer to exist any Contingent Obligations except:

                  (a) endorsements for collection or deposit in the ordinary course of business;

                  (b) Permitted Swap Obligations;

                  (c) Contingent Obligations of the Company and its Subsidiaries existing as of the Closing Date and listed in Schedule 8.07;


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                  (d) Contingent Obligations with respect to Surety Instruments incurred in the ordinary course of business;

                  (e) Guaranty Obligations of the Company with respect to any Indebtedness permitted pursuant to this Agreement;

                  (f) Guaranty Obligations of the Company and its Subsidiaries consisting of payment obligations incurred in connection with a Permitted Acquisition;

                  (g) Guaranty Obligations of the Company consisting of a guarantee by the Company of obligations of a Subsidiary or by a Subsidiary of obligations of its Subsidiary under any lease or other agreement otherwise permitted hereunder (including customary performance guarantees under a Permitted Receivables Purchase Facility) or entered into in the ordinary course of business and, in each case, not constituting Indebtedness; and

                  (h) in addition to other Contingent Obligations permitted hereunder, Contingent Obligations which do not exceed $5,000,000 in the aggregate at any one time outstanding, provided that to the extent such Contingent Obligations constitute Indebtedness of a Subsidiary, such Contingent Obligations, together with Indebtedness of all Subsidiaries of the Company outstanding and permitted solely under Section 8.05(g), shall not exceed 15% of Consolidated Net Worth.

         8.08 Restricted Payments. The Company shall not, and shall not suffer or permit any Subsidiary to, (i) declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its capital stock, or purchase, redeem or otherwise acquire for value any shares of its capital stock or any warrants, rights or options to acquire such shares, now or hereafter outstanding, (ii) prepay or repay any principal of or make any payment of interest on, or redeem, or set aside any funds for the payment, prepayment or redemption of, or purchase or otherwise acquire any interest in, any Subordinated Debt or (iii) make any deposit for any of the foregoing purposes (each of (i), (ii) or (iii), a "Restricted Payment") if a Default or Event of Default exists or would exist after giving effect thereto.

         8.09 ERISA. The Company shall not, and shall not suffer or permit any of its ERISA Affiliates to: (a) engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in liability of the Company in an aggregate amount in excess of $10,000,000; or (b) engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA and which could reasonably be expected to result in liability of the Company in excess of $10,000,000.


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         8.10 Change in Business. The Company shall not, and shall not suffer or permit any Subsidiary to, engage in any material line of business substantially different from those lines of business carried on by the Company and its Subsidiaries on the date hereof.

         8.11 Accounting Changes. The Company shall not, and shall not suffer or permit any Subsidiary to, make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change the fiscal year of the Company.

         8.12 Modifications, etc. of Subordinated Debt and Related Documents. The Company will not consent to any amendment of any subordination or sinking fund provisions or terms of required repayment or redemption contained in or applicable to any Subordinated Debt or any guaranty thereof (except any extension in time of any such sinking fund provision or term of required prepayment or redemption).

         8.13 Sale-Leasebacks. The Company shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly, lease any property as lessee in connection with a Sale and Leaseback Transaction entered into after the Closing Date, except for (a) Sale and Leaseback Transactions entered into within 90 days after acquiring the applicable property where the Attributable Indebtedness with respect to such Sale and Leaseback Transaction and all other outstanding Sale and Leaseback Transactions permitted pursuant to this Section 8.13(a) does not, together with Indebtedness permitted under Section 8.05(d), exceed $15,000,000, and (b) other Sale and Leaseback Transactions where the Attributable Indebtedness, together with Indebtedness secured by Liens permitted by Section 8.01(o), does not exceed $5,000,000.

         8.14 No Negative Pledges; Subsidiary Payments. The Company will not, and will not permit any of its Subsidiaries (other than Foreign Subsidiaries in connection with the financings permitted by subsection 8.05(g)) to enter into or suffer to exist any agreement (excepting this Agreement and any Instrument executed pursuant hereto and any agreement governing Indebtedness permitted to be incurred under subsection 8.05(i)) (a) prohibiting the creation or assumption of any security interest upon its properties or assets, whether now owned or hereafter acquired or (b) which would restrict the ability of any Subsidiary to pay or make dividends or distributions, in cash or kind, or to make loans, advances or other payments of whatsoever nature, or to make transfers or dispositions of all or part of its assets, in each case to the Company; provided, however, in the case of a consensual Lien on assets or property that is permitted pursuant to Section 8.01, the Lien holder may, solely with respect of the assets or property to which such Lien attaches, contract for and receive a negative pledge with respect thereto and the proceeds and products thereof.

         8.15 Foreign Operations. The Company shall generate Domestic EBITDA equal to or in excess of $75,000,000 for each fiscal year and maintain total assets in the United States equal to or in excess of $400,000,000.


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         8.16 Financial Covenants. The Company shall not:

                  (a) Consolidated Net Worth. Permit Consolidated Net Worth as of the end of any fiscal quarter of the Company to be less than the sum of (a) $325 million, (b) an amount equal to 50% of the Consolidated Net Income earned in each fiscal quarter ending after December 31, 2000 (with no deduction for a net loss in any such fiscal quarter) and (c) an amount equal to 75% of the aggregate increases in Shareholders' Equity of the Company and its Subsidiaries after the date hereof by reason of the issuance and sale of capital stock of the Company or any of its Subsidiaries (including upon any conversion of debt securities of the Company into such capital stock).

                  (b) Interest Coverage Ratio. Permit the Interest Coverage Ratio as of the end of any fiscal quarter of the Company to be less than 3.00.

                  (c) Leverage Ratio. Permit the Leverage Ratio as of the end of any fiscal quarter of the Company to be greater than 3.00.

                                   ARTICLE IX
                                EVENTS OF DEFAULT

         9.01 Event of Default. Any of the following shall constitute an "Event of Default":

                  (a) Non-Payment. The Company fails to pay, (i) when and as required to be paid herein, any amount of principal of any Loan or any amount of interest on any Bid Loan, or (ii) within five (5) days after the same becomes due, any other interest, fee or any other amount payable hereunder or under any other Loan Document; or

                  (b) Representation or Warranty. Any representation or warranty by the Company made or deemed made herein, in any other Loan Document, or which is contained in any certificate, document or financial or other statement by the Company, any Subsidiary, or any Responsible Officer, furnished at any time under this Agreement, or in or under any other Loan Document, is incorrect in any material respect on or as of the date made or deemed made; or

                  (c) Specific Defaults. The Company fails to perform or observe any term, covenant or agreement (i) contained in Section 8.01, 8.04, 8.05 or
8.07 and such failure continues unremedied for five Business Days or (ii) contained in any of Section 7.03(a) or 7.12 or in any other provision of Article VIII; or

                  (d) Other Defaults. The Company or any Subsidiary party thereto fails to perform or observe any other term or covenant contained in this Agreement or any other Loan Document, and such default shall continue unremedied for a period of 20 days after the date upon which written notice thereof is given to the Company by the Agent or any Bank; or


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                  (e) Cross-Default. (i) The Company or any Subsidiary (A) fails to make any payment in respect of any Indebtedness or Contingent Obligation (other than in respect of Swap Contracts), having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $10,000,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure; or (B) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness or Contingent Obligation, and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity, or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) or similar event resulting from (1) any event of default under such Swap Contract as to which the Company or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (2) any Termination Event (as so defined) as to which the Company or any Subsidiary is an Affected Party (as so defined), and, in either event, the Swap Termination Value owed by the Company or such Subsidiary as a result thereof is greater than $10,000,000 in the aggregate; or

                  (f) Insolvency; Voluntary Proceedings. The Company or any Material Subsidiary (i) ceases or fails to be solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or
(iv) takes any action to effectuate or authorize any of the foregoing; or

                  (g) Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding is commenced or filed against the Company or any Material Subsidiary, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of the Company's or any Material Subsidiary's properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) the Company or any Material Subsidiary admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) the Company or any Material Subsidiary acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator,


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                                             Credit Agreement - Idex Corporation
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mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business; or

                  (h) ERISA. (i) An ERISA Event or Events shall occur with respect to one or more Pension Plans or Multiemployer Plans which has resulted in liability of the Company under Title IV of ERISA to such plans or the PBGC in an aggregate amount in excess of $10,000,000; or (ii) the Company or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $10,000,000; or

                  (i) Monetary Judgments. One or more non-interlocutory judgments, non-interlocutory orders, decrees or arbitration awards is entered against the Company or any Subsidiary involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related series of transactions, incidents or conditions, of $10,000,000 or more, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of 10 days after the entry thereof; or

                  (j) Change of Control. There occurs any Change of Control; or

                  (k) Invalidity of Subordination Provisions. The subordination provisions of any agreement or instrument governing any Subordinated Debt is for any reason revoked or invalidated, or otherwise cease to be in full force and effect, any Person contests in any manner the validity or enforceability thereof or denies that it has any further liability or obligation thereunder, or the Indebtedness hereunder is for any reason subordinated or does not have the priority contemplated by this Agreement or such subordination provisions.

         9.02 Remedies. If any Event of Default occurs and is continuing, the Agent shall, at the request of, or may, with the consent of, the Majority Banks,

                  (a) declare the commitment of each Bank to make Loans to be terminated, whereupon such commitments shall be terminated;

                  (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company; and

                  (c) exercise on behalf of itself and the Banks all rights and remedies available to it and the Banks under the Loan Documents or applicable law;


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provided, however, that upon the occurrence and during the continuance of any
Event of Default specified in subsection (f) or (g) of Section 9.01 with respect to the Company, the obligation of each Bank to make Loans shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, the obligation of the Issuing Bank to Issue Letters of Credit shall automatically terminate, and the Company shall Cash Collateralize the dollar amount of the aggregate undrawn amount of all Letters of Credit, without further act of the Agent or any Bank. In addition, following the occurrence and during the continuance of an Event of Default, so long as any Letter of Credit has not been fully drawn and has not been canceled or expired by its terms, upon demand by the Agent at the request of the Majority Banks, the Company shall Cash Collateralize the dollar amount of the aggregate undrawn amount of all Letters of Credit. Such funds shall be promptly applied by the Agent to reimburse the Issuing Bank for drafts drawn from time to time under the Letters of Credit. Such funds, if any, remaining following the payment of all Obligations in full or the earlier termination of all Events of Default shall, unless the Agent is otherwise directed by a court of competent jurisdiction, be promptly paid over to the Company.

         9.03 Rights Not Exclusive. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

                                    ARTICLE X
                                    THE AGENT

         10.01 Appointment and Authorization; "Agent".

                  (a) Each Bank hereby irrevocably (subject to Section 10.09) appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.


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                                             Credit Agreement - Idex Corporation
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                  (b) The Issuing Bank shall act on behalf of the Banks with respect to any Letters of Credit issued by it and the documents associated therewith until such time (and except for so long) as the Agent may agree at the request of the Majority Banks to act for the Issuing Bank with respect thereto; provided, however, that the Issuing Bank shall have all of the benefits and immunities (i) provided to the Agent in this Article X with respect to any acts taken or omissions suffered by the Issuing Bank in connection with Letters of Credit issued by it or proposed to be issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term "Agent" as used in this Article X included the Issuing Bank with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the Issuing Bank.

         10.02 Delegation of Duties. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

         10.03 Liability of Agent. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (ii) be responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by the Company or any Subsidiary or Affiliate of the Company, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Company or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Company or any of the Company's Subsidiaries or Affiliates.

         10.04 Reliance by Agent.

                  (a) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected


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                                             Credit Agreement - Idex Corporation
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by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Banks as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Banks (or all of the Banks, as may be required) and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks. Where this Agreement expressly permits or prohibits an action unless the Majority Banks otherwise determine the Agent shall, and in all other instances, the Agent may, but shall not be required to, initiate any solicitation for the consent or a vote of the Banks.

                  (b) For purposes of determining compliance with the conditions specified in Section 5.01, each Bank that has executed this Agreement shall be deemed (absent timely written notice to the contrary) to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Agent to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Bank.

         10.05 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Banks, unless the Agent shall have received written notice from a Bank or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". The Agent will promptly notify the Banks of its receipt of any such notice. The Agent shall take such action with respect to such Default or Event of Default as may be requested by the Majority Banks in accordance with Article IX; provided, however, that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Banks.

         10.06 Credit Decision. Each Bank acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any consent to and acceptance of any assignment or review of the affairs of the Company and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Bank as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Bank represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries, and all applicable bank regulatory laws


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                                             Credit Agreement - Idex Corporation
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relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Company and its Subsidiaries hereunder. Each Bank also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly herein required to be furnished to the Banks by the Agent, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Company which may come into the possession of any of the Agent-Related Persons.

         10.07 Indemnification of Agent. Whether or not the transactions contemplated hereby are consummated, the Banks shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities (excluding any losses suffered by the Agent as a result of the Company's failure to pay any fee owing to the Agent); provided, however, that no Bank shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs and costs and expenses in connection with the use of IntraLinks, Inc. or other similar information transmission systems in connection with this Agreement) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Company. The undertaking in this Section shall survive termination of the Aggregate Commitments, the payment of all Obligations hereunder and the resignation or replacement of the Agent.

         10.08 Agent in Individual Capacity. BofA and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company and its Subsidiaries and Affiliates as though BofA were not the Agent hereunder and without notice to or consent of the Banks. The Banks acknowledge that, pursuant to such activities, BofA or its Affiliates may receive information regarding the Company or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Company or such Subsidiary) and acknowledge that the Agent shall be under no obligation to provide such information to them. With respect to its Loans, BofA shall have the same rights and powers


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                                             Credit Agreement - Idex Corporation
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under this Agreement as any other Bank and may exercise the same as though it were not the Agent, and the terms "Bank" and "Banks" include BofA in its individual capacity.

         10.09 Successor Agent. The Agent may resign as Agent upon 30 days' notice to the Banks, provided that any such resignation by Agent shall also constitute its resignation as the Issuing Bank. If the Agent resigns under this Agreement, the Majority Banks shall appoint from among the Banks a successor agent for the Banks which successor agent shall be approved by the Company at all times other than during the existence of an Event of Default (which consent of the Company shall not be unreasonably withheld or delayed). If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Banks and the Company, a successor agent from among the Banks. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated and the retiring Issuing Bank's rights, power and duties as such shall be terminated, without any other or further act or deed on the part of such retiring Issuing Bank or any other Bank, other than the obligation of the successor Issuing Bank to issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article X and Sections 11.04 and 11.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Agent hereunder until such time, if any, as the Majority Banks appoint a successor agent as provided for above.

                                   ARTICLE XI
                                  MISCELLANEOUS

         11.01 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Company or any applicable Subsidiary therefrom, shall be effective unless the same shall be in writing and signed by the Majority Banks (or by the Agent at the written request of the Majority Banks) and the Company, and acknowledged by the Agent, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by each of the Banks directly affected thereby and the Company and acknowledged by the Agent, do any of the following:

                  (a) increase or extend the Commitment of any Bank (or reinstate any Commitment terminated pursuant to Section 2.07 or 9.02);


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                                             Credit Agreement - Idex Corporation
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                  (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest (other than interest payable solely as a result of subsection 2.11(c)), fees or other amounts due to the Banks (or any of them) hereunder or under any other Loan Document;

                  (c) reduce the principal of, or the rate of interest (other than interest payable solely as a result of subsection 2.11(c)) specified herein on any Loan, or (subject to clause (iii) below) any fees or other amounts payable hereunder or under any other Loan Document;

                  (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Banks or any of them to take any action hereunder; or

                  (e) amend the definition of "Majority Banks" to decrease the percentage specified therein, this Section, or Section 2.15, or any provision herein providing for consent or other action by all Banks;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Issuing Bank in addition to the Majority Banks or each directly-affected Bank, as the case may be, affect the rights or duties of the Issuing Bank under this Agreement or any L/C Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Majority Banks or each directly-affected Bank, as the case may be, affect the rights or duties of the Agent under this Agreement or any other Loan Document, and (iii) the Fee Letters may be amended, or rights or privileges thereunder waived, in a writing executed by the parties thereto.

         11.02 Notices.

                  (a) All notices, requests, consents, approvals, waivers and other communications shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, and including, where expressly provided hereunder, by electronic transmission, provided that any matter transmitted by the Company by facsimile (i) shall be immediately confirmed by a telephone call to the recipient at the number specified on
Schedule 11.02, and (ii) shall be followed promptly by delivery of a hard copy original thereof) and mailed, faxed or delivered, to the address or facsimile number specified for notices on Schedule 11.02; or, as directed to the Company or the Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to the Company and the Agent.

                  (b) All such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or


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                                             Credit Agreement - Idex Corporation
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transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. mail, or if hand delivered, upon delivery; except that notices pursuant to Article II or X to the Agent shall not be effective until actually received by the Agent.

                  (c) Any agreement of the Agent and the Banks herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Company. The Agent and the Banks shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Company to give such notice and the Agent and the Banks shall not have any liability to the Company or other Person on account of any action taken or not taken by the Agent or the Banks in reliance upon such telephonic or facsimile notice. The obligation of the Company to repay the Loans shall not be affected in any way or to any extent by any failure by the Agent and the Banks to receive written confirmation of any telephonic or facsimile notice or the receipt by the Agent and the Banks of a confirmation which is at variance with the terms understood by the Agent and the Banks to be contained in the telephonic or facsimile notice.

         11.03 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Agent or any Bank, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges therein or therein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

         11.04 Costs and Expenses. The Company shall:

                  (a) whether or not the transactions contemplated hereby are consummated, pay or reimburse the Agent promptly after demand (subject to subsection 5.01(e)) for all reasonable out-of-pocket costs and expenses incurred by the Agent in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including reasonable Attorney Costs incurred by the Agent with respect thereto and administration of and costs and expenses in connection with the use of the IntraLinks, Inc. or other similar information transmission systems in connection with this Agreement; and

                  (b) pay or reimburse the Agent, the Arranger and each Bank promptly after demand (subject to subsection 5.01(e)) for all reasonable out-of-pocket costs and expenses (including Attorney Costs) incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Loan


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                                             Credit Agreement - Idex Corporation
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Document during the existence of a Default or an Event of Default or after acceleration of the Loans (including in connection with any "workout" or restructuring regarding the Loans, and including in any Insolvency Proceeding or appellate proceeding).

         11.05 Company Indemnification. Whether or not the transactions contemplated hereby are consummated, the Company shall indemnify, defend and hold the Agent-Related Persons, and each Bank and each of its respective Affiliates, officers, directors, employees, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans and the termination, resignation or replacement of the Agent or replacement of any Bank) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any Loan Document, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement or the Loans or the use of the proceeds thereof, or related to any Offshore Currency transactions entered into in connection herewith, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that the Company shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities to the extent resulting from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section shall survive the termination of the Aggregate Commitments and payment of all other Obligations.

         11.06 Payments Set Aside. To the extent that the Company makes a payment to the Agent or the Banks, or the Agent or the Banks exercise their right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Agent or such Bank in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Bank severally agrees to pay to the Agent upon demand its pro rata share of any amount so recovered from or repaid by the Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.

         11.07 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agent and each Bank (and any attempted assignment or


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                                             Credit Agreement - Idex Corporation
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transfer by the Company without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

         11.08 Assignments, Participations, etc.

                  (a) Any Bank may, with the written consent of the Company at all times other than during the existence of an Event of Default and the Agent, which consents shall not be unreasonably withheld or delayed, at any time assign and delegate to one or more Eligible Assignees (provided that no written consent of the Company or the Agent shall be required in connection with any assignment and delegation by a Bank to an Eligible Assignee that is an Affiliate of such Bank or another Bank) (each an "Assignee") all, or any ratable part of all, of the Loans, the Commitment and the other rights and obligations of such Bank hereunder, in a minimum amount of $5,000,000; provided, however, that the Company and the Agent may continue to deal solely and directly with such Bank in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Company and the Agent by such Bank and the Assignee; (ii) such Bank and its Assignee shall have delivered to the Company and the Agent an Assignment and Assumption Agreement in the form of Exhibit 11.08 ("Assignment and Assumption Agreement") together with any Note or Notes subject to such assignment and (iii) the assignor Bank or Assignee has paid to the Agent a processing fee in the amount of $3,500.

                  (b) From and after the date that the Agent notifies the assignor Bank that it has received (and provided its consent with respect to) an executed Assignment and Assumption Agreement and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Assumption Agreement, shall have the rights and obligations of a Bank under the Loan Documents, and (ii) the assignor Bank shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Assumption Agreement, relinquish its rights and be released from its obligations under the Loan Documents.

                  (c) Within five Business Days after its receipt of notice by the Agent that it has received an executed Assignment and Assumption Agreement and payment of the processing fee (and provided that it consents to such assignment in accordance with subsection 11.08(a)), the Company shall execute and deliver to the Agent new Notes evidencing such Assignee's assigned Loans and Commitment and, if the assignor Bank has retained a portion of its Loans and its Commitment, replacement Notes in the principal amount of the Loans retained by the assignor Bank (such Notes to be in exchange for, but not in payment of, the Notes held by such


                                       95
                                             Credit Agreement - Idex Corporation

Bank). Immediately upon each Assignor Bank's or Assignee's making its processing fee payment under the Assignment and Assumption Agreement, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitment of the assigning Bank pro tanto. Unless the Company shall otherwise agree, the Agent shall not deliver any new Notes executed by the Company unless the Agent shall have received the old Notes to be replaced or customary indemnification in favor of the Agent and the Company with respect to lost or destroyed notes. Such old Notes shall be promptly returned to the Company.

                  (d) Any Bank may at any time sell to one or more commercial banks or other Persons not Affiliates of the Company (a "Participant") participating interests in any Loans, the Commitment of that Bank and the other interests of that Bank or Designated Bidder (the "Originator") hereunder and under the other Loan Documents; provided, however, that (i) the Originator's obligations under this Agreement shall remain unchanged, (ii) the Originator shall remain solely responsible for the performance of such obligations, (iii) the Company and the Agent shall continue to deal solely and directly with the Originator in connection with the Originator's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Bank shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent of the Banks as described in the first proviso to Section 11.01. In the case of any such participation, the Participant shall be entitled to the benefit of Sections 4.01, 4.03 and 11.05 as though it were also a Bank or Designated Bidder (as the case may be) hereunder, provided that the Company shall not be required to pay any greater amount under such section than it would be required to pay had the Originator not sold such participation. Notwithstanding the immediately preceding sentence, all amounts payable by the Company under this Agreement and each other Loan Document shall be determined as if no such participation had been sold.

                  (e) Notwithstanding any other provision in this Agreement, any Bank or Designated Bidder may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement and the Note held by it in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR Section 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law. Notwithstanding any such pledge, such Bank shall remain liable to the Company and the Issuing Bank as if such pledge had not been made. In the event of any enforcement or proposed enforcement of such pledge, the Company shall have the right to replace such Bank pursuant to the provisions of Section 4.08.

                  (f) Notwithstanding anything to the contrary contained herein, if at any time BofA assigns all of its Commitment and Loans pursuant to subsection (a) above, BofA may,


                                       96
                                             Credit Agreement - Idex Corporation
upon 30 days' notice to the Company and the Banks, resign as Issuing Bank. In the event of any resignation of the Issuing Bank, whether pursuant to this clause (f) or Section 10.09 above, the Company shall be entitled to appoint from among the Banks a successor Issuing Bank hereunder; provided, however, that no failure by the Company to appoint any such successor shall affect the resignation of BofA as Issuing Bank, as the case may be. BofA shall retain all the rights and obligations of the Issuing Bank hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as Issuing Bank and all L/C Obligations with respect thereto (including the right to require the Banks to make Base Rate Committed Loans or fund participations in unreimbursed amounts pursuant to Section 3.03).

         11.09 Designated Bidders. Any Bank may designate one Designated Bidder to have a right to offer and make Bid Loans pursuant to Section 2.06; provided, however, that (i) each such Bank making any such designation shall retain the right to make Bid Loans, and (ii) the parties to each such designation shall execute and deliver to the Agent a Designation Agreement. Upon its receipt of an appropriately completed Designation Agreement executed by a designating Bank and a designee representing that it is a Designated Bidder, the Agent will accept such Designation Agreement and give prompt notice thereof to the Company, whereupon such designation of such Designated Bidder shall become effective and shall become a party to this Agreement as a "Designated Bidder."

         11.10 Confidentiality. Each Bank and Designated Bidder agrees to take and to cause its Affiliates to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" or "secret" by the Company and provided to it by the Company or any Subsidiary, or by the Agent on the Company's or such Subsidiary's behalf, under this Agreement or any other Loan Document, and neither it nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents or in connection with other business now or hereafter existing or contemplated with the Company or any Subsidiary; except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by the Bank or Designated Bidder, or (ii) was or becomes available on a non-confidential basis from a source other than the Company, provided that such source is not bound by a confidentiality agreement with the Company known to the Bank or Designated Bidder; provided, however, that any Bank or Designated Bidder may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which the Bank or Designated Bidder is subject or in connection with an examination of such Bank or Designated Bidder by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law;
(D) to the extent reasonably required in connection with any litigation or proceeding to which the Agent, any Bank, Designated Bidder or their respective Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to such Bank's or Designated Bidder's independent auditors and other professional advisors; (G) to any Participant or Assignee, actual or potential, provided that such


                                       97
                                             Credit Agreement - Idex Corporation

Person agrees in writing to keep such information confidential to the same extent required of the Banks hereunder; (H) as to any Bank or Designated Bidder or its Affiliate, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Company or any Subsidiary is party or is deemed party with such Bank or Designated Bidder or such Affiliate; and (I) to its Affiliates, provided such Affiliate agrees to use such information solely in connection with this Agreement and agrees in writing to keep such information confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

         11.11 Set-off. In addition to any rights and remedies of the Banks provided by law, if an Event of Default exists or the Loans have been accelerated, each Bank and Designated Bidder is authorized at any time and from time to time, without prior notice to the Company, any such notice being waived by the Company to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Bank or Designated Bidder to or for the credit or the account of the Company against any and all Obligations owing to such Bank or Designated Bidder, now or hereafter existing, irrespective of whether or not the Agent or such Bank or Designated Bidder shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Bank and Designated Bidder agrees promptly to notify the Company and the Agent after any such set-off and application made by such Bank or Designated Bidder; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

         11.12 Automatic Debits of Fees. With respect to any commitment fee, arrangement fee, or other fee, or any other cost or expense (excluding Attorney Costs) due and payable to the Agent, BofA or the Arranger under the Loan Documents, the Company hereby irrevocably authorizes BofA to debit any deposit account of the Company with BofA in an amount such that the aggregate amount debited from all such deposit accounts does not exceed such fee or other cost or expense. If there are insufficient funds in such deposit accounts to cover the amount of the fee or other cost or expense then due, such debits will be reversed (in whole or in part, in BofA's sole discretion) and such amount not debited shall be deemed to be unpaid. No such debit under this Section shall be deemed a set-off.

         11.13 Notification of Addresses, Lending Offices, Etc. Each Bank and Designated Bidder shall notify the Agent in writing of any changes in the address to which notices to the Bank and Designated Bidder should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Agent shall reasonably request.


                                       98
                                             Credit Agreement - Idex Corporation

         11.14 Counterparts. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

         11.15 Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

         11.16 Foreign Lenders. Each Bank that is not a "United States person" within the meaning of Section 7701(a)(30) of the Code (a "Foreign Lender") shall deliver to the Agent, prior to receipt of any payment subject to withholding under the Code (or upon accepting an assignment of an interest herein), two duly signed completed copies of either IRS Form W-8BEN or any successor thereto (relating to such Person and entitling it to an exemption from, or reduction of, withholding tax on all payments to be made to such Person by the Company pursuant to this Agreement) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Person by the Company pursuant to this Agreement) or such other evidence satisfactory to the Company and the Agent that such Person is entitled to an exemption from, or reduction of, U.S. withholding tax. Thereafter and from time to time as requested by the Company or otherwise required by the Code, each such Person shall (a) promptly submit to the Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to the Company and the Agent of any available exemption from or reduction of, United States withholding taxes in respect of all payments to be made to such Person by the Company pursuant to this Agreement, (b) promptly notify the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (c) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Bank, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws that the Company make any deduction or withholding for taxes from amounts payable to such Person. If any Foreign Lender sells, assigns, grants a participation in, or otherwise ceases to be the beneficial owner of any portion of its Loans or Commitments, such Foreign Lender shall deliver to Agent a revised duly executed IRS Form W-8BEN or IRS Form W-8ECI (or successor or replacement forms) reflecting the portion of the Loans and Commitments the Foreign Lender has retained and a duly executed W-8IMY (or successor or replacement form), including required attachments, reflecting the portion of its Commitments or Loans sold. If such Person fails to deliver the above forms or other documentation, then the Agent may withhold from any interest payment to such Person an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code, without reduction. Such Person may not collect any such payments from the Company. If any Governmental Authority asserts that the Agent did not properly withhold any tax or other amount from payments made in respect of such Person, such Person shall indemnify the Agent


                                       99
                                             Credit Agreement - Idex Corporation
therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, and costs and expenses (including Attorney Costs) of the Agent. The obligation of the Banks under this Section shall survive the termination of the Aggregate Commitments, repayment of all Obligations and the resignation or replacement of the Agent.

         11.17 No Third Parties Benefited. This Agreement is made and entered into for the sole protection and legal benefit of the Company, the Banks, the Designated Bidders, the Agent and the Agent-Related Persons, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

         11.18 Governing Law and Jurisdiction.

                  (a) THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF ILLINOIS; PROVIDED THAT THE AGENT AND THE BANKS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

                  (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF ILLINOIS OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF ILLINOIS, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE COMPANY, THE AGENT AND THE BANKS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE COMPANY, THE AGENT, THE DESIGNATED BIDDERS AND THE BANKS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE COMPANY, THE AGENT, THE DESIGNATED BIDDERS AND THE BANKS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY ILLINOIS LAW.

         11.19 Waiver of Jury Trial. THE COMPANY, THE BANKS AND THE AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY


                                      100
                                             Credit Agreement - Idex Corporation

OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE COMPANY, THE BANKS, THE DESIGNATED BIDDERS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

         11.20 Judgment. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Company in respect of any such sum due from it to the Agent hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the "Agreement Currency"), be discharged only to the extent that on the Business Day following receipt by the Agent of any sum adjudged to be so due in the Judgment Currency, the Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Agent in the Agreement Currency, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Agent in such currency, the Agent agrees to return the amount of any excess to the Company (or to any other Person who may be entitled thereto under applicable law).

         11.21 Entire Agreement. This Agreement, together with the other Loan Documents embodies the entire agreement and understanding among the Company, the Banks and the Agent, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

                            [SIGNATURE PAGES FOLLOWS]


                                      101
                                             Credit Agreement - Idex Corporation

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in Chicago, Illinois by their proper and duly authorized officers as of the day and year first above written.

                                     IDEX CORPORATION

                                     By:
                                         ---------------------------------
                                     Title:
                                            ------------------------------


                                     BANK OF AMERICA, N.A., AS AGENT


                                     By:
                                         ---------------------------------
                                     Title:
                                            ------------------------------


                                             Credit Agreement - Idex Corporation

                                     BANK OF AMERICA, N.A., AS A BANK


                                     By:
                                         ---------------------------------
                                     Title:
                                            ------------------------------


                                             Credit Agreement - Idex Corporation

                                     NATIONAL CITY BANK


                                     By:
                                         ---------------------------------
                                     Title:
                                            ------------------------------


                                             Credit Agreement - Idex Corporation

                                     THE BANK OF NEW YORK


                                     By:
                                         ---------------------------------
                                     Title:
                                            ------------------------------


                                             Credit Agreement - Idex Corporation

                                     BARCLAYS BANK PLC


                                     By:
                                         ---------------------------------
                                     Title:
                                            ------------------------------


                                             Credit Agreement - Idex Corporation

                                     FIRSTAR BANK, N.A.


                                     By:
                                         ---------------------------------
                                     Title:
                                            ------------------------------


                                             Credit Agreement - Idex Corporation

                                     PNC BANK, NATIONAL ASSOCIATION


                                     By:
                                         ---------------------------------
                                     Title:
                                            ------------------------------


                                             Credit Agreement - Idex Corporation

                                     THE NORTHERN TRUST COMPANY


                                     By:
                                         ---------------------------------
                                     Title:
                                            ------------------------------


                                             Credit Agreement - Idex Corporation

                                     WELLS FARGO BANK, N.A.


                                     By:
                                         ---------------------------------
                                     Title:
                                            ------------------------------


                                             Credit Agreement - Idex Corporation

                                     BANCA NAZIONALE DEL LAVORO S.P.A.,
                                     NEW YORK BRANCH


                                     By:
                                         ---------------------------------
                                     Title:
                                            ------------------------------


                                             Credit Agreement - Idex Corporation

                                     THE FUJI BANK, LIMITED


                                     By:
                                         ---------------------------------
                                     Title:
                                            ------------------------------


                                             Credit Agreement - Idex Corporation

                                     THE INDUSTRIAL BANK OF JAPAN, LIMITED


                                     By:
                                         ---------------------------------
                                     Title:
                                            ------------------------------


                                             Credit Agreement - Idex Corporation

                                  SCHEDULE 2.01


COMMITMENTS
AND PRO RATA SHARES

                                                                          Pro Rata
            Bank                                     Commitment             Share
            ----                                    ------------          --------
Bank of America, N.A.                               $ 50,000,000          18.5185%
National City Bank                                  $ 30,000,000          11.1111%
The Bank of New York                                $ 25,000,000           9.2593%
Barclays Bank PLC                                   $ 25,000,000           9.2593%
Firstar Bank, N.A.                                  $ 25,000,000           9.2593%
PNC Bank, National Association                      $ 25,000,000           9.2593%
The Northern Trust Company                          $ 25,000,000           9.2593%
Wells Fargo Bank, N.A.                              $ 25,000,000           9.2593%
Banca Nazionale Del Lavoro S.p.A.
     New York Branch                                $ 15,000,000           5.5556%
The Fuji Bank, Limited                              $ 12,500,000           4.6296%
The Industrial Bank of Japan, Limited               $ 12,500,000           4.6296%
                                                    ------------          -------

        TOTAL                                       $270,000,000              100%


                                             Credit Agreement - Idex Corporation

                                 SCHEDULE 11.02

                     OFFSHORE AND DOMESTIC LENDING OFFICES,

                              ADDRESSES FOR NOTICES


BANK OF AMERICA, N.A, as Agent

Bank of America, N.A.
850 Gateway Blvd.
Mail Code: CA4-706-05-09
Concord, California 94520-3282
Attention: Marti J. Monahan
Telephone: (925) 675-8395
Facsimile: (888) 969-9145


AGENT'S PAYMENT OFFICE:

850 Gateway Blvd.
Mail Code: CA4-706-05-09
Concord, California 94520-3282


BANK OF AMERICA, N.A., as a Bank

Domestic and Offshore Lending Office:

Notices (other than Borrowing notices and Notices of Conversion/Continuation):

Bank of America, N.A.
850 Gateway Blvd.
Mail Code: CA4-706-05-09
Concord, California 94520-3282
Attention: Marti J. Monahan
Telephone: (925) 675-8395
Facsimile: (888) 969-9145


NATIONAL CITY BANK

1900 East Ninth Street
Cleveland, Ohio 44114
Attention: Jennifer Kofod
Telephone: (312) 384-4612
Facsimile: (312) 240-0301


                                             Credit Agreement - Idex Corporation

THE BANK OF NEW YORK

One Wall Street, 19th Floor
New York, New York 10285
Attention: M. Scott Donaldson
Telephone: (212) 635-1243
Facsimile: (212) 635-1208/09


BARCLAYS BANK PLC

222 Broadway
New York, New York 10038
Attention: Victor Springer, Manager
Telephone: (212) 412-7686
Facsimile: (212) 412-7590


FIRSTAR BANK, N.A.

777 East Wisconsin Avenue
Milwaukee, Wisconsin 53202
Attention: Michael Newton, Vice President
Telephone: (312) 228-9405
Facsimile: (312) 228-9403


PNC BANK, NATIONAL ASSOCIATION

249 Fifth Avenue
Pittsburgh, Pennsylvania 15265
Attention: Hana Dieter, Relationship Manager
Telephone: (412) 762-8865
Facsimile: (412) 762-2760


                                       2
                                             Credit Agreement - Idex Corporation

THE NORTHERN TRUST COMPANY

50 South LaSalle Street
Chicago, Illinois 60675
Attention: David J. Sullivan, Vice President
Telephone: (312) 444-2287
Facsimile: (312) 444-7028


WELLS FARGO BANK, N.A.

230 West Monroe Street, Suite 2900
Chicago, Illinois 60606
Attention: Dan Toll, Vice President
Telephone: (312) 762-9013
Facsimile: (312) 795-9388


BANCA NAZIONALE DEL LAVORO S.p.A., NEW YORK BRANCH

25 West 51st Street
New York, New York 10019
Attention: Giulio Giovine, Vice President
Telephone: (212) 314-0239
Facsimile: (212) 765-2978


THE FUJI BANK, LIMITED

Two World Trade Center
New York, New York 10048
Attention: Takeyuki Kuroki, Vice President
Telephone: (312) 621-0534
Facsimile: (312) 621-3386


THE INDUSTRIAL BANK OF JAPAN, LIMITED

1251 Avenue of the Americas
New York, New York 10020
Attention: Steve Ryan, Vice President
Telephone: (312) 855-6251
Facsimile: (312) 855-8200


                                       3
                                             Credit Agreement - Idex Corporation

                                  Schedule 3.09

                       To IDEX Corporation/Bank of America
                                Credit Agreement

                   ARTICLE XII OUTSTANDING LETTERS OF CREDIT

                  (i)      Applicant: Fluid Management Ltd. Partnership

                                                 CURRENT
L/C NUMBER           EXPIRY DATE            OUTSTANDING AMOUNT            TENOR
----------           -----------            ------------------           -------

  7279295              07/01/01                 $203,060.00              96 DAYS

                  (ii)     Applicant: IDEX Corporation


                                                 CURRENT
L/C NUMBER           EXPIRY DATE            OUTSTANDING AMOUNT           TENOR
----------           -----------            ------------------          --------

  7319227              12/31/01                $3,400,000.00            279 DAYS

Applicant: Pulsafeeder, Inc.

                                                 CURRENT
L/C NUMBER           EXPIRY DATE            OUTSTANDING AMOUNT           TENOR
----------           -----------            ------------------          --------

  7403690              06/30/01                 $112,374.00             403 DAYS

Applicant: Pulsafeeder, Inc.

                                                 CURRENT
L/C NUMBER           EXPIRY DATE            OUTSTANDING AMOUNT           TENOR
----------           -----------            ------------------          --------

  7401196              07/01/01                  $1,602.10              873 DAYS
  7403004              07/01/01                  $1,200.00              572 DAYS
  7403830              02/02/02                  $4,100.00              584 DAYS

Applicant: Pulsafeeder, Inc.

                                                 CURRENT
L/C NUMBER           EXPIRY DATE            OUTSTANDING AMOUNT           TENOR
----------           -----------            ------------------          --------

  7404835              07/31/01                  $3,725.00              174 DAYS
  7359450              10/20/01                  $2,400.00              187 DAYS


Applicant: Pulsafeeder, Inc.

                                                 CURRENT
L/C NUMBER           EXPIRY DATE            OUTSTANDING AMOUNT           TENOR
----------           -----------            ------------------          --------

  7405331              09/23/02                  $61,666.20             475 DAYS


Applicant: Viking Pump, Inc.

                                                 CURRENT
L/C NUMBER           EXPIRY DATE            OUTSTANDING AMOUNT           TENOR
----------           -----------            ------------------          --------

  7403324              07/01/01                  $ 1,22300              494 DAYS
  7403553              07/01/01                  $  683.05              444 DAYS
  7402937              07/31/01                  $4,184.78              615 DAYS
  7403829              04/30/02                  $5,720.00              671 DAYS

                                  SCHEDULE 6.05

                       To IDEX Corporation/Bank of America
                                Credit Agreement


                                   LITIGATION


                                      None

                                  Schedule 6.07

                       To IDEX Corporation/Bank of America
                                Credit Agreement


                                      ERISA

                                      None.

                                  Schedule 6.11

                       To IDEX Corporation/Bank of America
                                Credit Agreement


                       ARTICLE XIII PERMITTED LIABILITIES

                                      None.

                                  Schedule 6.12

                       To IDEX Corporation/Bank of America
                                Credit Agreement


                       ARTICLE XIV ENVIRONMENTAL MATTERS

                  (a)      None

                                  Schedule 6.14

                       To IDEX Corporation/Bank of America
                                Credit Agreement


            ARTICLE XV EXISTING SUBSIDIARIES AND MINORITY INTEREST*

                                                                    ORGANIZED
                                                                    ---------

BAND-IT-IDEX, INC.                                                  DELAWARE
     BAND-IT COMPANY LTD.                                           U.K.
     BAND-IT CLAMPS (ASIA) PTE., LTD.                               SINGAPORE
     BAND-IT R.S.A. (PTY) LTD. (51%)                                R. S. A.

CORKEN, INC.                                                        DELAWARE

ELETTA AOD AB                                                       SWEDEN
     DOMINATOR PUMP AB                                              SWEDEN
     VERSA-MATIC TOOL, INC.                                         OHIO
            PUMPER PARTS LLC                                        DELAWARE
            VERSA-MATIC ASIA SDN BHD (50%)                          MALAYSIA

IDEX HOLDINGS, INC.                                                 DELAWARE
IDEX FINANCE, INC.                                                  DELAWARE
FAST LLC                                                            DELAWARE
     FAST SRL                                                       ITALY
         FAST IBERICA S.A.                                          SPAIN
         FAST U.K. LTD.                                             U.K.

FLUID MANAGEMENT, INC.                                              DELAWARE
     FLUID MANAGEMENT EUROPE B.V.                                   NETHERLANDS
         FLUID MANAGEMENT U.K., LTD.                                U.K.
         FLUID MANAGEMENT FRANCE SARL                               FRANCE
         FLUID MANAGEMENT ESPANA SLU                                SPAIN
         FLUID MANAGEMENT EASTERN EUROPE SP. Z O.O.                 POLAND
         FLUID MANAGEMENT INDIA PRIVATE LTD.**                      INDIA
     FLUID MANAGEMENT GMBH                                          GERMANY
     FLUID MANAGEMENT AUSTRALIA PTY., LTD.                          AUSTRALIA
     FLUID MANAGEMENT CANADA, INC.                                  CANADA
     FLUID MANAGEMENT SERVICOS E VENDAS LTD.                        BRAZIL

GAST MANUFACTURING, INC.                                            MICHIGAN
     GAST ASIA, INC.                                                MICHIGAN
     GAST MANUFACTURING COMPANY LTD.                                U.K.

HALE PRODUCTS, INC.                                                 PENNSYLVANIA
     HALE PRODUCTS EUROPE GMBH                                      GERMANY
     GODIVA PRODUCTS LTD.                                           U.K.
         GODIVA LIMITED                                             U.K.
              HALE PRODUCTS EUROPE LIMITED                          U.K.
                  GINSWAT LTD. (35%)                                HONG KONG
     HALE PRODUCTS BETEILIGUNGSGESELLSCHAFT MBH                     GERMANY
     LUKAS HYDRAULIK VERWALTUNGSEGESELLSCHAFT MBH                   GERMANY
         LUKAS HYDRAULIK GMBH & CO. KG                              GERMANY
     CLASS 1, INC.                                                  DELAWARE

LIQUID CONTROLS, INC.                                               DELAWARE
     LIQUID CONTROLS LLC                                            ILLINOIS
              JV ITALIA LLC (80%)                                   ILLINOIS
                  S.A.M.P.I. SRL.                                   ITALY
              LIQUID CONTROLS ITALIANA SRL (50%)                    ITALY
              LIQUID CONTROLS (INDIA) PVT. LTD. (60%)               INDIA
              HEMINA SPA (30%)                                      ITALY

LUBRIQUIP, INC.                                                     DELAWARE

MICROPUMP, INC.                                                     DELAWARE
     MICROPUMP LIMITED                                              U.K.
     ISMATEC SA                                                     SWITZERLAND
         ISMATEC GMBH                                               GERMANY

PULSAFEEDER, INC.                                                   DELAWARE
     PULSAFEEDER EUROPE B.V.***                                     NETHERLANDS
     IDEX ASIA PACIFIC PTE. LTD.                                    SINGAPORE
     KNIGHT, INC.                                                   DELAWARE
         KNIGHT INTERNATIONAL B.V.                                  NETHERLANDS
              KNIGHT EQUIPMENT INTERNATIONAL B.V.                   NETHERLANDS
         KNIGHT U. K., LTD.                                         U.K.
         KNIGHT EQUIPMENT AUSTRALIA PTY., LTD.                      AUSTRALIA
         KNIGHT EQUIPMENT (CANADA) LTD.                             CANADA
         KNIGHT SOUTH EUROPE SL****                                 SPAIN

SIGNFIX HOLDINGS LIMITED                                            U.K.
     SIGNFIX LIMITED                                                U.K.
         TESPA GMBH                                                 GERMANY

VIKING PUMP, INC.                                                   DELAWARE
     VIKING PUMP (EUROPE) LTD.                                      IRELAND
     JOHNSON PUMP (UK) LTD.                                         U.K.
     VIKING PUMP OF CANADA, INC.                                    ONTARIO
     VIKING PUMP LATIN AMERICA S.A. DE C.V.                         MEXICO

WARREN RUPP, INC.                                                   DELAWARE
     WARREN RUPP (EUROPE) LTD.                                      U.K.
     BLAGDON PUMP HOLDINGS LTD.                                     U.K.
         BLAGDON PUMP LTD.                                          U.K.
     TREBOR INTERNATIONAL, INC.                                     UTAH

IDEX FOREIGN SALES CORP.                                            BARBADOS

DORMANT CORPORATIONS                           PARENT
--------------------                           ------

SEITHAL LTD (F/K/A HALE PRODUCTS-              GODIVA PRODUCTS, LTD.     U.K.
   EUROPE LTD.)
TERRY HARRISON LTD.                            BLAGDON PUMP              U.K.
                                                 HOLDINGS
LTD.
TESPA FRANCE SARL                              SIGNFIX LIMITED           FRANCE
WARREN RUPP (EUROPE) LTD.                      WARREN RUPP, INC.         IRELAND
IDEX INDIA PRIVATE LTD.                        IDEX                      INDIA

Notes:

   * Ownership is 100% unless indicated in (%) and is exclusive of director qualifying ownership.

  ** This Indian subsidiary is in process of being formed.

 *** This Dutch subsidiary is in process of being formed.

**** This Spanish subsidiary is in process of being formed.

         15.01 Schedule 6.15

                       To IDEX Corporation/Bank of America
                                Credit Agreement


                         ARTICLE XVI INSURANCE MATTERS

                               ARTICLE XVII NONE.

         17.01 Schedule 8.01

                       To IDEX Corporation/Bank of America
                                Credit Agreement


                         ARTICLE XVIII PERMITTED LIENS

         1. Liens relating to a capital lease of Corken, Inc.'s office and manufacturing facility securing obligations in a principal amount not exceeding $2,000,000 under and pursuant to that certain Lease between Corken, Inc. and 3805 General Partnership dated as of August 28, 1990.

         2. LIENS ON CERTAIN ASSETS OF FAST, S.R.L. IN CONNECTION WITH SUBSIDIARY INDEBTEDNESS NOT EXCEEDING $5,000,000 WHICH LIENS HAD INITIALLY BEEN GRANTED AT THE TIME IT BECAME A SUBSIDIARY AND WERE NOT CREATED IN ANTICIPATION THEREOF.

         3. Liens on certain assets of Liquid Controls (India) Pvt. Ltd. and S.A.M.P.I. Srl. in connection with subsidiary and joint venture indebtedness not exceeding $3,000,000 which Liens had initially been granted at the time it became a Subsidiary and were not created in anticipation thereof.

         4. Liens on certain assets of Knight International B.V. in connection with subsidiary indebtedness not exceeding $1,000,000 which Liens had initially been granted at the time it became a Subsidiary and were not created in anticipation thereof.

                                  Schedule 8.04

                       To IDEX Corporation/Bank of America
                                Credit Agreement


                       ARTICLE XIX PERMITTED INVESTMENTS


1. 35% interest in Ginswat Ltd. currently carried on the financial statements at an amount not exceeding $100,000.

2. 50% interest in Liquid Controls Italiana, S.r.l. currently carried on the financial statements at an amount not exceeding $100,000.

3. 30% interest in Hemina, SpA currently carried on the financial statements at an amount not exceeding $100,000.

4. 50% interest in Versa-Matic Asia Sdn Bhd currently carried on the financial statements at an amount not exceeding $100,000.

                                  Schedule 8.05

                       To IDEX Corporation/Bank of America
                                Credit Agreement


                       ARTICLE XX PERMITTED INDEBTEDNESS

         Capital lease obligations of Corken, Inc.'s in connection with the lease of its office and manufacturing facility in a principal amount not exceeding $2,000,000 under and pursuant to that certain Lease between Corken, Inc. and 3805 General Partnership dated as of August 28, 1990.

                                  SCHEDULE 8.07

                       To IDEX Corporation/Bank of America
                                Credit Agreement


                             CONTINGENT OBLIGATIONS


         1. Guaranty of IDEX Corporation in connection with overdraft facility of Johnson Pump (UK) Ltd. in an amount not exceeding $500,000.

         2. Guaranty of IDEX Corporation in connection with credit card usage by Liquid Controls, Inc. in an amount not exceeding $250,000.

                                                                    EXHIBIT 2.02

                             FORM OF PROMISSORY NOTE


$             (Dollar Equivalent)                           Chicago, Illinois
 -------------                                                            , 2001
                                                               -----------

                  FOR VALUE RECEIVED, the undersigned, IDEX Corporation, a Delaware corporation (the "Company"), hereby unconditionally promises to pay to the order of _________________ (the "Bank") at the office of the Agent (as defined in the Credit Agreement referred to below) at 231 South LaSalle Street, Chicago, Illinois 60697, in the Applicable Currency in which such Loan was made, in funds customary for the settlement of international transactions in such Applicable Currency and in immediately available funds, the aggregate unpaid principal amount of all Loans made by the Bank to the Company pursuant to
Section 2.02 of the Credit Agreement (as hereinafter defined). The Company acknowledges that Loans, subject to the terms and conditions of the Credit Agreement, may be made in currencies other than Dollars and agrees to repay or prepay, as the case may be, all such Loans in the Applicable Currency in which such Loan was made in the manner set forth in the Credit Agreement, regardless of whether the Dollar Equivalent thereof at the time of payment is less than, equal to or greater than the Commitment of the Bank or the Dollar Equivalent of such Loan at any other time. Except as expressly provided by the Credit Agreement with respect to currency fluctuations, the Company agree that the Dollar Equivalent of all Loans made by such Bank shall not exceed _____________ ($_________). The Company further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the applicable interest rate per annum determined as provided in, and payable as specified in, Article II of the Credit Agreement.

                  The holder of this Note is authorized to record the date, Type, currency and amount of each Loan made by the Bank pursuant to Section 2.02 of the Credit Agreement, each continuation thereof, the date of each interest rate conversion pursuant to Sections 2.04 of the Credit Agreement and the Dollar Equivalent principal amount subject thereto, the date and amount of each payment or prepayment of principal hereof and, in the case of each Offshore Rate Loan, the length of the Interest Period with respect thereto on the Schedules annexed hereto and made a part hereof (or on any other record customarily maintained by such Bank with respect to this Note) or otherwise on the records of the Bank, and any such recordation shall (in the absence of manifest error) constitute prima facie evidence of the accuracy of the information recorded; provided, however, that the failure to make any such recordation shall not affect the obligations of the Company in respect of such Loan.

                  This Note is one of the Notes referred to in that certain Credit Agreement dated as of June 8, 2001 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") among the Company, Bank of America, N.A., as Agent, and the Banks named therein, and is subject to the provisions thereof and to optional and mandatory prepayment in whole or in part as provided therein. Terms defined in the Credit Agreement are used herein with their defined meanings unless otherwise defined herein.

                  This Note is delivered in substitution and replacement of, but not in payment or as a novation of, certain notes previously executed by the Company to evidence loans under the Existing Credit Agreement, and any and all outstanding amounts due pursuant to such notes, including without limitation, all accrued and unpaid interest, shall be evidenced hereby and paid in accordance with the terms hereof.

                  Upon the occurrence and during the continuance of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note may become, or may be declared to be, immediately due and payable, all as provided therein.

                  All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

                  THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS.


                                       IDEX CORPORATION


                                       By:
                                           ------------------------------------
                                       Title:
                                              ---------------------------------

                                                                   Schedule A to
                                                                 Promissory Note


                               BASE RATE LOANS AND
                          REPAYMENTS OF BASE RATE LOANS


                                                                              Unpaid
                                 Amount                        Amount        Principal
                                Converted                     Converted       Balance
                 Amount of         to          Amount of         to             of
                 Base Rate      Base Rate      Principal    Offshore Rate    Base Rate      Notation
     Date          Loans          Loans         Repaid          Loans          Loans         Made By
-------------  -------------  -------------  -------------  -------------  -------------  -------------

-------------  -------------  -------------  -------------  -------------  -------------  -------------

-------------  -------------  -------------  -------------  -------------  -------------  -------------

-------------  -------------  -------------  -------------  -------------  -------------  -------------

-------------  -------------  -------------  -------------  -------------  -------------  -------------

-------------  -------------  -------------  -------------  -------------  -------------  -------------

-------------  -------------  -------------  -------------  -------------  -------------  -------------

-------------  -------------  -------------  -------------  -------------  -------------  -------------

-------------  -------------  -------------  -------------  -------------  -------------  -------------

-------------  -------------  -------------  -------------  -------------  -------------  -------------

-------------  -------------  -------------  -------------  -------------  -------------  -------------

-------------  -------------  -------------  -------------  -------------  -------------  -------------

-------------  -------------  -------------  -------------  -------------  -------------  -------------

-------------  -------------  -------------  -------------  -------------  -------------  -------------

                                                                   Schedule B to
                                                                 Promissory Note


                           OFFSHORE CURRENCY LOANS AND
                      REPAYMENTS OF OFFSHORE CURRENCY LOANS


                                                   Interest
                                     Amount       Period and                      Amount           Unpaid
                                    Converted    Offshore Rate                   Converted        Principal
                   Amount of           to            with         Amount of         to           Balance of
               Offshore Currency  Offshore Rate     respect       Principal      Base Rate    Offshore Currency    Notation
     Date            Loans            Loans         thereto        Repaid          Loans            Loans           Made By
-------------  -----------------  -------------  -------------  -------------  -------------  -----------------  -------------

-------------  -----------------  -------------  -------------  -------------  -------------  -----------------  -------------

-------------  -----------------  -------------  -------------  -------------  -------------  -----------------  -------------

-------------  -----------------  -------------  -------------  -------------  -------------  -----------------  -------------

-------------  -----------------  -------------  -------------  -------------  -------------  -----------------  -------------

-------------  -----------------  -------------  -------------  -------------  -------------  -----------------  -------------

-------------  -----------------  -------------  -------------  -------------  -------------  -----------------  -------------

-------------  -----------------  -------------  -------------  -------------  -------------  -----------------  -------------

-------------  -----------------  -------------  -------------  -------------  -------------  -----------------  -------------

-------------  -----------------  -------------  -------------  -------------  -------------  -----------------  -------------

-------------  -----------------  -------------  -------------  -------------  -------------  -----------------  -------------

-------------  -----------------  -------------  -------------  -------------  -------------  -----------------  -------------

-------------  -----------------  -------------  -------------  -------------  -------------  -----------------  -------------

-------------  -----------------  -------------  -------------  -------------  -------------  -----------------  -------------

                                                                   Schedule C to
                                                                 Promissory Note


                             OFFSHORE RATE LOANS AND
                        REPAYMENTS OF OFFSHORE RATE LOANS


                                                           Interest
                                                          Period and                                Unpaid
                                                         Offshore Rate                            Principal
                    Amount of                                with              Amount of          Balance of
                  Offshore Rate    Agreed Alternative       respect            Principal        Offshore Rate          Notation
     Date            Loan               Currency            thereto             Repaid              Loans              Made By
--------------  -----------------  ------------------  -----------------  ------------------  ------------------  ------------------

--------------  -----------------  ------------------  -----------------  ------------------  ------------------  ------------------

--------------  -----------------  ------------------  -----------------  ------------------  ------------------  ------------------

--------------  -----------------  ------------------  -----------------  ------------------  ------------------  ------------------

--------------  -----------------  ------------------  -----------------  ------------------  ------------------  ------------------

--------------  -----------------  ------------------  -----------------  ------------------  ------------------  ------------------

--------------  -----------------  ------------------  -----------------  ------------------  ------------------  ------------------

--------------  -----------------  ------------------  -----------------  ------------------  ------------------  ------------------

--------------  -----------------  ------------------  -----------------  ------------------  ------------------  ------------------

--------------  -----------------  ------------------  -----------------  ------------------  ------------------  ------------------

--------------  -----------------  ------------------  -----------------  ------------------  ------------------  ------------------

--------------  -----------------  ------------------  -----------------  ------------------  ------------------  ------------------

--------------  -----------------  ------------------  -----------------  ------------------  ------------------  ------------------

--------------  -----------------  ------------------  -----------------  ------------------  ------------------  ------------------

                                                                 EXHIBIT 2.03(a)

                         FORM OF NOTICE OF BORROWING(1)


                                                             Date:
                                                                   -------------

Bank of America, N.A., as Agent
231 South LaSalle Street
Chicago, Illinois 60697
Attention:
          ----------------
Telecopy:
         -----------------

Dear Sir or Madam:

                  Reference is made to that certain Credit Agreement, dated as of June 8, 2001 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among IDEX Corporation (the "Company"), the several financial institutions from time to time party to the Credit Agreement (collectively, the "Banks"; individually, a "Bank"), and Bank of America, N.A., as agent for the Banks (the "Agent"). Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The undersigned, IDEX Corporation, hereby gives notice pursuant to Section 2.03(a) of the Credit Agreement of its request for the Banks to make a Revolving Loan as follows.

         1.       Amount of the Borrowing
                  (in an aggregate amount            ---------------
                  not less than the
                  Minimum Tranche(2)

         2.       Borrowing Date
                  (a Business Day)                   ---------------

         3.       Type of Loans comprising
                  the Borrowing                      ---------------

         4.       Duration of the
                  Interest Period applicable         ---------------
                  to such Loans(3)

----------

(1) Such irrevocable notice shall be given to the Agent prior to 10:30 a.m., Chicago time, four Business Days prior to the requested Borrowing Date, in the case of Offshore Currency Loans, three Business Days prior to the requested Borrowing Date, in the case of Offshore Rate Loans denominated in Dollars, and on the requested Borrowing Date, in the case of Base Rate Loans.

(2) In the case of a Borrowing comprised of Offshore Currency Loans, specify the Applicable Currency.

                  The undersigned represents and warrants that the Borrowing requested hereby complies with the requirements of Section 2.03(a), and the undersigned confirms that it has satisfied the conditions set forth in Section
5.02 of the Credit Agreement.

                                     IDEX CORPORATION


                                     By:
                                         -------------------------------
                                     Name:
                                           -----------------------------
                                     Title:
                                            ----------------------------

----------

(3) If this Notice of Borrowing fails to specify the duration of the Interest Period for any Borrowing comprised of Offshore Rate Loans, such Interest Period shall be one month.

                                                                    EXHIBIT 2.04

                  FORM OF NOTICE OF CONVERSION/CONTINUATION(4)

                                                            Date:
                                                                  --------------

Bank of America, N.A., as Agent
231 South LaSalle Street
Chicago, Illinois 60697
Attention:
          ---------------------
Telecopy:
          ---------------------

Dear Sir or Madam:

                  Reference is made to that certain Credit Agreement, dated as of June 8, 2001 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among IDEX Corporation (the "Company"), the several financial institutions from time to time party to the Credit Agreement (collectively, the "Banks"; individually, a "Bank"), and Bank of America, N.A., as agent for the Banks (the "Agent"). Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The undersigned, IDEX Corporation, hereby gives notice pursuant to Section 2.04 of the Credit Agreement that it (i) elects, as of any Business Day, in the case of Base Rate Committed Loans, or as of the last day of the applicable Interest Period, in the case of any other Type of Committed Loans denominated in Dollars, to convert any such Loans (or any part thereof in an amount not less than the Minimum Tranche) into Loans in Dollars of any other Type; or (ii) elects, as of the last day of the applicable Interest Period, to continue any Committed Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than the Minimum Tranche),(5) and sets forth below the terms on which such conversion or continuation is requested to be made.

       -------------------------------------------------------------------------
       (A)      Proposed Conversion/ Continuation Date
                                                                ----------
       -------------------------------------------------------------------------

----------

(4) This Notice of Conversion/Continuation must be received by the Agent not later than 10:30 a.m. Chicago time, at least (i) subject to Section 2.03(a) of the Credit Agreement, three Business Days in advance of the Conversion/Continuation Date, if the Committed Loans are to be converted into or continued as Offshore Rate Committed Loans denominated in Dollars;
     (ii) four Business Days in advance of the Conversion/Continuation Date, if the Committed Loans are to be converted into or continued as Offshore Currency Loans; and (iii) on the Conversion/Continuation Date, if the Committed Loans are to be converted into Base Rate Committed Loans.

(5) If at any time the aggregate amount of Offshore Rate Committed Loans denominated in Dollars in respect of any Committed Borrowing is reduced, by payment, prepayment or conversion of part thereof to be less than the Minimum Tranche, such Offshore Rate Committed Loans denominated in Dollars shall automatically convert into Base Rate Loans.

       -------------------------------------------------------------------------
       (B)      Aggregate amount of Committed Loans to be
                converted or continued
                                                                ----------
       -------------------------------------------------------------------------
       (C)      Type of Committed Loans resulting from
                proposed conversion or continuation
                                                                ----------
       -------------------------------------------------------------------------
       (D)      Duration of the requested Interest Period
                applicable to such Committed Loans
                                                                ----------
       -------------------------------------------------------------------------

                                     IDEX CORPORATION


                                     By:
                                         -------------------------------
                                     Name:
                                           -----------------------------
                                     Title:
                                            ----------------------------

                                                              EXHIBIT 2.06(b)(i)

                         FORM OF COMPETITIVE BID REQUEST

                                                           Date:
                                                                 ---------------

To:      Bank of America, N.A., as Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of June 8, 2001 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Credit Agreement"; the terms defined therein being used herein as therein defined), among IDEX Corporation, a Delaware corporation (the "Borrower"), the Banks from time to time party thereto (the "Banks"), and Bank of America, N.A., as agent for the Banks. The Banks are invited to make Bid
Loans:

1.                On ____________________________________ (a Business Day).

2. In an aggregate amount not exceeding $______________ (with any sublimits set forth below).

3.       Comprised of (select one):
         [ ] Bid Loans based on an          [ ] Bid Loans based on LIBO Rate
             Absolute Rate

BID LOAN     INTEREST PERIOD     MAXIMUM PRINCIPAL
   NO.          REQUESTED         AMOUNT REQUESTED
--------     ---------------     -----------------
    1               days/mos      $
             -------               --------------
    2               days/mos      $
             -------               --------------
    3               days/mos      $
             -------               --------------

The Bid Borrowing requested herein complies with the requirements of the proviso to Section 2.06(a) of the Credit Agreement.

The Company authorizes the Agent to deliver this Competitive Bid Request to the Banks. Responses by the Banks must be in substantially the form of Exhibit 2.06(c) to the Credit Agreement and must be received by the Agent by the time specified in Section 2.06 of the Credit Agreement for submitting Competitive Bids.

                                     IDEX CORPORATION

                                     By:
                                         -------------------------------
                                     Name:
                                           -----------------------------
                                     Title:
                                            ----------------------------

                                                             EXHIBIT 2.06(b)(ii)

                     FORM OF INVITATION FOR COMPETITIVE BIDS


                                                            Date:
                                                                  --------------

Via Facsimile

To the Banks and Designated Bidders listed on Annex A attached hereto:


Ladies and Gentlemen:

         Reference is made to that certain Credit Agreement dated as of June 8, 2001 (as amended from time to time, the "Credit Agreement"), among IDEX Corporation (the "Company"), the several financial institutions from time to time party to this Agreement (collectively, the "Banks"; individually, a "Bank"), and Bank of America, N.A., as agent for the Banks (the "Agent"). Capitalized terms used herein have the meanings specified in the Credit Agreement.

         Pursuant to subsection 2.06(b)(ii) of the Credit Agreement, you are hereby invited to submit offers to make Bid Loans to the Company based on the following specifications:

         1.       Date of Bid Loan: _______________, 200_;

         2.       Aggregate amount of Bid Loan: $___________________;

         3.       The Bid Loan shall be [LIBOR Bid Loans] [Absolute Rate Bid
                  Loans]; and

         4.       Interest Period[s]: ____________________, [________________]
                  and [________________].


         All Competitive Bids must be in the form of Exhibit 2.06(c) to the Credit Agreement and must be received by the Agent no later than 8:30 a.m. (Chicago time) on ___________, 200_.


                                    BANK OF AMERICA, N.A., as Agent


                                    By:
                                        -------------------------------
                                    Title:
                                           ----------------------------

                                     Annex A
                             TO EXHIBIT 2.06(b)(ii)


                                  List of Banks


Bank of America, N.A., as a Bank

         Facsimile: (   )     -
                     ---  ---  ----



[Bank]


         Facsimile: (   )    -
                     ---  ---  ----



[Bank]


         Facsimile: (   )    -
                     ---  ---  ----



[Bank]


         Facsimile: (   )    -
                     ---  ---  ----


[BANK]


                  Facsimile: (   )    -
                              ---  ---  ----

                                                                 EXHIBIT 2.06(c)

                             FORM OF COMPETITIVE BID

                                                              Date:
                                                                    ------------

To:      Bank of America, N.A., as Agent

Ladies and Gentlemen:

         Reference is made to that certain Credit Agreement, dated as of June 8, 2001 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Credit Agreement"; the terms defined therein being used herein as therein defined), among IDEX Corporation, a Delaware corporation (the "Borrower"), the lenders from time to time party thereto (the "Banks"), and Bank of America, N.A., as agent for the Banks.


         In response to the Bid Request dated _____________________, ____, the undersigned offers to make the following Bid Loan(s):

         1.       Borrowing date: _____________________ (a Business Day).

         2. In an aggregate amount not exceeding $______________ (with any sublimits set forth below).

         3.       Comprised of:

                                                          ABSOLUTE RATE
                  INTEREST PERIOD                          BID OR LIBOR
BID LOAN NO.         OFFERED            BID MAXIMUM        MARGIN BID*
------------      ---------------       -----------       --------------
     1                   days/mos       $                 (- +)        %
                  -------                ----------             -------
     2                   days/mos       $                 (- +)        %
                  -------                ----------             -------
     3                   days/mos       $                 (- +)        %
                  -------                ----------             -------

----------

*    Expressed in multiples of 1/1000th of a basis point.

Contact Person:                      Telephone:
               -------------------             -------------

                                     [LENDER]


                                     By:
                                         -------------------------------
                                     Name:
                                           -----------------------------
                                     Title:
                                            ----------------------------


********************************************************************************
THIS SECTION IS TO BE COMPLETED BY THE BORROWER IF IT WISHES TO ACCEPT ANY OFFERS CONTAINED IN THIS COMPETITIVE BID:

The offers made above are hereby accepted in the amounts set forth below:

              ----------------------------------------------------
                 BID LOAN NO.         PRINCIPAL AMOUNT ACCEPTED
              ------------------   -------------------------------
                                   $
              ------------------   -------------------------------
                                   $
              ------------------   -------------------------------
                                   $
              ------------------   -------------------------------


IDEX CORPORATION


By:
    ------------------------------
Name:
      ----------------------------
Title:
       ---------------------------
Date:
      ----------------------------

                                                                 EXHIBIT 5.01(d)

                   FORM OF LEGAL OPINION OF COMPANY'S COUNSEL


          , 2001
------- --

Bank of America, N.A., as Agent
231 South LaSalle Street
Chicago, Illinois 60697

Attention:

         Re:      IDEX Corporation


                  1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own and operate its properties and to carry on its business as now conducted. The Company has the corporate power and authority to execute, deliver and perform its obligations under the Credit Agreement, and to carry out the transactions contemplated by each thereof.

                  2. The execution, delivery and performance of the Credit Agreement and the Notes (if any) have been duly authorized by all necessary corporate action on the part of the Company. The Credit Agreement and the Notes (if any) to which the Company is a party constitute the legally valid and binding obligation of the Company, enforceable against the Company in accordance with their terms.

                  3. Neither the execution and delivery of the Credit Agreement or the Notes (if any) by the Company, nor the compliance with and performance of the terms and conditions thereof by the Company on or prior to the date hereof
(A) conflicts with, results in a breach or violation of, or constitutes a default under, any of the terms, conditions or provisions of (x) the Restated Certificate of Incorporation or Bylaws of the Company, (y) any term of any material indenture, loan agreement or other instrument evidencing borrowed money, or any material order, writ, judgment or decree, in each case known to us, to which the Company is a party or by which any of the Company's properties or assets are bound, or (z) any Illinois or United States federal statute, rule or regulation or the General Corporation Law of Delaware, or (B) results in the creation of any security interest upon any of the properties or assets of the Company under any agreement referred to in clause (y) above.

                  4. No governmental consents, approvals, authorizations, registrations, declarations or filings are required by the Company in connection with the due execution, delivery and performance by the Company of the Credit Agreement or the Notes (if any).

         5. To the best of our knowledge, there are no actions, suits or proceedings pending or threatened against the Company (other than actions, suits or proceedings disclosed to the Banks in Schedule 6.05 to the Credit Agreement) with respect to the Credit Agreement, any instrument executed pursuant thereto, or the transactions contemplated thereby.

                                                                 EXHIBIT 7.02(b)

                         FORM OF COMPLIANCE CERTIFICATE

                  The undersigned, being the __________________ of IDEX Corporation (the "Company"), pursuant to Section 7.02(b) of that certain Credit Agreement (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"; capitalized terms used herein but not otherwise defined herein have the meanings ascribed to such terms in the Credit Agreement) dated as of June 8, 2001 by and among the Company, the several financial institutions from time to time party to the Credit Agreement (collectively, the "Banks"; individually, a "Bank"), and Bank of America, N.A., as agent for the Banks (the "Agent"), hereby certifies that:

                  (i) The Company has complied and is in compliance with all the terms, covenants and conditions of the Credit Agreement, except as set forth below or on Schedule I hereto;

                  (ii) There exists no Default or Event of Default under the Credit Agreement, except as set forth below;

         (iii) Except as set forth below, the representations and warranties contained in Article VI of the Credit Agreement and in the other Loan Documents are true and correct in all material respects on the date hereof (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date);

                  (iv) Schedule I attached hereto sets forth financial data and computations evidencing compliance (or non-compliance) with the covenants set forth in Section 8.16 of the Credit Agreement, all of which data and computations are calculated in accordance with the terms and requirements of the Credit Agreement; and

                  (v) The current Debt Ratings of the Company are ______ from S&P and ______ from Moody's.

                  Described below are the exceptions, if any, to paragraphs (i)
- (iii), listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Company has taken, is taking or proposes to take with respect to each such condition or event:

         -------------------------------------------------------

         -------------------------------------------------------

         -------------------------------------------------------

                  The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Compliance Certificate in support hereof, are made and delivered this ______ day of ____________, 200_.


(i)      IDEX Corporation

                                           By:
                                               --------------------------------
                                           Name:
                                                 ------------------------------
                                           Title:
                                                  -----------------------------

                                                                      SCHEDULE I


SECTION 8.16 -- FINANCIAL COVENANTS

SECTION 8.16(a) -- CONSOLIDATED NET WORTH

         1. Minimum Consolidated Net Worth as of the end of the applicable fiscal quarter

                  (a)      $325 million

                  (b)      50% of the Consolidated Net Worth earned in each
                           fiscal quarter ending after December 31, 2000 (no
                           deduction for net losses)                            $
                                                                                 -----------
                  (c)      75% of the aggregate increases in Shareholders'
                           Equity of the Company and its Subsidiaries after the
                           date of the Credit Agreement from the issuance and
                           sale of capital stock of the Company (including from
                           conversion of debt securities)                       $
                                                                                 -----------
                  (d)      Sum of (a), (b) and (c)                              $
                                                                                 -----------
         2.       Actual Consolidated Net Worth as of the end of the applicable
                  fiscal quarter                                                $
                                                                                 -----------

SECTION 8.16(b) -- INTEREST COVERAGE RATIO

         1.       Minimum Interest Coverage Ratio for the applicable fiscal
                  quarter                                                        3.00 to 1.0

         2. Actual Interest Coverage Ratio for the applicable fiscal quarter

                  (a)      EBITDA for the period of the four prior fiscal
                           quarters ending on the last day of the applicable
                           fiscal quarter                                       $
                                                                                 -----------
                  (b)      Consolidated Interest Expense                        $
                                                                                 -----------
                  (c)      Ratio of (a) to (b)                                        to 1.0
                                                                                 ----

SECTION 8.16(c) -- LEVERAGE RATIO

         1.       Maximum Leverage Ratio for the applicable fiscal quarter       3.00 to 1.0

         2.       Actual Leverage Ratio for the applicable fiscal quarter

                  (a)      Consolidated Debt                                    $
                                                                                 -----------
                  (b)      EBITDA for the period of the four fiscal quarters
                           ending on the last day of the applicable fiscal
                           quarter                                              $
                                                                                 -----------
                  (c)      Ratio of (a) to (b)                                        to 1.0
                                                                                 ----

                                                                   EXHIBIT 11.08

                   FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

                This Assignment and Assumption Agreement (this "Assignment") is dated as of the Effective Date set forth below and is entered into by and between _______________ (the "Assignor") and _______________ (the "Assignee").
Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the "Credit Agreement"), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment as if set forth herein in full.

                For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Agent as contemplated below, the interest in and to all of the Assignor's rights and obligations under the Credit Agreement and any other documents or instruments delivered pursuant thereto that represents the amount and percentage interest identified below of all of the Assignor's outstanding rights and obligations under the respective facilities identified below (including, to the extent included in any such facilities, Letters of Credit) (the "Assigned Interest"). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment, without representation or warranty by the Assignor.

1.       Assignor:
                      ------------------------------

2.       Assignee:                                   [and is an Affiliate of the
                      ------------------------------
                      Assignor or another Bank]

3.       Borrower:
                      -------------------------------

4.       Agent:                             , as the agent under the Credit
                      ----------------------
                      Agreement

5.       Credit Agreement:   The Credit Agreement, dated as of June 8, 2001,
                             among IDEX Corporation, the Banks parties thereto, and Bank of America, N.A., as Agent.

6.       Assigned Interest:

------------------------------------------------------------------------------------
                         Aggregate
                         Amount of              Amount of            Percentage
                      Commitment/Loans      Commitment/Loans         Assigned of
Facility Assigned      For all Banks           Assigned(6)        Commitment/Loan(7)
-----------------     ----------------      ----------------      ------------------
Revolving Credit
   Commitment         $                     $                                    %
                       ---------------       ---------------        -------------
                      $                     $                                    %
  ------------         ---------------       ---------------        -------------
                      $                     $                                    %
  ------------         ---------------       ---------------        -------------

Effective Date: __________________, 20__ [TO BE INSERTED BY AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

          The terms set forth in this Assignment are hereby agreed to:

                                               ASSIGNOR
                                               [NAME OF ASSIGNOR]

                                               By:
                                                   --------------------------
                                                   Title:


                                               ASSIGNEE
                                               [NAME OF ASSIGNEE]

                                               By:
                                                   --------------------------
                                                   Title:

Consented to and Accepted:

BANK OF AMERICA, N.A., as Agent

By:
    --------------------------
    Title:

Consented to and Accepted:

IDEX CORPORATION

By:
    --------------------------
    Title:

----------

(6)  Commitments assigned shall be in $5,000,000 minimum.

(7) Set forth to at least 9 decimals, as a percentage of the Commitment/Loans of all Banks thereunder.

                 ANNEX 1 TO ASSIGNMENT AND ASSUMPTION AGREEMENT

  RE: Credit Agreement, dated as of June 8, 2001, among IDEX Corporation, the
           Banks parties thereto, and Bank of America, N.A., as Agent

                  STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT
                            AND ASSUMPTION AGREEMENT

                1.   Representations and Warranties.

                1.1. Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and
(iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with any Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document delivered pursuant thereto, other than this Assignment (herein collectively the "Credit Documents"), (iii) the financial condition of the Company, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document or (iv) the performance or observance by the Company, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Credit Document.

                1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and to become a Bank under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement and, to the extent of the Assigned Interest, shall have the obligations of a Bank thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 7.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and to purchase the Assigned Interest on the basis of which it has made such analysis and decision, and (v) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Agent, the Assignor or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Bank.

                1.3 Assignee's Address for Notices, etc. Attached hereto as
Schedule 1 is all contact information, address, account and other administrative information relating to the Assignee.

                2. Payments. From and after the Effective Date, the Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to or on or after the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

                3. General Provisions. This Assignment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment. This Assignment shall be governed by, and construed in accordance with, the law of the State of Illinois.

                SCHEDULE 1 TO ASSIGNMENT AND ASSUMPTION AGREEMENT
                             ADMINISTRATIVE DETAILS
   (Assignee to list names of credit contacts, addresses, phone and facsimile numbers, electronic mail addresses and account and payment information)

                                                                   EXHIBIT 11.09

                          FORM OF DESIGNATION AGREEMENT

                           Dated ______________, 200_


                  Reference is made to that certain Credit Agreement dated as of June 8, 2001 (the "Credit Agreement") among IDEX Corporation, a Delaware corporation (the Company"), the several financial institutions from time to time party to the Credit Agreement (collectively, the "Banks"; individually, a "Bank"), and Bank of America, N.A., as agent for the Banks (the "Agent"). Terms defined in the Credit Agreement are used herein with the same meaning.

                  ________________ (the "Designator") and ______________ the
("Designee") agree as follows:

                  1. The Designator hereby designates the Designee, and the Designee hereby accepts such designation, to have a right to make Bid Loans pursuant to Section 2.06 of the Credit Agreement.

                  2. The Designator makes no representation or warranty and assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto or (ii) the financial condition of the Company or the performance or observance by the Borrower of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto.

                  3. The Designee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 6.11 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Designation Agreement; (ii) agrees that it will, independently and without reliance upon the Agent, the Designator or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an entity qualified to be a Designated Bidder; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Designated Bidder; and (vi) specifies as its Lending Office with respect to Bid Loans (and address for notices) the offices set forth beneath its name on the signature page hereof.

                  4. Following the execution of this Designation Agreement by the Designator and its Designee, it will be delivered to the Agent for acceptance by the Agent. The effective date of this Designation Agreement shall be the date of acceptance thereof by the Agent (the "Effective Date").

                  5. Upon such acceptance and recording by the Agent, as of the Effective Date, the Designee shall be a party to the Credit Agreement as a "Designated Bidder" with a right to make Bid Loans pursuant to Section 2.06 of the Credit Agreement and the rights and obligations of a Designated Bidder related thereto.

                  6. This Designation Agreement shall be governed by, and construed in accordance with, the laws of the State of Illinois.

                  IN WITNESS WHEREOF, the parties hereto have caused this Designation Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                        [NAME OF DESIGNATOR]

                                        By:
                                            -----------------------------------
                                              Title:



                                        [NAME OF DESIGNEE]

                                        By:
                                            -----------------------------------
                                              Title:

Lending Office (and
address for notices):
[Address]

Accepted [as of] the ___ day
of ____________, 200_

BANK OF AMERICA, N.A.

By:
    ------------------------
Title:
       ---------------------


                                     - 2 -